NationalMI

2024 NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS AND PROXY STATEMENT

NMI HOLDINGS, INC.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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NMI Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
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March 28, 2024
Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of NMI Holdings, Inc. (NMI or the Company). The meeting will be held as a virtual meeting on Thursday, May 9, 2024 at 8:30 a.m. Pacific Time. We will provide a live audio webcast of the annual meeting at www.virtualshareholdermeeting.com/NMIH2024.
At this year's meeting, we will vote on the election of directors and the ratification of the selection of BDO USA, P.C. as NMI's independent auditors. We will also conduct a vote to approve the amendment and restatement of our current amended and restated certificate of incorporation to provide exculpation for certain officers, and a nonbinding advisory vote to approve the compensation of NMI's named executive officers. Finally, we will transact such other business as may properly come before the meeting, and stockholders will have an opportunity to ask questions. Prior to and during the meeting you may vote on the proposals described in this proxy statement.
Your vote is important. Whether or not you plan to participate in the meeting, we encourage you to vote as soon as possible over the Internet or, if you requested printed copies of the proxy materials to be mailed to you, by telephone or by mailing a completed proxy card or voting instruction form. Your vote by proxy will ensure your representation at the annual meeting regardless of whether you participate in the meeting. You may also vote online during the meeting until voting is closed. Details regarding the annual meeting and the business to be conducted are described in the accompanying Notice of 2024 Annual Meeting of Stockholders and Proxy Statement.
Thank you for your trust and ongoing support in NMI.

Sincerely,

Bradley M. Shuster Executive Chairman and Chairman of the Board March 28, 2024

Notice of 2024 Annual Meeting of Stockholders

To the Stockholders of NMI Holdings, Inc.:
The 2024 Annual Meeting of Stockholders (Annual Meeting) of NMI Holdings, Inc. (NMI or the Company) will be held as a virtual meeting.
MEETING INFORMATION

DATE Thursday, May 9, 2024	PROPOSALS
	1	Election of nine directors;
TIME: 8:30 a.m. Pacific Time.	2	Advisory approval of our executive compensation;
LOCATION: www.virtualshareholdermeeting.com/NMIH2024	3	Ratification of the appointment of BDO USA, P.C. as NMI's independent auditor; and
RECORD DATE: March 12, 2024	4	Amendment and restatement of NMI's current amended and restated certificate of incorporation to provide exculpation for certain officers.
The foregoing items are more fully described in this proxy statement accompanying this Notice. We also will transact any other business that may properly come before the Annual Meeting. At this time, we are not aware of any such additional matters.
Only stockholders of record at the close of business on March 12, 2024, and their proxies, are entitled to notice and to vote at the Annual Meeting as well as any and all adjournments, continuations or postponements thereof. Each stockholder of record and their proxies will be entitled to one vote for each share held on the record date.
This Notice, the Notice of Internet Availability of Proxy Materials, the Proxy Statement and the 2023 Annual Report are first being sent or made available to our stockholders of record on or about March 28, 2024. The Notice of Internet Availability of Proxy Materials also contains instructions on how you can receive a paper copy of our proxy materials free of charge.

By Order of the Board of Directors
Bradley M. Shuster
Executive Chairman and Chairman of the Board
March 28, 2024

Whether or not you expect to participate in the virtual annual meeting, please vote as promptly as possible in order to ensure your representation at the annual meeting.

NMI Holdings, Inc. (NMIH)	1	2024 Proxy Statement

Proxy Statement Summary

This "proxy statement summary" highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, so please read the entire proxy statement carefully before voting.
MATTERS TO BE VOTED UPON

PROPOSAL		VOTES REQUIRED FOR APPROVAL	EFFECT OF ABSTENTION[1]	SHARES/EFFECT OF BROKER NON-VOTES[2]	SIGNED BUT UNMARKED PROXY CARDS	BOARD RECOMMENDATION	PAGE REFERENCE

1	Election of directors	Plurality of Votes Cast	No effect	Not voted/No effect	Voted "For" each nominee	FOR each nominee	10
2	Advisory, non-binding vote to approve executive compensation	Majority of shares present or represented by proxy and entitled to vote	Same effect as a vote "Against"	Not voted/No effect	Voted "For"	FOR	60
3	Ratification of the appointment of BDO USA, P.C. as NMI's independent registered public accounting firm	Majority of shares present or represented by proxy and entitled to vote	Same effect as a vote "Against"	Discretionary Vote[3]	Voted "For"	FOR	61
4	Approval of an amendment and restatement of NMI's current amended and restated certificate of incorporation to provide exculpation for certain officers	Majority of shares outstanding as of the record date	Same effect as a vote "Against"	Same effect as a vote "Against"	Voted "For"	FOR	62
1.Abstentions and broker non-votes are included for purposes of determining whether a quorum is present; however, abstentions are considered "entitled to vote" whereas broker non-votes are not.
2.If you complete and return your proxy card properly, but do not provide instructions on your proxy card as to how to vote your shares, your shares will be voted in accordance with the judgement of the individuals named as proxies on the proxy card as to any other matter properly brought before the Annual Meeting.
3.The bank, broker or other holder of record is permitted to vote in its discretion with respect to Proposal 3 despite not having received instructions from the beneficial owner.
A quorum is necessary for us to conduct the business of our Annual Meeting. A quorum means that holders of at least a majority of the shares entitled to vote must be present at the meeting, either in person or represented by proxy. Your shares are counted as present at the Annual Meeting if (i) you attend our Annual Meeting, or (ii) if you properly complete and return a proxy card or follow the voting instructions provided by your bank, broker or other holder of record, as applicable.
The table above summarizes the required vote for each proposal at the Annual Meeting. The table also shows the effect on the outcome of the vote in the following cases: (i) abstentions; (ii) uninstructed shares held by brokers (which result in broker non-votes when a beneficial owner of shares held in “street name” does not provide voting instructions and, as a result, the bank, broker or other holder of record is prohibited from voting those shares on certain proposals); and (iii) signed but unmarked proxy cards.

NMI Holdings, Inc. (NMIH)	2	2024 Proxy Statement

VIRTUAL ANNUAL MEETING DETAIL

DATE AND TIME: Thursday, May 9, 2024 8:30 a.m. Pacific Time.	LOCATION: www.virtualshareholdermeeting.com/NMIH2024	RECORD DATE: March 12, 2024

HOW TO VOTE IN ADVANCE OF THE ANNUAL MEETING
If you are a stockholder of record, you may cast your vote in advance of the meeting in any of the following ways:

ONLINE: Visit www.proxyvote.com and follow the voting instructions on the website.	PHONE: Call 1-800-690-6903 and follow the voting instructions provided in the recorded message.	MAIL Return your completed and signed proxy card if you request a printed set of the proxy materials.
If you were a stockholder on the record date, you may vote your shares by visiting the online voting website at www.proxyvote.com and following the voting instructions there. You may also vote your shares by calling 1-800-690-6903 and following the voting instructions read to you by the automated operator. Upon visiting the meeting website or calling the call-in telephone line, you will be prompted to enter your 16-digit Control Number provided to you on your Notice of Internet Availability of Proxy Materials (Availability Notice) or on your proxy card if you requested to receive materials by mail. Your unique Control Number allows us to identify you as a stockholder and will enable you to securely cast votes. Internet and telephone voting facilities for stockholders of record will be available 24 hours a day beginning at 12:01 a.m. Eastern Time on March 28, 2024. Internet and telephone voting will close promptly at 11:59 p.m. Eastern Time, on Wednesday, May 8, 2024. After this, you will only be able to vote by attending the Annual Meeting via live audio webcast, as described in "How to Participate and Vote in the Annual Meeting" below. After voting is closed during the Annual Meeting, you will no longer have the ability to vote your shares.
You will not receive a printed copy of the proxy materials in the mail unless you request a copy. All stockholders of record will have the ability to access the proxy materials on a website referred to in the Availability Notice and may request a printed set of the proxy materials free of charge by mail or electronically from such website. If you would like to receive a printed or electronic copy of our proxy materials, you should follow the instructions for requesting such materials included in the Availability Notice. If you received your proxy materials by mail or if you request paper copies of the proxy materials, you can vote by mail by marking, dating, signing and returning the proxy card in the postage-paid envelope. Further instructions on how to vote by mail are included on the proxy card.
HOW TO PARTICIPATE AND VOTE IN THE ANNUAL MEETING
If you were a stockholder on the record date or hold a valid proxy for the Annual Meeting, in addition to being able to cast your vote in advance of the Annual Meeting (as described above in "How to Vote in Advance of the Annual Meeting"), you may also attend the Annual Meeting via live audio webcast and vote your shares in person.
As permitted by Delaware law and our Fourth Amended and Restated Bylaws (the Bylaws), our Annual Meeting will be held solely as a virtual meeting live via the internet, and not at any physical location. You will be able to attend the Annual Meeting via live audio webcast by visiting the Company's virtual meeting website at www.virtualshareholdermeeting.com/NMIH2024 on Thursday, May 9, 2024, at 8:30 a.m. Pacific Time, with online check-in beginning approximately 15 minutes before then. Upon visiting the meeting website, you will be prompted to enter your 16-digit Control Number provided to you on your Availability Notice or on your proxy card if you receive proxy materials by mail. Your unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website. If your shares are held in street name and your voting instruction form or Availability Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Availability Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.
Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our Annual Meeting rules of conduct, which stockholders can view during the meeting at www.virtualshareholdermeeting.com/NMIH2024.

NMI Holdings, Inc. (NMIH)	3	2024 Proxy Statement

DIRECTOR NOMINEES
Please see below an overview of our director nominees. You can also find more information about each of our nine director nominees and their experiences on page 13.

NAME & EXPERIENCE	AGE	DIRECTOR SINCE	INDEPENDENT	AC	GNC	RC	CC	OTHER PUBLIC COMPANY BOARDS
Bradley M. Shuster Executive Chairman and Chairman of the Board, NMI Holdings, Inc.	69	2012	No					2
Adam S. Pollitzer President and Chief Executive Officer, NMI Holdings, Inc.	45	2022	No					—
Steven L. Scheid t Former Partner, Strategic Execution Group Former Chairman and Chief Executive Officer, Janus Capital Group Inc.	70	2012	Yes		●		●	—
Michael Embler Former Chief Investment Officer, Franklin Mutual Advisers LLC	59	2012	Yes	■			●	2
John C. Erickson Former Chief Risk Officer and Chief Corporate Banking Officer, Union Bank, N.A.	63	2023	Yes	●		●		1
Priya Huskins Partner, Senior Vice President and Board Member, Woodruff Sawyer	52	2021	Yes		●		●	1
Lynn S. McCreary Chief Legal Officer, Sportradar Group AG	64	2019	Yes		■	●		__
Michael Montgomery Former Chief Compliance Officer, Glendon Capital Management Former Chief Executive Officer, Barclays Group US, Inc.	68	2012	Yes	●		●		—
Regina Muehlhauser Former President, Bank of America, San Francisco	75	2017	Yes	●		■		—
■ = Chair ● = Member t = Lead Independent Director
AC = Audit Committee; GNC = Governance and Nominating Committee; RC = Risk Committee; CC = Compensation Committee

James G. Jones has served on our Board since 2012. He is the Chair of the Board's Compensation Committee, and also a member of the Board's Governance and Nominating Committee and Risk Committee. On May 9, 2024 (when Mr. Jones' current one-year term of service expires), Mr. Jones will retire from the Board. Mr. Jones’ decision does not involve a disagreement on any matter relating the Company’s operations, policies or practices.

NMI Holdings, Inc. (NMIH)	4	2024 Proxy Statement

PERFORMANCE HIGHLIGHTS AND STRATEGY
We founded the Company in 2012 with a goal to provide a differentiated commitment and standard of service, and a clear vision as to how we should engage in the market to drive value for borrowers, our lender customers, our employees, our stockholders and other important stakeholders. Since our founding, we have focused on building the Company in a sustainable, risk-responsible manner, positioning our business to perform across all market cycles. This approach has served us well and we closed 2023 in a position of strength.
In 2023, the Company delivered strong operating performance, significant growth in our insured portfolio and standout financial results. We closed the year with $40.5 billion of total NIW volume and a record $197 billion of high-quality, high-performing primary insurance in-force (IIF). We delivered broad success in customer development, continued to innovate in the reinsurance market, and once again achieved industry-leading credit performance. We generated a record $322 million of GAAP net income in 2023, up 10% compared to 2022, and delivered an 18.2% return-on-equity. Our shares also traded up 42% during the year on the broad strength of our results.

We believe our broad success stems from our commitment to our core founding principles – supporting our lender customers and their borrowers in a sustainable and risk-responsible way, and in doing so helping to support access and affordability of housing for all communities. We have established a differentiated risk management approach that includes Rate GPS®, our proprietary pricing platform, which allows us to dynamically evaluate, select and price the risk that goes into our portfolio, individual risk underwriting, and comprehensive reinsurance. We believe our success to date and customer and credit risk strategies will allow us to continue to achieve our goals of growing our customer base and delivering strong returns to our stockholders in a manner that is balanced, profitable, and broadly sustainable.

CORPORATE GOVERNANCE
Our Board of Directors (Board) oversees the development and execution of our strategy. We are committed to corporate governance practices that promote long-term value and strengthen Board and management accountability to our stockholders. Our Board has implemented a number of measures to enrich Board composition, enhance independent oversight and increase Board effectiveness. These measures align our corporate governance structure with achieving our strategic objectives, and enable our Board to effectively communicate and oversee our culture of compliance, risk management, customer and stakeholder satisfaction, and robust, sustainable growth.
Our Board believes that strong, independent board leadership is a critical aspect of effective corporate governance, and established the position of Lead Independent Director. The Lead Independent Director is an independent director (Lead Independent Director) selected by the other independent directors. Mr. Scheid has served as the Lead Independent Director since the position was established in May 2012.
Our Board also believes that communication with stockholders and openness to investor feedback are crucial to the long-term success of the Company. We have an active investor relations program and our management regularly meets with investors, prospective investors and investment analysts to discuss our business and strategy. See "Item 1 — Election of Directors — Corporate Governance and Board Matters — Stockholder Engagement" on page 29.
Stockholders may communicate with the members of the Board, the Lead Independent Director or the non-management members of the Board as a group, by sending a written communication to the following:
NMI Holdings, Inc., Attention: Corporate Secretary, 2100 Powell Street, 12th Floor, Emeryville, CA 94608.

GOVERNANCE HIGHLIGHTS
Important components of our overall governance profile include:
•Unclassified Board and annual election of directors
•80% (8 out of 10) of current directors1 are independent
•Separation of Executive Chairman and Chief Executive Officer roles
•Robust Lead Independent Director duties
•Independent Chairs and all members of the Audit, Governance and Nominating, Risk and Compensation Committees
•Demonstrated commitment to Board refreshment

NMI Holdings, Inc. (NMIH)	5	2024 Proxy Statement

•Demonstrated commitment to committee chair change
•30% (3 out of 10) of current directors1 are women
•50% (2 out of 4) of committee chair positions are held by women
•40% (4 out of 10) of current directors1 are from diverse demographic backgrounds
•Annual Board and Committee evaluations
•Regular executive sessions of independent directors
•Comprehensive risk oversight by Board and its Committees
•Board continuing education policies and related activities
•Mandatory stock ownership requirements for directors and executive officers
•Stockholder outreach/engagement
See page 20 for additional information regarding our governance profile.
1.Mr. Jones, who will retire as of the 2024 Annual Meeting in May 2024, is included in the list of board members.

COMPENSATION PRACTICES
We design our executive compensation program to drive the creation of long-term stockholder value. Through our compensation program, we seek to attract, retain and motivate talented and qualified executives from a diverse candidate pool, while maximizing stockholder value creation over the long-term by targeting compensation levels that are competitive when measured against other companies within our industry and geographic location. The Compensation Committee and management believe our executive compensation program must be flexible to adjust the mix across annual salaries, incentive and equity awards that measure corporate performance to reward the advancement of our corporate goals and execution against performance objectives that align with our strategic plans, which in turn contributes to the successful development and long-term growth of the Company. We focus on performance-based compensation, as emphasized through annual cash-based awards and grants of service-based (RSUs) and performance-based restricted stock units (PRSUs) that appropriately motivate executives and reward them for delivering results over the short and long-term when measured against Compensation Committee-approved objectives. See "Compensation of Named Executive Officers — Compensation Discussion and Analysis — Elements of Executive Compensation Program".

■	Base Salary
■	Short-Term Incentive
■	RSUs
■	PRSUs

NMI Holdings, Inc. (NMIH)	6	2024 Proxy Statement

Proxy Statement

This proxy statement is delivered in connection with the solicitation of proxies by the Board for use at our 2024 Annual Meeting to be held as a virtual meeting on Thursday, May 9, 2024, at 8:30 a.m. Pacific Time, and any postponement or adjournment of the meeting. You will be able to attend the Annual Meeting via live audio webcast and vote and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/NMIH2024 when you enter your 16-digit Control Number provided to you on your Availability Notice or on your proxy card if you receive materials by mail. We encourage you to vote prior to the meeting on the proposals described below in this proxy statement. In this proxy statement we refer to NMI Holdings, Inc. as NMI, the Company, we, our, or us.

This proxy statement and form of proxy card are first being sent to stockholders on March 28, 2024 in order to furnish information relating to the business to be transacted at the meeting. A copy of the Notice of 2024 Annual Meeting of Stockholders (Notice of Meeting) accompanies this proxy statement. These materials are also available on the internet at www.proxyvote.com.
ABOUT THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will act on the matters listed in our Notice of Meeting, including the election of the nine directors named in this proxy statement, an advisory vote on our executive compensation, the ratification of the appointment of BDO USA, P.C. (BDO) as our independent registered public accounting firm for the year ending December 31, 2024, and approval of the amendment and restatement of our current amended and restated certificate of incorporation to provide exculpation of certain officers,
Who is entitled to notice of and to vote at the Annual Meeting?
Only stockholders of record at the close of business on March 12, 2024, the record date for the Annual Meeting, are entitled to receive notice and to vote. For each share of Class A common stock that you held on that date, you are entitled to one vote on each matter considered at the meeting. On the record date, 80,581,172 shares of Class A common stock were outstanding and entitled to vote.
Why did I receive a notice regarding internet availability of proxy materials instead of a paper copy of printed materials?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (SEC), we are permitted to furnish proxy materials, including this proxy statement, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Beginning on or about March 28, 2024, we will send to our stockholders of record the Availability Notice containing instructions on how to access this proxy statement and our Annual Report via the internet and how to vote online. As a result, you will not receive a printed copy of the proxy materials in the mail unless you request a copy.
All stockholders of record will have the ability to access the proxy materials on a website referred to in the Availability Notice and may request a printed set of the proxy materials free of charge by mail or electronically from such website. If you would like to receive a printed or electronic copy of our proxy materials, you should follow the instructions for requesting such materials included in the Availability Notice. By participating in the e-proxy process, we save printing and mailing expenses and reduce the environmental impact of our Annual Meeting.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
SEC rules allow us to deliver a single copy of an annual report and proxy statement to any household not participating in electronic proxy material delivery at which two or more stockholders reside, if we believe the stockholders are members of the same family (a practice called “householding”). We believe that householding benefits both you and the Company by eliminating duplicate mailings to stockholders living at the same address and by reducing our printing and mailing costs. Each stockholder will continue to receive a separate proxy card or voting instruction card.
Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by going to www.proxyvote.com, by e-mailing sendmaterial@proxyvote.com, or by written communication to NMI Holdings, Inc., Attention: Corporate Secretary, 2100 Powell Street, 12th Floor, Emeryville, CA 94608. Alternatively, if your household received multiple sets of proxy materials last year, and members of your household who are entitled to receive proxy materials would all prefer to receive only a single set of proxy materials, you may submit such a request as specified in the preceding sentences in this paragraph.

NMI Holdings, Inc. (NMIH)	7	2024 Proxy Statement

If a broker, bank or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer stockholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or other nominee directly to discontinue duplicate mailings to your household.
How do I vote my shares?
If you were a registered stockholder on the record date (that is, you hold an NMI stock certificate or hold your NMI shares in an account with our transfer agent, American Stock Transfer & Trust Company, LLC), you may vote your shares of Class A common stock in advance of the Annual Meeting by visiting the Company's online voting website at www.proxyvote.com or by calling 1-800-690-6903. For additional information, please see "How to Vote In Advance of the Annual Meeting" on page 3.
If you were a stockholder on the record date or hold a valid proxy for the Annual Meeting, in addition to being able to cast your vote in advance of the Annual Meeting, you may also attend the Annual Meeting via live audio webcast and vote your shares in person. For additional information, please see "How to Participate and Vote In the Annual Meeting" on page 3.
If you hold your shares in more than one account, you will receive separate voting credentials for each such account. Please be sure to vote separately for each account in order to cast all votes that you are entitled to cast at the Annual Meeting.
If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders of record owning shares through certain banks and brokers.
How are votes counted?
A quorum is necessary for us to conduct the business of the Annual Meeting. This means that holders of at least a majority of the shares of Class A common stock entitled to vote must be present at the meeting. Your shares are counted as present at the Annual Meeting if they are voted. Shares that "ABSTAIN" and broker non-votes (shares held by a broker or nominee that has not received voting instructions from its client and does not have discretionary authority to vote) on any matter will be counted to determine the presence of a quorum, but will not be counted as votes for or against any matter.
Under our Bylaws, directors are elected by a plurality of the votes cast. Accordingly, the nine director nominees that receive the greatest number of votes at the Annual Meeting will be elected. In an uncontested election of directors, a director will be elected if he or she receives at least one vote.
Under our Bylaws, the approval of the amendment and restatement of our current amended and restated certificate of incorporation to provide exculpation of certain officers requires the affirmative vote of a majority of the shares outstanding as of the record date. An abstention or broker non-vote will count as a vote against the approval of the amendment and restatement of our current amended and restated certificate of incorporation.
Under our Bylaws, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the Annual Meeting is required for the advisory approval of our executive compensation and the ratification of the appointment of BDO USA, P.C. as our independent auditors.
How may I access the stockholder list?
Under our Bylaws, stockholders are permitted to access a list showing the name, registered address and number of registered shares for each registered stockholder of the Company entitled to vote at the Annual Meeting. The list is open to the examination of any stockholder at our executive offices, for any purpose germane to the Annual Meeting, during ordinary business hours for 10 days prior to the Annual Meeting. During the Annual Meeting, you may access the list by visiting www.virtualshareholdermeeting.com/NMIH2024 when you enter your 16-digit Control Number provided to you on your Availability Notice or on your proxy card if you receive materials by mail.
May I change my vote?
You may revoke your proxy and change your vote at any time before the proxy is exercised at the Annual Meeting. You may change your vote by submitting another proxy on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the Annual Meeting and voting during the meeting. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked by providing a written notice of revocation to the Company's Corporate Secretary at our executive offices (NMI Holdings, Inc., Attention: Corporate Secretary, 2100 Powell Street, 12th Floor, Emeryville, CA 94608).

NMI Holdings, Inc. (NMIH)	8	2024 Proxy Statement

What if I experience technical difficulties during the check-in process or during the meeting?
If you experience technical difficulties during the check-in process or during the meeting, the information for live technical support can be found at the meeting website at www.virtualshareholdermeeting.com/NMIH2024.
How does the Board recommend that I vote?
The Board unanimously recommends that you vote:
"FOR" each of the nominees for director (Item 1);
"FOR" the advisory approval of our executive compensation (Item 2);
"FOR" the ratification of the appointment of BDO USA, P.C. as NMI's independent auditors (Item 3); and
"FOR" the amendment and restatement of NMI's current amended and restated certificate of incorporation to provide exculpation for certain officers (Item 4).
How do I find out the voting results?
Preliminary voting results will be announced at the Annual Meeting, and final voting results will be filed with the SEC within 4 business days following the Annual Meeting.
Will any other items be acted upon at the Annual Meeting?
As of the date of this proxy statement, the Board does not know of any other business to be presented at the Annual Meeting. If other business is properly brought before the Annual Meeting, your proxy will be voted in the discretion of the proxies with respect to such other business unless you earlier revoke your proxy.
What is the deadline for submission of stockholder proposals and Director nominees for the next Annual Meeting?
Stockholder proposals submitted pursuant to SEC Rule 14a-8 for inclusion in our 2025 proxy statement (other than nominations for candidates for election as directors) and to be acted upon at our 2025 annual meeting of stockholders must be received by us, attention: Corporate Secretary, at our executive offices on or prior to November 28, 2024. If, however, the 2025 annual meeting is more than 30 days before or after the anniversary date of the 2024 Annual Meeting, then the deadline for stockholder proposals submitted pursuant to SEC Rule 14a-8 for inclusion in our 2025 proxy statement and to be acted upon at our 2025 annual meeting will be a date that we determine to be a reasonable time before we begin to print and send our proxy materials. In this event, we will disclose this deadline in a public filing with the SEC.
Under our Bylaws, a stockholder who wishes to submit a proposal for consideration at the 2024 annual meeting not pursuant to SEC Rule 14a-8, including nominations of candidates for election as directors, must give timely written notice of the proposal to the Corporate Secretary at our executive offices in accordance with the procedures set forth in our Bylaws, which are available on our website at https://ir.nationalmi.com/corporate-governance/board-documents. Such notice must be delivered to the Corporate Secretary no earlier than the close of business on January 12, 2024 and no later than the close of business on February 11, 2024. If, however, the date of the 2024 annual meeting is more than 30 days before or more than 60 days after the anniversary date of the 2023 Annual Meeting, notice must be delivered by the stockholder between the close of business on the 120th day before and the close of business on the 90th day before the date of the 2024 annual meeting or, if the first public announcement of the date of the 2024 annual meeting is less than 100 days before the date of such meeting, then the notice by the stockholder must be delivered by the 10th day after such public announcement. The notice must comply with the disclosure requirements set forth in our Bylaws.
Who bears the cost of this solicitation?
The Company bears the costs of preparing, assembling and delivering these proxy-soliciting materials and all costs of solicitation of proxies from our stockholders.
How do I access the Company's proxy materials and Annual Report?
The proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2023 are available on our website at ir.nationalmi.com/financials.cfm and can also be viewed at sec.gov.
In addition, we will provide, without charge, our proxy statement or Annual Report on Form 10-K for the year ended December 31, 2023 (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any stockholder of record or beneficial owner of our common stock. Requests can be made by writing to NMI Holdings, Inc., Attention: Corporate Secretary, 2100 Powell Street, 12th Floor, Emeryville, CA 94608.
Whom should I contact with additional questions?
If you have any questions about the proxy voting process, please contact the bank, broker or other nominee through which you hold your shares. Additionally, if you have any questions unrelated to voting your shares, please contact our head of Investor Relations (John Swenson at (510) 788-8417 or by email at john.swenson@nationalmi.com).

NMI Holdings, Inc. (NMIH)	9	2024 Proxy Statement

Item 1 Election of Directors

Our Bylaws provide that our Board size will be determined by resolution of the Board, which currently consists of ten members. Upon election at our annual stockholder's meeting, each of our directors serves a one-year term until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. James G. Jones has served on our Board since 2012. He is the Chair of the Board's Compensation Committee, and also a member of the Board's Governance and Nominating Committee and Risk Committee. On May 9, 2024, when Mr. Jones' current one-year term of service expires, Mr. Jones will retire from the Board, after which the Board will consist of nine members.
The Board, upon the recommendation of the Governance and Nominating Committee, has nominated Bradley M. Shuster, Adam S. Pollitzer, Steven L. Scheid, Michael Embler, John C. Erickson, Priya Huskins, Lynn S. McCreary, Michael Montgomery, and Regina Muehlhauser for election to the Board to serve for one year, until our 2025 Annual Meeting of Stockholders.
DIRECTOR CRITERIA, QUALIFICATIONS, EXPERIENCE AND TENURE
The Governance and Nominating Committee is responsible for recommending to the Board a slate of nominees for election as directors at the Company's annual meeting of stockholders and may obtain recommendations from director search firms engaged for the purpose of recruiting new directors. When using such search firms, we generally pay them a retainer to identify and screen candidates meeting specifications established by the Governance and Nominating Committee. The Board believes that the members of the Board, as a whole, should possess a diverse combination of skills, professional experience and backgrounds necessary to oversee our business. Accordingly, the Board and the Governance and Nominating Committee consider the qualifications of director candidates individually and in the broader context of the Board's overall composition and the Company's current and future needs. The Governance and Nominating Committee seeks a variety of occupational and personal backgrounds on the Board to obtain a range of viewpoints and perspectives and to enable the Board to have access to a diverse body of talent and expertise relevant to the Company's activities. Of the director nominees for our 2024 Annual Meeting, one-third are women and four of nine are from diverse demographic backgrounds.
The Board and the Governance and Nominating Committee consider a variety of factors when reviewing the qualifications of each director nominee, which are set forth in our Corporate Governance Guidelines, posted on our website at https://ir.nationalmi.com/corporate-governance/board-documents. The Company believes that each director nominee should generally:

possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility;
have financial services or other relevant industry experience gained through senior management or board of director service;
have prior board experience, either as a director of a public company, or as an executive officer of a public company and a director of a privately held company;
maintain a genuine interest in the Company and recognize that as a member of the Board he or she is accountable to the stockholders of the Company and not to any particular interest group;
be compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with the Company as a director;
possess independent opinions and be willing to express them in a constructive manner;
have the ability and be willing to spend the time required to function effectively as a director;
not serve on more than three other boards of directors of public companies; and
meet the independence requirements under NASDAQ listing requirements and the SEC (other than any management directors).

NMI Holdings, Inc. (NMIH)	10	2024 Proxy Statement

OUR DIRECTOR NOMINEES 1
Our Governance and Nominating Committee believes it is critical to nominate a Board that is diverse in tenure, age, gender, skills, experiences, demographic, and backgrounds. We believe a diverse board enables the Board to effectively oversee our business while driving long-term value through various economic and operating environments.
Our Board tenure of the nominees for election reflects an appropriate balance between engaging new talent and maintaining institutional knowledge of our business and the private MI market. Our Corporate Governance Guidelines provide that a majority of our directors must be independent. Seven out of our nine director nominees qualify as independent directors within the meanings of the standards established by NASDAQ and the SEC.

1.Mr. Jones, who will retire as of the 2024 Annual Meeting in May 2024, is not included in the list of board nominees.

NAME	AGE	DIRECTOR SINCE	CURRENT POSITION	INDEPENDENT
Bradley M. Shuster	69	2012	Executive Chairman and Chairman of the Board	No
Adam S. Pollitzer	45	2022	President and Chief Executive Officer	No
Steven L. Scheid	70	2012	Lead Independent Director	Yes
Michael Embler	59	2012	Director	Yes
John C. Erickson	63	2023	Director	Yes
Priya Huskins	52	2021	Director	Yes
Lynn S. McCreary	64	2019	Director	Yes
Michael Montgomery	68	2012	Director	Yes
Regina Muehlhauser	75	2017	Director	Yes

Median Tenure: 6 Years	Median Age: 57 Years	33% Female	78% Independent

NMI Holdings, Inc. (NMIH)	11	2024 Proxy Statement

BOARD DIVERSITY MATRIX (AS OF MARCH 28, 2024) [1]	Total Number of Director Nominees: 9
	FEMALE	MALE
PART I: GENDER IDENTITY
Directors	3	6
PART II: DEMOGRAPHIC BACKGROUND
Asian	2	0
White	1	6
LGBTQ+	0	1
Did Not Disclose Demographic Background	0	0
PERSONAL ATTRIBUTES AND SKILLS OF THE DIRECTOR NOMINEES
The Board considers a wide range of attributes when selecting and recruiting candidates.
Our nine director nominees have executive experience and skills that are aligned with our business and strategy as follows:

SKILL/EXPERIENCE	NUMBER OF DIRECTORS (OUT OF 9)
SENIOR EXECUTIVE AND CORPORATE GOVERNANCE: Directors bring valuable senior executive experience on matters relating to corporate governance, management, operations and compensation.
9

PUBLIC COMPANY AND FINANCIAL REPORTING: Directors bring extensive knowledge of or experience in accounting, financial reporting, auditing processes and standards and public company reporting.
7

FINANCIAL SERVICES: Directors possess in-depth knowledge of the financial services industry, providing valuable expertise on issues facing the Company and its industry.
9

RISK MANAGEMENT AND COMPLIANCE: Directors have experience in risk management and compliance oversight relevant to exercising corporate and fiduciary responsibilities.
8

TECHNOLOGY: Directors possess experience in the development and adoption of new technology as well as leading innovation initiatives at companies.
5

REGULATED INDUSTRIES: Directors bring valuable experience with regulated businesses, operating under regulatory requirements and relationships with regulatory agencies.
9

NMI Holdings, Inc. (NMIH)	12	2024 Proxy Statement

BIOGRAPHIES OF THE DIRECTOR NOMINEES
The following provides information about each of our nine director nominees. James G. Jones has served on our Board and as Chair of the Board's Compensation Committee since 2012. On May 9, 2024 when Mr. Jones' current one-year term of service expires, Mr. Jones will retire from the Board.
Please also see page 4 for a summary chart of the nominees.
In reaching its determination to recommend each of the director nominees for election at this Annual Meeting, the Board and the Governance and Nominating Committee considered the qualifications of these nominees and determined that each nominee meets the criteria listed on page 12 and is highly skilled and qualified to serve as a member of the Board and to work with management to guide and develop the Company as an industry leader in the private MI industry.

Bradley M. Shuster
Mr. Shuster has served as Executive Chairman of the Board since January 2012. Mr. Shuster served as our Chief Executive Officer from 2012 to 2018. From 2012 to 2014, Mr. Shuster also served as our President. From 2008 to 2011, Mr. Shuster held various consulting positions assisting private investors with evaluating opportunities in the insurance industry. Mr. Shuster was an executive of The PMI Group, Inc. (PMI) from 2003 to 2008, where he served as president of International and Strategic Investments and chief executive officer of PMI Capital Corporation. Prior to that, he served as PMI's executive vice president of Corporate Development and senior vice president, treasurer and chief investment officer. Before joining PMI in 1995, Mr. Shuster was a partner at Deloitte LLP, where he served as partner-in-charge of Deloitte's Northern California Insurance Practice and Mortgage Banking Practice. He holds a B.S. from the University of California, Berkeley and an M.B.A. from the University of California, Los Angeles. He is an independent director of McGrath RentCorp (NASDAQ: MGRC) (since 2017) and of WaFd, Inc. (NASDAQ: WAFD) (since 2024). Mr. Shuster also served on the board of Luther Burbank Corporation before its merger with WaFd, Inc. (1999-2024). Mr. Shuster completed the National Association of Corporate Directors Cyber-Risk Oversight Program, earning the CERT Certificate in Cybersecurity Oversight.
Mr. Shuster's vision and status as our founder and the Executive Chairman of the Board, as well as his previous tenure as our Chief Executive Officer, bring unique and invaluable experience to our Board. Further, his extensive experience developing and operating mortgage insurance companies and his insurance industry background, as well as his service on the boards of other publicly held companies, supports our conclusion he has the necessary and desired skills, experience and perspectives to serve on our Board, and to serve as the Chairman of our Board.

EXECUTIVE CHAIRMAN AND CHAIRMAN OF THE BOARD (EXECUTIVE CHAIRMAN)
AGE: 69 DIRECTOR SINCE: 2012

NMI Holdings, Inc. (NMIH)	13	2024 Proxy Statement

Adam S. Pollitzer
Mr. Pollitzer serves as our President and Chief Executive Officer (CEO). As President and CEO, Mr. Pollitzer is responsible for the Company’s day-to-day management, financial performance, and long-term growth strategy. Mr. Pollitzer joined NMI in May 2017 and served as our Executive Vice President and Chief Financial Officer from 2017 to 2021. Before joining the Company in 2017, Mr. Pollitzer was a Managing Director in the corporate and investment banking division of J.P. Morgan Securities, LLC, where he led advisory and capital raising efforts on behalf of North American insurance companies. Before serving as a Managing Director, Mr. Pollitzer held other senior leadership positions with J.P. Morgan. He holds a bachelor’s degree in business administration from the Stephen M. Ross School of Business at the University of Michigan.
A seasoned mortgage industry and finance executive, Mr. Pollitzer draws on over 20 years of broad mortgage insurance and industry knowledge, business development and financial expertise, and as our CEO, a day-to-day perspective on our Company’s strategy and operations. Mr. Pollitzer's extensive background, in addition to his experience in other senior positions, supports our conclusion Mr. Pollitzer has the necessary and desired skills, experience and perspective to serve on our Board.

PRESIDENT AND CHIEF EXECUTIVE OFFICER
AGE: 45 DIRECTOR SINCE: 2022

Steven L. Scheid
Mr. Scheid has served as our Lead Independent Director since 2012. He served on the boards of Blue Nile Company, an online retailer of diamonds and fine jewelry (2007-2015); Janus Capital Group Inc., a global investment firm (2002-2012); and The PMI Group, Inc. (2002-2009). Mr. Scheid was previously a partner at Strategic Execution Group, a consulting firm, from 2007 to 2012. He served as the chairman of Janus Capital Group Inc. until 2012 and also served as the company's chief executive officer from 2004 to 2006. Mr. Scheid was an operating partner at Thoma Bravo, LLC, a private equity firm from 2008 to 2011. From 1996 to 2002, Mr. Scheid served in multiple senior executive positions for Charles Schwab Corporation. He was vice chairman of the Charles Schwab Corporation and president of the Schwab Retail Group. Prior to these roles, Mr. Scheid served as Schwab's chief financial officer and was the chief executive officer of Charles Schwab Investment Management. He served as the Federal Reserve Bank of San Francisco's representative on the Federal Advisory Council in Washington, D.C. from September 2000 to February 2002. Mr. Scheid is a certified public accountant and holds a B.S. in accounting from Michigan State University.
A veteran financial industry executive with over 40 years of experience, Mr. Scheid's extensive and deep background in finance, retail strategies, risk management and investment services, supports our conclusion Mr. Scheid has the necessary and desired skills, experience and perspective to serve on our Board.

LEAD INDEPENDENT DIRECTOR
AGE: 70 DIRECTOR SINCE: 2012 COMMITTEE(S): Governance and Nominating; Compensation

NMI Holdings, Inc. (NMIH)	14	2024 Proxy Statement

Michael Embler
Mr. Embler has over 25 years of experience in investments and financial markets. Mr. Embler also serves on the board of American Airlines Group (NASDAQ: AAL) (from 2013) and the board of Ventas, Inc. (NYSE: VTR) (from 2022). Previously, he was on the boards of Taubman Centers (2018-2020), Abovenet, Inc. (2003-2012), Dynegy Inc. (2011-2012), CIT Group (2009-2016), Kindred Healthcare (2001-2008) and Grand Union Company (1999-2000). Mr. Embler served as the chief investment officer of Franklin Mutual Advisers LLC, an asset management subsidiary of Franklin Resources, Inc., overseeing approximately $60 billion in assets and 25 investment professionals. He joined Franklin in 2001 and retired in 2009. Prior to serving as chief investment officer, he managed the firm's distressed investing strategy. Previously, from 1992 to 2001, he held various positions at Nomura Holdings America, culminating in a position as the managing director overseeing a team which invested a proprietary fund focused on distressed and other event-driven corporate investments. Mr. Embler received a B.S. in economics from the State University of New York at Albany and earned an M.B.A. in finance from George Washington University. Mr. Embler has also earned the CERT Certificate in Cybersecurity Oversight from the National Association of Corporate Directors Cyber-Risk Oversight Program, and a certificate in Environmental Conservation and Sustainability from The Earth Institute, Center for Environmental Research and Conservation at Columbia University.
Mr. Embler's extensive financial industry background and commitment to board-level cyber-risk oversight and sound conservation and sustainability practices, as well as his service on the boards of other publicly held companies, supports our conclusion he has the necessary and desired skills, experience and perspectives to serve on our Board.

DIRECTOR
AGE: 59 DIRECTOR SINCE: 2012 COMMITTEE(S): Audit (Chair); Compensation

John C. Erickson
Mr. Erickson is a seasoned finance executive with four decades of experience in the financial services industry. Mr. Erickson served for over 30 years at Union Bank, N.A. where he held many executive roles, including two vice chairman positions of Chief Risk Officer and Chief Corporate Banking Officer between 2007 and 2014. Since 2019, Mr. Erickson has served on the board of Bank of Hawaii Corp. (NYSE: BOH), where he serves on the Nominating & Corporate Governance Committee and as Vice Chair of the Audit & Risk Committee. He was a director of Luther Burbank Corp. from 2017 to February 2024, where he served on the Audit & Risk Committee, and Compensation Committee. He was also a director of Zions Bancorporation NA from 2014 to 2016, and was chair of the Risk Oversight Committee as well as a member of the Audit Committee. He also served as President, Consumer Banking and President, California, for CIT Group, Inc. in 2016. Mr. Erickson received his bachelor’s degree with an emphasis in economics and his M.B.A. with an emphasis in finance from the University of Southern California.
Mr. Erickson’s extensive experience and background in business, management and financial services, as well as his service on the boards of other publicly held companies, supports our conclusion he has the necessary and desired skills, experience and perspectives to serve on our Board.

DIRECTOR
AGE: 63 DIRECTOR SINCE: 2023 COMMITTEE(S): Audit, Risk

NMI Holdings, Inc. (NMIH)	15	2024 Proxy Statement

Priya Huskins
Ms. Huskins has been an executive at Woodruff Sawyer & Co. (Woodruff Sawyer), a commercial insurance brokerage and consulting firm since 2003, serving as a partner and senior vice president since 2005 and a member of its board since 2016. Prior to joining Woodruff Sawyer, Ms. Huskins served as a corporate and securities attorney at the law firm of Wilson Sonsini Goodrich & Rosati from 1997 until 2003. Since 2007, Ms. Huskins has served as a director of the board of Realty Income Corporation (NYSE: O), a publicly traded REIT, currently serving as chair of its Compensation Committee and as a member of its Nominating and Corporate Governance Committee. Since 2022, Ms. Huskins has served as a director of the board of Long-Term Stock Exchange, an SEC-registered national securities exchange built to serve companies and investors who share a long-term vision. From 2021 to 2023, Ms. Huskins also served as a director of the board of Anzu Special Acquisition Corp I, a publicly traded special purpose acquisition corporation. She has served on the advisory board of the Stanford Rock Center for Corporate Governance since 2012. Ms. Huskins earned her undergraduate degree from Harvard College and J.D. from the University of Chicago Law School.
Ms. Huskins' extensive financial, legal and insurance industry background, as well as her service on the boards of other publicly held companies, supports our conclusion she has the necessary and desired skills, experience and perspectives to serve on our Board.

DIRECTOR
AGE: 52 DIRECTOR SINCE: 2021 COMMITTEE(S): Governance and Nominating; Compensation

Lynn S. McCreary
Ms. McCreary is a seasoned executive with over 40 years of experience in business and management. She is the chief administrative officer, chief legal officer, corporate secretary and member of the management team of Sportradar Group AG (Sportradar), a multinational company that aggregates and analyzes sports data and provides services to a wide range of constituents in the sports and media worlds. Ms. McCreary leads the legal, enterprise risk, compliance and privacy functions, and is responsible for Sportradar's ESG/Sustainability program. Prior to joining Sportradar in June 2021, Ms. McCreary served as the chief legal officer, corporate secretary and a member of the executive committee of Fiserv, Inc., a fortune 500 global leader in payment and fintech where, from 2013-2021, she advised the CEO, board and business leaders on a broad array of business and legal matters. From 2010-2013, Ms. McCreary served as Fiserv's deputy general counsel. Prior to joining Fiserv, Ms. McCreary was a partner at Bryan Cave LLP where she represented commercial, retail, financial and insurance companies. She began her career in financial services in 1982, holding positions at Citicorp Person to Person and Metmor Financial, then a subsidiary of Metropolitan Life Insurance Company. Ms. McCreary earned a bachelor's degree from Western New England College and a J.D. from Washburn University School of Law.
Ms. McCreary's extensive experience and background business, management, law and financial services supports our conclusion she has the necessary and desired skills, experience and perspectives to serve on our Board.

DIRECTOR
AGE: 64 DIRECTOR SINCE: 2019 COMMITTEE(S): Governance and Nominating (Chair); Risk

NMI Holdings, Inc. (NMIH)	16	2024 Proxy Statement

Michael Montgomery
Mr. Montgomery has served on the boards of directors for numerous regulated entities, including FDIC-insured banks, mortgage origination companies, mortgage servicing companies, broker dealers and investment advisers. Mr. Montgomery was a member of the boards of directors of Barclays Bank Delaware from 2005 until 2012 and of Barclays Capital Inc. and Barclays Group US, Inc. from 2002 to 2012. From 2013 to 2018, Mr. Montgomery served as Glendon Capital Management's chief compliance officer. From 2010 to 2013, Mr. Montgomery served as chief compliance officer of Barclays Asset Management Group LLC (Barclays). Previously, Mr. Montgomery served as chief executive officer of Barclays Group US, Inc., the top-tier U.S. holding company for Barclays from 2003 to 2010, and he has significant experience as an audit committee member. From 2006 to 2010, he served as chief administrative officer of Mortgage Origination and Servicing at Barclays Capital, a position in which he managed mortgage origination and servicing activities and coordinated the underwriting, production, warehousing and servicing functions with its New York-based asset securitization business. From 1998 to 2000, Mr. Montgomery served as chief financial officer for Deutsche Bank Securities Inc. He served in various positions at Goldman Sachs & Co. (Goldman Sachs) from 1987 to 1998, including as vice-president of UK Regulatory Reporting, vice-president of Subsidiary Accounting, vice-president and director of Regulatory Reporting and chief financial officer of Goldman Sachs Canada. Mr. Montgomery has also previously held operating roles as chief financial officer and chief administrative officer and has served on several industry-wide committees for the Securities Industry Association, the Bond Market Association and the Public Securities Association. Mr. Montgomery earned a B.A. in economics and French literature from the University of Virginia and a J.D. from Georgetown University Law Center.
Mr. Montgomery's extensive experience in financial services and the mortgage industry supports our conclusion he has the necessary and desired skills, experience and perspectives to serve on our Board.

DIRECTOR
AGE: 68 DIRECTOR SINCE: 2012 COMMITTEE(S): Audit; Risk

NMI Holdings, Inc. (NMIH)	17	2024 Proxy Statement

Regina Muehlhauser
Ms. Muehlhauser retired as president of Bank of America, San Francisco, a subsidiary of Bank of America Corporation (BAC), in 2004. Ms. Muehlhauser was a member of BAC's Global Management Operating Committee and was global treasury management executive, responsible for the sales and delivery of treasury management services to large corporations in 35 countries and approximately two million commercial and small business companies in the United States. From 1997 to 2004, Ms. Muehlhauser reported to the chairman & CEO as executive vice president, overseeing BAC's Client Focus Initiative, having joined Bank of America in 1991 as senior vice president. Ms. Muehlhauser began her career at Wells Fargo Bank where she held a variety of client management and organizational leadership responsibilities within the real estate industries group, rising to senior-vice president. In 2003, Treasury & Risk Management Magazine named her among the "100 Most Influential People in Finance" in the United States. In 2002, 2003 and 2004, Ms. Muehlhauser was named as one of the most influential women in the San Francisco Bay Area by the San Francisco Business Times. In 2002, she received the Woman of Honor award by the Chinese Historical Society of America for her impact on society as a business leader and was named 2006 Board Leader Volunteer of the Year for the San Francisco and San Mateo, California counties. Ms. Muehlhauser earned a bachelor's degree in political science from American University.
Ms. Muehlhauser's extensive experience in the financial services industry supports our conclusion she has the necessary and desired skills, experience and perspectives to serve on our Board.

DIRECTOR
AGE: 75 DIRECTOR SINCE: 2017 COMMITTEE(S): Audit; Risk (Chair)

2023 DIRECTOR COMPENSATION
The independent directors annually review and determine the compensation of the non-employee directors after reviewing the Compensation Committee's recommendations, which take into account advice received from the Compensation Committee's independent compensation consultant. The annual compensation package of each non-employee director includes cash retainer and equity award, which makes up a substantial portion of each non-employee director's annual compensation.

	NON-EMPLOYEE DIRECTORS	AUDIT COMMITTEE CHAIR	OTHER COMMITTEE CHAIR	LEAD INDEPENDENT DIRECTOR
ANNUAL COMPENSATION PACKAGE	($)	($)	($)	($)

Cash Retainer	110,000	25,000	20,000	40,000
RSU Award	140,000	N/A	N/A	N/A
We grant our non-employee directors annual RSU awards that vest on the first anniversary of the grant date for their board service (RSU annual retainer). We also grant any new director a sign-on RSU award with a target grant date fair value equal to the then applicable RSU annual retainer. The sign-on RSU award is eligible to vest equally on the second and third anniversaries of the grant date. We designed the three-year sign-on RSU award for our new non-employee director compensation package to strengthen the alignment between director pay and the long-term interest of our stockholders. We do not pay our directors additional monetary compensation for attending our Board or committee meetings. We do, however, pay or reimburse travel and other expenses incurred by our non-employee directors when they attend our Board meetings and/or directorship-related continuing education training. In 2023, Mr. Shuster and Mr. Pollitzer were named executive officers (NEOs) of the Company in addition to serving as directors. Both Mr. Shuster and Mr. Pollitzer receive compensation as our NEOs rather than as directors, as described below in "Compensation of Named Executive Officers."

NMI Holdings, Inc. (NMIH)	18	2024 Proxy Statement

Compensation for our non-employee directors during 2023 was as follows:

	FEES EARNED OR PAID IN CASH (1)	RSU AWARDS (2)	TOTAL COMPENSATION
NAME	($)	($)	($)
Michael Embler[3]	131,401	139,977	271,378
John C. Erickson[4]	32,582	244,979	277,561
Priya Huskins	106,401	139,977	246,378
James G. Jones[5]	124,602	139,977	264,579
Lynn S. McCreary[6]	124,602	139,977	264,579
Michael Montgomery	106,401	139,977	246,378
Regina Muehlhauser[7]	124,602	139,977	264,579
Steven L. Scheid[8]	146,401	139,977	286,378
1.Amounts reflect the cash retainers we paid to our non-employee directors in 2023.
2.Amounts in this column represent the grant date fair value of the RSUs granted to our non-employee directors in fiscal year 2023, calculated in accordance with FASB ASC Topic 718 Compensation-Stock Compensation (ASC Topic 718). See Note 10, "Share-Based Compensation" of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended December 31, 2023 for an explanation of the assumptions made in valuing these awards. As of December 31, 2023, each of Mses. Muehlhauser and McCreary and Messrs. Scheid, Embler, Jones and Montgomery held 6,940 unvested RSUs, Ms. Huskins held 12,070 unvested RSUs (inclusive of her 2021 sign-on RSU award upon joining the Board), and Mr. Erickson held 8,715 unvested RSUs (inclusive of his 2023 sign-on RSU award upon joining the Board).
3.Fees earned includes additional cash retainer (in the amount of $25,000) Mr. Embler earned in 2023 as the chair of Audit Committee.
4.Mr. Erickson joined the Board in September 2023 and received prorated fees in 2023. RSU awards include Mr. Erickson's sign-on RSU grant in connection with joining the Board.
5.Fees earned includes additional cash retainer (in the amount of $20,000) Mr. Jones earned in 2023 as chair of the Compensation Committee.
6.Fees earned includes additional cash retainer (in the amount of $20,000) Ms. McCreary earned in 2023 as chair of the Governance and Nominating Committee.
7.Fees earned includes additional cash retainer (in the amount of $20,000) Ms. Muehlhauser earned in 2023 as chair of the Risk Committee.
8.Fees earned includes additional cash retainer (in the amount of $40,000) Mr. Scheid earned in 2023 as the Lead Independent Director.
Minimum Stock Ownership and Holding Period (Directors)
The Board has adopted a written Stock Ownership Policy applicable to the Company's executive officers and directors (other than any non-employee director who serves on the Board in fulfillment of his or her employment obligations to a non-affiliate of the Company and is required to transfer all or a portion of their equity awards granted by the Company to their employer). None of our directors is currently under any such obligation.

TITLE	STOCK OWNERSHIP GUIDELINES
Non-Employee directors	5.0 x annual cash retainer
Each director is required to hold 50% of shares delivered by the Company upon vesting or exercise of equity awards granted under the Company's equity plans until the applicable stock ownership threshold has been met. As of December 31, 2023, each of our directors, other than Mr. Erickson (who joined the Board in September 2023), met the stock ownership requirement. Mr. Erickson will have until September 2028 to meet the requirement.
STOCKHOLDER VOTE REQUIRED
Directors are elected by a plurality of the votes cast. Accordingly, the nine director nominees that receive the greatest number of votes at the Annual Meeting will be elected. In an uncontested election of directors, a director will be elected if he or she receives at least one vote.
BOARD RECOMMENDATION

The Board unanimously recommends that you vote FOR each of the director nominees.

NMI Holdings, Inc. (NMIH)	19	2024 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS
The Board, led by our Executive Chairman (whose role is separate from our CEO and Lead Independent Director, oversees the management of the Company and our business. The Board selects our CEO and, in conjunction with our CEO, selects the rest of our senior management team, which is responsible for operating our business.
Our directors are expected to regularly attend meetings of the Board and its committees of which they are members. Our policy is (i) Board members must attend at least 75% of all Board and committee meetings held during a calendar year, and (ii) all Board members are all expected to attend our annual stockholder meeting. All of our directors met our policy in 2023.
The Board met eight times during 2023. In 2023 (exclusive of Mr. Erickson who joined us in September of 2023), six of our directors attended 100% of the meetings of the Board, and three of our directors attended seven of the eight meetings of the Board. All of our directors serving in 2023 (exclusive of Mr. Erickson) attended 100% of the meetings of committees of the Board on which they served, except two attending all but one committee meetings. Mr. Erickson attended all of the Board and committee meetings on which he served during 2023. All of our directors attended our annual stockholder meeting in 2023.
BOARD LEADERSHIP
The Board believes that at the current time, having a separate Executive Chairman, CEO, and engaged Lead Independent Director allows for the most effective alignment of corporate governance with stockholder interests.
Our Executive Chairman and Our CEO Roles Are Separated
As part of our ongoing commitment to corporate governance best practices, the Board periodically considers the Company's leadership structure and adapts the Company's leadership structure as circumstances warrant. We believe that separating the roles of CEO and Chairman of the Board is appropriate and in the best interests of the Company and its stockholders at this time.
Under this structure, Mr. Shuster is our Executive Chairman and Chairman of the Board. The Executive Chairman's responsibilities include:
•managing the overall Board function;
•collaborating with the CEO to develop and implement the Company's strategic plan; and
•chairing Board meetings and serving as a mentor to the CEO.
Mr. Pollitzer is our President and CEO, and a director. The CEO's responsibilities include:
•leading the development and implementation of the Company's strategic plan;
•maintaining operational responsibilities for the Company;
•fostering open and transparent communication with stockholders, and actively engaging with them to understand their perspectives and concerns;
•planning for the future leadership of the Company through succession planning;
•identifying, assessing and mitigating risks that could impact the Company; and
•executing strategic corporate initiatives.
The Board believes having a structure where our Executive Chairman role and our CEO roles are separated:
•leverages our Executive Chairman's leadership, financial, governance and regulatory experience; and
•enhances the ability of the Company’s most senior leaders to engage with customers, regulators, government agencies, investors and other stakeholders.
We Have a Lead Independent Director
Our Board believes that strong, independent board leadership is a critical aspect of effective corporate governance. Our Board established the position of Lead Independent Director to provide independent leadership. The Lead Independent Director is an independent director selected by the independent directors. Mr. Scheid has served as the Lead Independent Director since the position was established in May 2012. The Lead Independent Director's responsibilities include:
•acting as the primary contact between the Company and the independent directors, such as undertaking to meet or confer periodically with members of the Company's executive team regarding matters related to the business of the Company;
•assisting the Chairman of the Board, as necessary, with conducting Board meetings;
•assisting with preparation of agenda items for meetings of the Board and its Committees; and

NMI Holdings, Inc. (NMIH)	20	2024 Proxy Statement

•such other duties as the Board may from time to time assign to the Lead Independent Director.
BOARD COMMITTEES
The Board has four committees: Audit, Governance and Nominating, Risk and Compensation. Information on these committees, including their purposes, responsibilities and authorities, is provided below. Each of these committees is governed by a written charter available on our website at ir.nationalmi.com/governance.cfm, and we will send copies to any stockholder who submits a written request to our Corporate Secretary.
The current composition of the Board's four committees is as follows:

DIRECTOR NAME	AUDIT COMMITTEE	GOVERNANCE AND NOMINATING COMMITTEE	RISK COMMITTEE	COMPENSATION COMMITTEE
Bradley M. Shuster
Priya Huskins*		■		■
Adam S. Pollitzer
Steven L. Scheid*		■		■
Michael Embler*	■			■
John C. Erickson*	■		■
James G. Jones*		■	■	■
Lynn S. McCreary*		■	■
Michael Montgomery*	■		■
Regina Muehlhauser*	■		■
* Independent Director
■ = Chair ■ = Member

NMI Holdings, Inc. (NMIH)	21	2024 Proxy Statement

The Audit Committee is responsible for, among other things, monitoring:
•the integrity of the financial statements of the Company;
•the independent auditor's qualifications and independence;
•the performance of the Company's internal audit function and independent auditors;
•the Company's system of disclosure controls and system of internal controls over financial reporting;
•the Company's information technology and cybersecurity risk; and
•the Company's compliance with legal and regulatory requirements.
AUDIT COMMITTEE REPORT
Before we filed our Annual Report on Form 10-K for the year ended December 31, 2023 with the SEC, the Audit Committee reviewed and discussed with management our audited Consolidated Financial Statements for the year ended December 31, 2023, and the notes thereto and other financial information included in the report, including the section of the report entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" (collectively, the 2023 10-K). The Audit Committee also discussed with BDO, our independent registered public accounting firm for 2023, the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard 1301, including, among other things, matters related to the conduct of the audit of our financial statements. The Audit Committee has received the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO's communications with the Audit Committee concerning independence and has discussed with BDO their independence from the Company.
Based on its reviews and discussions described above, the Audit Committee recommended to our Board that our audited financial statements be included in our 2023 10-K, which we filed with the SEC.

Audit Committee

MEMBERS:
Michael Embler (Chair)
John C. Erickson
Michael Montgomery
Regina Muehlhauser
MEETINGS IN 2023: 8
Each member qualifies as an "independent" director as defined under the applicable rules and regulations of NASDAQ and the SEC, and serves as an "audit committee financial expert" as that term is defined in SEC rules.

NMI Holdings, Inc. (NMIH)	22	2024 Proxy Statement

The Governance and Nominating Committee is responsible for, among other things:
•identifying individuals qualified to become Board members and recommending to the Board nominees for election for the next annual meeting of stockholders;
•reviewing the qualifications and independence of the members of the Board and its committees on a regular basis;
•recommending to the Board corporate governance guidelines and reviewing such guidelines, as well as the Governance and Nominating Committee charter, to confirm that they remain consistent with sound corporate governance practices and with any legal requirements;
•overseeing our environmental (including climate), social and governance efforts and initiatives;
•leading the Board in its annual review of the Board's and its committees' performance; and
•recommending committee assignments for members of the Board.
The Governance and Nominating Committee evaluates director candidates for the Company's nominees for the Board under the criteria described above under "Election of Directors - Director Criteria, Qualifications, Experience and Tenure." The Governance and Nominating Committee will consider recommendations from stockholders of record regarding director candidates, provided that the stockholder satisfied the requirements set forth in the Company's Bylaws and these nominations are received in writing and accompanied by sufficient information to enable the Governance and Nominating Committee to assess the candidate's qualifications, along with the candidate's consent to serve as a director if elected. Any recommendation received from a stockholder after January 1 of any year is not assured of being considered for nomination in that year. The Governance and Nominating Committee will evaluate any director candidates recommended by stockholders using the same process and criteria that apply to candidates recommended by other sources.

Governance and Nominating Committee

MEMBERS:
Lynn S. McCreary (Chair)
Priya Huskins
James G. Jones*
Steven L. Scheid
MEETINGS IN 2023: 4
Each director qualifies as an "independent" director under the applicable rules and regulations of NASDAQ and the SEC.

*Mr. Jones is expected to serve on the Governance and Nominating Committee until his retirement from the Board on May 9, 2024.

The Risk Committee is responsible for the oversight of the Company's management of key risks and exposures that could materially impact the Company and management's operation of the Company's mortgage insurance business and the management of the Company's investment portfolio, including, among other things:
•monitoring the performance of the Company's insured books of business and the principal factors affecting performance;
•discussing, reviewing and monitoring the Company's mortgage insurance products, including premium rates, underwriting guidelines and returns;
•reviewing and approving the Company's investment policy and reviewing the performance of the investment portfolio;
•reviewing the mortgage insurance operating environment, including the state of local and regional housing markets, competitive forces affecting the Company and the Company's relationships with residential mortgage lenders and investors;
•assisting the Board in its oversight of the Company's enterprise risk management approach, including the significant risk management policies, procedures and processes; and
•reviewing and approving the Company's directors and officers liability coverage for adequacy and scope.

Risk Committee

MEMBERS:
Regina Muehlhauser (Chair)
John C. Erickson
James G. Jones*
Michael Montgomery
Lynn S. McCreary
MEETINGS IN 2023: 4
Each director qualifies as an "independent" director under the applicable rules and regulations of NASDAQ and the SEC.

*Mr. Jones is expected to serve on the Risk Committee until his retirement from the Board on May 9, 2024.

NMI Holdings, Inc. (NMIH)	23	2024 Proxy Statement

Compensation Committee
The Compensation Committee is responsible for, among other things:
•overseeing our executive compensation program, including approving corporate objectives relating to compensation for our President and CEO, Executive Chairman and other senior executives and determining the annual compensation of our CEO, Executive Chairman and other senior executives;
•reviewing and approving the compensation policy recommended by management with respect to other employees;
•determining, subject to ratification by our independent directors, the compensation of our independent directors;
•evaluating the relationship between our risk management practices and our compensation policies and practices applicable to all employees, including our President and CEO, Executive Chairman and other senior executives, to consider whether they encourage risk-taking that would be reasonably likely to have a material adverse effect on the Company;
•reviewing and approving incentive and equity-based compensation plans and grants;
•reviewing transition and succession planning for senior executives; and
•preparing the Compensation Committee Report and reviewing any Compensation Discussion and Analysis included in our proxy statements.
The Compensation Committee has the authority to secure the services of independent, external advisers to be used by the Compensation Committee in the exercise of its responsibilities, including review of executive compensation, Board compensation and to perform any other analysis that the Compensation Committee deems appropriate. The Compensation Committee engaged Semler Brossy Consulting Group, LLC (Semler Brossy or the Compensation Consultant), an independent compensation consultant, to assist it in evaluating executive and director compensation programs and levels. See "Compensation of Named Executive Officers — Compensation Discussion and Analysis — Our Process For Executive Compensation — Role of the Compensation Consultant" for more information about Semler Brossy and the services it provides to the Compensation Committee. The Compensation Committee has the authority to delegate any of its responsibilities to one or more subcommittees of the Compensation Committee as it may deem appropriate.

MEMBERS:
James G. Jones (Chair)*
Michael Embler
Priya Huskins
Steven L. Scheid
MEETINGS IN 2023: 6
Each director qualifies as an "independent" director under the applicable rules and regulations of NASDAQ and the SEC.

*Mr. Jones is the current Chair of the Compensation Committee and is expected to serve on the Compensation Committee in such capacity until his retirement from the Board on May 9, 2024.
BOARD OVERSIGHT OF RISK
Our management is charged with identifying and managing the risks facing our business and operations. The Board is responsible for overseeing how our senior management addresses these business and operational risks to the extent they are material. Accordingly, the Board, assisted by the Board-level Risk Committee, oversees and considers risk throughout the year on a Company-wide and individual action basis.
The Board also implements its risk oversight function through delegation to each of our Audit, Compensation, Governance and Nominating and Risk Committees. These committees meet regularly and report back to our board. Our Board-level committees play significant roles in carrying out our risk oversight function.
•The Risk Committee assists the Board in its oversight and review of information regarding our enterprise risk management approach and oversees risks related to our MI business and investment portfolio.
•The Audit Committee oversees and reviews risks associated with financial accounting and reporting, including our system of internal controls, as well as fraud risk, information technology and cybersecurity risk, and major legislative and regulatory developments which could result in material financial risk exposures. In performing this function, the Audit Committee considers information from our independent and internal auditors and discusses relevant issues with management and the independent auditors. The Audit Committee also reviews any proposed related person transactions to ensure that we do not engage in transactions that would create a conflict of interest that could result in harm to us.
•The Compensation Committee evaluates the risks and rewards associated with our compensation philosophy and programs and succession planning.

NMI Holdings, Inc. (NMIH)	24	2024 Proxy Statement

•The Governance and Nominating Committee oversees our implementation of sound corporate governance principles and practices. In performing this function, the Governance and Nominating Committee periodically reviews and recommends changes to the Company's Corporate Governance Guidelines and recommends any additional actions related to governance matters that it may deem necessary or advisable from time to time.
Our management also implements its risk oversight function through the Management Risk Committee, which is responsible for overseeing the Company’s insurance liability risk, and whose membership includes our CEO, Chief Financial Officer, Chief Risk Officer, Executive Vice President of Operations and IT, General Counsel, and Vice President of Credit Policy.
We manage enterprise risks through the coordinated efforts of our board-level Risk Committee, management-level Enterprise Risk Management Committee (ERMC) and our internal audit department.
•ERMC is a cross-disciplinary management level enterprise risk committee that (i) facilitates risk discussions and monitors the implementation of effective risk management practices and (ii) assists risk owners with identifying, defining and monitoring risk exposures. ERMC documents the key risks we face, and how we monitor and manage those risks. Its membership includes our CEO, all of our Executive Vice Presidents, our Chief Compliance Officer, and our Head of Internal Audit. The chair of ERMC provides updates to the board-level Risk Committee, the CEO and the Executive Chairman.
•Internal audit was established by the Audit Committee to review and assess the activities of the Company in all functional areas and reports to the Chair of Audit Committee. Internal audit provides management and the Audit Committee with reasonable assurance that the risk management and internal control systems throughout the Company are adequate and operating effectively. We require that internal audit remain at all times independent of any activity it reviews in order to provide objective and credible assessments on behalf of the Company.
We believe that our leadership structure, discussed in "— Board Leadership" above, reinforces the Board's risk oversight function. Independent directors chair and make up the entire membership of the committees involved in risk oversight, and we have established a system of open communication among senior management and directors, with our Executive Chairman and CEO routinely keeping the Board informed of material risks.

Board of Directors

Audit Committee	Governance and Nominating Committee	Management	Compensation Committee	Risk Committee

Internal Audit		Management Risk Committee

Enterprise Risk Management Committee

NMI Holdings, Inc. (NMIH)	25	2024 Proxy Statement

CORPORATE GOVERNANCE
We are committed to corporate governance practices that promote long-term value and strengthen board and management accountability to our stockholders. Our Board has implemented a number of measures to enrich board composition, enhance independent oversight and increase the effectiveness of the Board. These measures align our corporate governance structure with achieving our strategic objectives, and enable our Board to effectively communicate and oversee our culture of compliance, risk management, customer and stakeholder satisfaction and robust, sustainable growth.
BOARD OVERSIGHT OF OUR VALUES AND PEOPLE
We believe we play a critical role in the housing market and serve an important social purpose – helping borrowers gain access to housing and supporting them as they build value and community for themselves and their families. In 2023, we helped more than 160,000 borrowers to obtain homeownership. Access to home ownership is central to the communities we serve. Our business puts us at the intersection of home access and home affordability where we help our lender customers help borrowers to overcome the down payment hurdle of buying homes. We also provide private capital to take on first loss risk exposure ahead of taxpayers.
Throughout the year, the Board and its committees review and discuss with management the progress our Company has made in helping our lender customers help borrowers gain access to housing and supporting them as they build value and community for themselves and their families. The Board and its committees also review and discuss with management matters related to our people, including our progress towards inclusive and diverse representation among our employees, employee engagement, compensation and benefits, business conduct and compliance, and executive succession planning.
CORPORATE RESPONSIBILITY
The Board, including through its Governance and Nominating Committee which oversees our corporate responsibility efforts, reviews and discusses with management our environmental, social and governance initiatives and progress. We focus on minimizing the environmental impact of our operations and furthering social objectives through our business and relationships with our communities and employees. The diversity of our employees is a tremendous asset. We believe that diverse perspectives promote innovation and are crucial to the long-term success of our business.
Sustainability Report:
We publicly disclose information about our business across a number of topics on our website. Our Sustainability Report is regularly updated and provides a broad view of our corporate responsibility efforts across the Company. The Sustainability Report includes an index that maps our disclosures across metrics outlined in the Sustainability Accounting Standards Board's voluntary disclosure framework. We also reference the United Nations Sustainable Development Goals (UN Goals) in our Sustainability Report and have aligned our business activities and programs with the five UN Goals where we believe we can make the greatest impact. The Sustainability Report is available on our website at https://www.nationalmi.com/sustainability-report/.
Environmental Impact:
As a financial services company in the MI space, we have a limited environmental footprint, and we strive to minimize the impact of our operations on the environment. We have reduced travel by integrating video and audio conferencing and virtual meetings into our business practices. We outsource our production data center to a 100% green energy data center provider, decreasing our overall carbon footprint by leveraging the economies-of-scale and environmental efficiencies of our third-party, cloud-based data center provider. We continue to evaluate other enterprise-wide changes to further decrease the environmental impact of our operations.
Our headquarters (and only office location) is leased and in a LEED Gold-certified building that includes eco-friendly features such as LED lighting, motion-sensor lighting, Energy Star appliances, temperature-controlled air and water heating, water efficient plumbing fixtures and electric car charging stations. The building also received the Institute of Real Estate Management Certified Sustainable Property designation by following stringent requirements to conserve electricity, water and gas.
Social Responsibility: Communities, Human Capital and Inclusion
Communities
We believe our business serves an important social function at its core: we assist first-time and low down-payment borrowers in achieving their home ownership goals through support of our lender customers. Access to home ownership for borrowers is central to our customers and the communities we serve. Our MI products provide individual borrowers with the assistance they need to secure affordable mortgage loans and, in doing so, we help open the door to sustainable homeownership in communities across the country. Our products also facilitate secondary market sales of residential mortgages, primarily to Fannie Mae and Freddie Mac (the government-sponsored enterprises (GSEs)), and provide lenders and investors a means to diversify and mitigate their exposure to mortgage credit risk. With our private capital standing in a first loss position, we play a crucial role in protecting U.S. taxpayers from exposure to credit losses experienced by the GSEs, which are effectively guaranteed by the government.

NMI Holdings, Inc. (NMIH)	26	2024 Proxy Statement

As part of our community initiatives, we have been in partnership with Mortgage Bankers Association (MBA) Opens Doors Foundation. MBA Opens Doors was formed in 2011 with the mission of helping vulnerable families with critically ill or injured children to stay in their homes while a child is in treatment. Since 2020, we have donated to the MBA Opens Doors Foundation a portion of the premium payments we receive on every new policy we originate. In 2023, we also donated to Arizona Leadership Foundation and Step Up for Students, organizations that provide scholarship assistance for students to gain access to private or public schools that would otherwise be out of their reach. In 2023, we are pleased to have donated over $600,000 to these and other charitable organizations.
Human Capital
We are a company of approximately 238 full-time and part-time employees. We also engage third-party vendors to provide additional IT, underwriting and other support services. Our ability to operate efficiently and profitably, to offer products and services that meet the expectations of our customers, and to maintain an effective risk management framework is highly dependent on the competence and integrity of our employees, as well as the employees of the third-party service providers, vendors and others whom we engage.
We prioritize our employees with the goal of attracting, retaining and developing a high-quality, diverse talent base and aim to foster an employee-driven, collaborative and productive work environment that emphasizes balance between organizational, community and personal goals. We offer competitive salaries and a comprehensive benefits package that includes annual cash bonuses and equity grants, life, health and supplemental insurance coverage, paid time off, paid caregiver leave, emergency backup child and elder care, a 401(k) Savings Plan (401(k) Plan) with employer matching contributions, and programs to support employee mental, physical and financial well-being. We grant equity to every one of our employees annually and offer mortgage assistance to support our employees who are first-time homebuyers. We encourage our employees to continue their educational and professional development, and support those who do with tuition reimbursement and student loan payback programs, as well as ongoing firm wide training initiatives and access to third-party course materials.
In 2023, we were recognized as a Great Place to Work® for the eighth consecutive year. Great Place to Work® is a global authority on workplace culture, employee experience and leadership, and partners with FORTUNE magazine to produce the annual FORTUNE "100 Best Companies to Work For" list.
Inclusion
We value workplace inclusion as a company and believe that diverse perspectives promote innovation and are crucial to the long-term success of our business. We are committed to supporting inclusion and equity in our workplace, and have aimed to create an environment that welcomes and supports differences and encourages input and ideas from all. Approximately 75% of our employee population identified as members of a diverse group, including approximately 56% as women and approximately 33% as racial/ethnic minorities. We continue to focus on taking action to: (i) enhance cultural awareness throughout the organization by creating substantive learning opportunities for all employees; (ii) broaden our leadership pipeline by creating and supporting programs and policies that foster leadership development; (iii) seek and support diverse backgrounds on our Board and among our management team; (iv) address potential bias during our hiring, evaluation and promotion processes; (v) support an inclusive corporate culture; and (vi) engage in initiatives that foster economic mobility, community development and financial education. We require our third-party recruiting firms to seek and source diverse candidates and have established an employee inclusion committee (the Embrace Committee), to further inclusion and equity initiatives across our company. Embrace Committee members reflect a cross-functional and diverse employee mix by gender, ethnicity, race, age and tenure, and work to address inclusion topics in areas such as employee and leadership composition, employee education and cultural community outreach.

NMI Holdings, Inc. (NMIH)	27	2024 Proxy Statement

Governance:
Corporate governance is foundational to our corporate responsibility efforts and we work actively with our Board on our initiatives. Our Governance and Nominating Committee oversees our environmental (including climate), social and governance efforts generally as set forth in its charter. The success of our employees, customers and stockholders depends on our ability to manage our business ethically, transparently and responsibly. Our Business Conduct and Ethics Policy (as further described below) are both publicly available and, in conjunction with other internal policies, communicate our values and expectations for employees and other stakeholders. Our Corporate Governance Guidelines (as further described below), which detail our corporate governance practices with respect to our Board and its committees, are reviewed periodically by our Governance and Nominating Committee and are also publicly available. Additional information regarding our board can also be found under "Corporate Governance and Board Matters" on page 20.
Corporate Governance Guidelines
Our Corporate Governance Guidelines set forth a framework for our governance. The Guidelines cover the Board's membership criteria, director independence, director compensation, board meeting process, committee structure and succession planning. Among other things, the Board meets in executive sessions at which only independent directors are present at least twice annually, and the Lead Independent Director presides over these sessions (unless the Lead Independent Director delegates such responsibility to another independent director). The Governance and Nominating Committee and the Board consider the need for amendments or enhancements to our Corporate Governance Guidelines at least annually. See "— Board Leadership" above, for information regarding the Lead Independent Director's responsibilities and authority.
The Corporate Governance Guidelines also require a director who, during their tenure as a director (i) joins the board of directors of another company or (ii) experiences a change in their business or commercial activity, to notify the Governance and Nominating Committee, which will then review the circumstances to determine if such director's continued service is appropriate and make a recommendation to the Board, after which the remaining Board members will make their determination of whether that director's continued service is appropriate.
Business Conduct and Ethics Policy
Our Board has adopted a code of business conduct and ethics (the Business Conduct & Ethics Policy) that applies to all of our employees, officers, external directors and contractors (full-time, part-time or temporary) of the Company and its subsidiaries. We review and update our Business Conduct & Ethics Policy periodically and regularly. If we amend or grant any waiver from a provision of our Business Conduct & Ethics Policy that applies to our executive officers, we will publicly disclose such amendment or waiver on our website as required by applicable law. The Business Conduct & Ethics Policy is publicly available on our website at https://ir.nationalmi.com/corporate-governance/board-documents.
Minimum Stock Ownership and Holding Period (Directors)
The Board has adopted a written Stock Ownership Policy applicable to the Company's executive officers and directors (other than any non-employee director who serves on the Board in fulfillment of his or her employment obligations to a non-affiliate of the Company and is required to transfer all or a portion of their equity awards granted by the Company to their employer). None of our directors is currently under any such obligation.

TITLE	STOCK OWNERSHIP GUIDELINES
Non-Employee directors	5.0 x annual cash retainer
Each director is required to hold 50% of shares delivered by the Company upon vesting or exercise of equity awards granted under the Company's equity plans until the applicable stock ownership threshold has been met. As of December 31, 2023, each of our directors, other than Mr. Erickson (who joined the Board in September 2023), met the stock ownership requirement. Mr. Erickson will have until September 2028 to meet the stock ownership requirement.
Director Independence
Our Corporate Governance Guidelines regarding director independence are consistent with the applicable rules and regulations of NASDAQ and the SEC. A director is independent under our Corporate Governance Guidelines if the Board has made an affirmative determination that the director has no material relationship with the Company that would impair his or her independent judgment (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company, or if an immediate family member has such a relationship). In the process of making such determinations, the Board will consider the nature, extent and materiality of the director's relationships with the Company and the Board will apply the NASDAQ and SEC independence requirements.
In accordance with our Corporate Governance Guidelines, our Board has determined that all of the current members of the Board, except Mr. Shuster, our Executive Chairman, and Mr. Pollitzer, our President and CEO, are "independent" under the applicable rules and regulations of NASDAQ and the SEC.

NMI Holdings, Inc. (NMIH)	28	2024 Proxy Statement

Certain Relationships and Related Party Transactions
We have adopted a written Related Party Transaction Approval Policy. Pursuant to this policy, our directors and director nominees, executive officers and holders of more than five percent of our common stock, including their immediate family members, (each, a related party) will not be permitted to enter into a transaction with us where the amount involved exceeds or is reasonably expected to exceed $120,000 without the review and consent of our Audit Committee, or in certain circumstances, the Chair of the Audit Committee (Audit Chair). Any request for us to enter into such a transaction, where any such related party has a direct or indirect material interest, subject to certain exceptions, will be required to be presented by management to our Audit Committee or Audit Chair, which will review and approve or disapprove such proposed transaction. In determining whether to approve a related party transaction, the Audit Committee or Audit Chair, as applicable, shall consider:
iwhether the transaction is on terms that are fair and reasonable to the Company and substantially the same as would apply if the other party was not a related party;
iithe size of the transaction and the amount payable to the related party;
iiithe nature of the interest of the related party in the transaction;
ivwhether the transaction is in the business interests of the Company and in the interests of the Company's stockholders;
vwhether the transaction may involve a conflict of interest or otherwise interfere with the objectivity and independence of the related party; and
viany other facts and circumstances that the members of the Audit Committee or Audit Chair, as applicable, deem relevant.
Other than compensation agreements and other arrangements which are described in the “Election of Directors — 2023 Director Compensation” and “Compensation Discussion and Analysis” sections of this proxy statement, during the year ended December 31, 2023 there was not, and there is not currently proposed, any transaction or series of transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which a related party had or will have a direct or indirect material interest.
STOCKHOLDER ENGAGEMENT
We believe that proactively engaging with and listening to our stockholders and other stakeholders is fundamental to sound corporate governance and allows us to better appreciate our stockholders’ perspectives regarding our performance, corporate governance practices and other matters of interest. We regularly engage with and listen to our stockholders and other stakeholders including through:
•Quarterly earnings conference calls;
•Investor meetings and calls;
•Annual investor day presentations;
•Annual stockholders' meeting;
•Non-deal roadshows;
•Analyst meetings and calls; and
•Investor conferences
As we have in the past, in 2023, we engaged in extensive stockholder outreach. During the year, we held over 110 meetings with existing stockholders, including those representing an estimated 83% of shares outstanding as of December 31, 2023, and other potential investors to discuss various key corporate matters. The topics discussed included our business operations and financial results, market trends, regulatory developments, corporate governance, corporate sustainability and executive compensation, among others.
We continually seek out opportunities to engage in open two-way conversations with our stockholders, prospective investors and other stakeholders, and conducted these meetings throughout the year, including in person, via teleconference, at our investor day and one-on-one at industry conferences. In our engagements, we aim to foster constructive dialogue in which we discuss the perspectives of senior management and the Board and solicit our stockholders’ and stakeholders’ insights and feedback on important issues, which the Board considers in developing our corporate strategy, governance and compensation practices and other key corporate issues. We take feedback and insights from our engagement with stockholders and other stakeholders into consideration as we review and evolve our business practices and disclosures, and further share the feedback and insights with our Board as appropriate.
In addition, our Board also reviews with senior management the proxy advisory firms’ perspectives on voting matters and voting results to ensure we provide appropriate consideration to such views. As a result, in the past we have made adjustments to our

NMI Holdings, Inc. (NMIH)	29	2024 Proxy Statement

compensation programs, including by granting performance-based long term equity awards to our NEOs and enhancing our public disclosure of information, including the publishing of our annual Sustainability Report, which details our efforts in support of housing access and affordability, risk management and privacy protection, regulatory compliance, corporate governance, human capital management, community outreach and charitable giving, and environmental matters, among others.
INFORMATION ONLINE
The Corporate Governance section of our website (https://ir.nationalmi.com/corporate-governance) includes the following corporate governance documents:
•Amended and Restated Certificate of Corporation
•Amended and Restated Bylaws
•Board Committee Charters: Each of the committees of our Board operates under a written charter adopted by the full Board upon the recommendation of the Governance and Nominating Committee. Each committee considers the need for amendments or enhancements to its charter at least annually and more frequently as necessary.
•Corporate Governance Guidelines. See "— Corporate Governance Guidelines" above for more detailed description.
•Business Conduct and Ethics Policy. See "— Business Conduct and Ethics Policy" above for more detailed description.
Any updated or amended versions of the items listed above will be posted to our website promptly after adoption. Any of the items listed above are also available in print and free of charge upon written request to our Corporate Secretary. The information contained on our website is not deemed to be incorporated by reference into this proxy statement.
This proxy statement and our 2023 Annual Report to Stockholders are available at https://ir.nationalmi.com/financial-information/sec-filings or www.sec.gov.
BOARD COMMUNICATION
Stockholders may communicate with the members of the Board, the Lead Independent Director or the non-management members of the Board as a group, by sending a written communication to NMI Holdings, Inc., Attention: Corporate Secretary, 2100 Powell Street, 12th Floor, Emeryville, CA 94608.
INFORMATION OF OUR EXECUTIVE OFFICERS
The following information is provided with respect to each of our executive officers. Our executive officers are appointed by the Board to serve in their respective capacities until their successors are duly elected and qualified or until their earlier death, resignation or removal.
Bradley M. Shuster
Executive Chairman and Chairman of the Board
Information about Mr. Shuster is provided above in "Election of Directors — Director Criteria, Qualifications, Experience and Tenure."
Adam S. Pollitzer
President and Chief Executive Officer, and Director
Information about Mr. Pollitzer is provided above in "Election of Directors — Director Criteria, Qualifications, Experience and Tenure."
Norman P. Fitzgerald
Executive Vice President and Chief Sales Officer
Mr. Fitzgerald, 57, has served as our Executive Vice President and Chief Sales Officer since January 2022 and is responsible for overseeing the sales and marketing departments and serves on our Executive Committee. He joined the Company in 2014 and served as Senior Vice President and Chief Sales Officer from 2020 to 2021 and as Senior Vice President, Field Sales from 2014 to 2019. Prior to joining the Company, Mr. Fitzgerald served as Senior Vice President, Head of Correspondent Lending at Mr. Cooper (formerly Nationstar Mortgage), and held senior leadership positions with PHH Mortgage and CitiMortgage Inc. Mr. Fitzgerald holds a B.A. from the University of Massachusetts in Boston.
William J. Leatherberry
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
Mr. Leatherberry, 53, has served as our Chief Administrative Officer, General Counsel and Secretary since 2024, is responsible for overseeing the Company's legal, compliance, government relations, and corporate communications functions and serves on our Executive Committee. He joined the Company in 2014 and served as our Chief Legal Officer, General Counsel and Secretary from 2014 to 2023. Prior to joining NMI, he served in various executive positions from 2005 to 2013 at Century Aluminum Company, a global producer of primary aluminum, including as Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary, and was responsible for compliance, human resources, government relations and the legal affairs of the

NMI Holdings, Inc. (NMIH)	30	2024 Proxy Statement

organization, including mergers, acquisitions and divestitures, employment matters, securities, intellectual property and litigation. Mr. Leatherberry started his legal career at the Jones Day law firm, with a focus on public company, securities law, merger and acquisition and private equity practices. Mr. Leatherberry holds both a B.A. in business management and an M.B.A. from the University of Texas and a J.D. from Southern Methodist University.
Ravi Mallela
Executive Vice President and Chief Financial Officer
Mr. Mallela, age 54, has served as our Chief Financial Officer since January 2022 and serves on our Executive Committee. Since November 2023, Mr. Mallela has been a board member of CPI Card Group, a payment technology company. Mr. Mallela previously served as Executive Vice President and Chief Financial Officer, Finance Group, of First Hawaiian, Inc. and First Hawaiian Bank, which he had joined in September 2018. He was also a member of the First Hawaiian Bank Senior Management Committee. Prior to joining First Hawaiian, Mr. Mallela served as Senior Vice President, Head of Finance and Treasury of First Republic Bank from 2013 to 2018, where he managed the functions of Corporate Treasury, Financial Planning and Analysis, Investment Operations and Monitoring, Cash Management, and Capital and Liquidity Stress Testing. He earned a Bachelor of Science degree in Economics from the University of San Francisco and an MBA from UCLA Anderson School of Management.
Robert Smith
Executive Vice President and Chief Risk Officer
Mr. Smith, 54, has served as our Chief Risk Officer since May 2018, overseeing and managing credit risk and internal audit for NMI and serves on our Executive Committee. Mr. Smith joined the Company in 2012 as Vice President of Pricing and Portfolio Analytics and served in that capacity until May 2018. He has more than 19 years of experience in the mortgage and financial services industry, including previous roles at Washington Mutual and PMIC. Mr. Smith is a Chartered Financial Analyst and holds a master's degree in Engineering and an MBA from Stanford's Graduate School of Business.
Mohammad Yousaf
Executive Vice President, Operations and Information Technology
Mr. Yousaf, 48, has served as our Executive Vice President, Operations and Information Technology since January 2022 and is responsible for overseeing the Operations and Information Technology departments and serves on our Executive Committee. Mr. Yousaf joined the Company in 2018 as the Business Transformation Officer and VP, Business Development & Technology Partnerships. He has over 21 years of mortgage lending experience and has bridged business needs with mortgage technology advancements. Prior to joining the Company in 2018, Mr. Yousaf was a senior managing director of Home Point Financial Corporation from March 2018 until November 2018, and SVP, Origination Operations of Home Point Financial Corporation from October 2012 until March 2015 and led the servicing operations. His prior experience includes operations and technology leadership roles at Wells Fargo. He attended Technical University of Budapest, Hungary and holds a bachelor’s degree in computer science from the Metropolitan State University in St. Paul, Minneapolis.

NMI Holdings, Inc. (NMIH)	31	2024 Proxy Statement

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table sets forth information about the beneficial ownership of our common stock as of March 12, 2024 for:
•each person known to us to be the beneficial owner of more than five percent of our Class A common stock;
•each NEO;
•each director and nominee; and
•all of our current executive officers, identified above under the caption "Executive Officers," and directors as a group.
Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o NMI Holdings, Inc., 2100 Powell Street, 12th Floor, Emeryville, California 94608. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 80,581,172 shares of our Class A common stock outstanding as of March 12, 2024. There are currently no shares of our Class B common stock issued and outstanding.
In computing the number of shares of common stock beneficially owned by a person and such person's percentage of ownership of all outstanding shares, we deemed as owned and outstanding for such person RSUs held by that person that will vest within 60 days of March 12, 2024 (i.e., on or by May 11, 2024). We, however, did not deem such shares as outstanding for the purpose of computing the percentage ownership of any other person.

	SHARES OF CLASS A COMMON STOCK BENEFICIALLY OWNED
NAMED EXECUTIVE OFFICERS AND DIRECTORS:	NUMBER	%
Bradley M. Shuster (1)	961,780	1.2%
Adam S. Pollitzer (2)	211,488	*
Ravi Mallela (3)	44,566	*
William J. Leatherberry (4)	196,411	*
Robert Smith (5)	95,360	*
Steven L. Scheid (6)	90,554	*
Michael Embler (7)	92,480	*
John Erickson (8)	3,735	*
James G. Jones (9)	62,847	*
Michael Montgomery (10)	61,678	*
Regina Muehlhauser (11)	60,687	*
Lynn S. McCreary (12)	35,640	*
Priya Huskins (13)	20,482	*
All executive officers and directors as a group (15 persons)	1,986,007	2.4%
*Represents less than 1% of beneficial ownership.
1.Represents 347,640 shares held directly, 47,150 shares held indirectly in the Shuster Family Trust, of which Mr. Shuster and his wife are co-trustees and beneficiaries, and 566,990 vested stock options.
2.Represents 150,363 shares held directly and 61,125 vested stock options.
3.Represents 44,566 shares held directly.
4.Represents 140,819 shares held directly and 55,592 vested stock options.
5.Represents 54,962 shares held directly and 40,398 vested stock options.
6.Represents 84,707 shares held in the Scheid Family Trust, of which Mr. Scheid and his wife are co-trustees and beneficiaries, and 5,847 RSUs expected to vest within 60 days of March 12, 2024.
7.Represents 86,633 shares held directly and 5,847 RSUs expected to vest within 60 days of March 12, 2024.
8.Represents 3,735 RSUs expected to vest within 60 days of March 12, 2024.
9.Represents 57,000 shares held in the James G. Jones and Maria F. Jones Revocable Trust and 5,847 RSUs expected to vest within 60 days of March 12, 2024.
10.Represents 55,831 shares held directly and 5,847 RSUs expected to vest within 60 days of March 12, 2024.
11.Represents 54,840 shares held directly and 5,847 RSUs expected to vest within 60 days of March 12, 2024.
12. Represents 29,793 shares held directly and 5,847 RSUs expected to vest within 60 days of March 12, 2024.
13. Represents 14,635 shares held directly and 5,847 RSUs expected to vest within 60 days of March 12, 2024.

NMI Holdings, Inc. (NMIH)	32	2024 Proxy Statement

GREATER THAN 5% STOCKHOLDERS, AS OF MARCH 12, 2024	NUMBER	%
BlackRock, Inc.(1)	13,925,793	17.2%
Vanguard Group Inc.(2)	6,809,208	8.4%
Oaktree Value Equity Holdings, L.P.(3)	4,682,823	5.8%
Dimensional Fund Advisors LP (4)	4,567,372	5.6%
1.Based on a Schedule 13G/A filed with the SEC on January 22, 2024. The number of shares reported includes: (a) 13,532,956 shares over which BlackRock, Inc. has sole voting power and (b) 13,925,793 shares over which it has sole dispositive power. Subsidiaries of BlackRock, Inc. reported to have acquired the securities being reported include the following: Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors (such entity beneficially owns 5% or greater of the outstanding shares of the Company), BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc. BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, and BlackRock Fund Managers Ltd. The principal business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
2.Based on a Schedule 13G/A filed with the SEC on February 13, 2024. The number of shares reported includes: (a) 87,310 shares over which The Vanguard Group has shared voting power; (b) 6,638,057 shares over which The Vanguard Group has sole dispositive power; and (c) 171,151 shares over which The Vanguard Group has shared dispositive power. The reporting person's principal business address is 100 Vanguard Blvd., Malvern, PA 19355.
3.Based on a Schedule 13G/A filed with the SEC on February 14, 2024. The number of shares reported includes 4,682,823 shares over which each of the following entities have shared voting and dispositive power: (1) Oaktree Value Equity Holdings, L.P., a Delaware limited partnership (VE Holdings), in its capacity as the direct owner of 4,682,823 outstanding shares of the Company; (2) Oaktree Capital Group, LLC (OCG), in its capacity as an indirect manager of VE Holdings; (3) Atlas OCM Holdings LLC (Atlas), in its capacity as an indirect manager of VE Holdings; (4) Oaktree Capital Group Holdings GP, LLC (OCGH), in its capacity as the indirect owner of the class B units of each of OCG and Atlas; (5) Brookfield Corporation (Brookfield), in capacity as the indirect owner of the class A units of each of OCG and Atlas; (6) BAM Partners Trust (BAM Partnership), in its capacity as the sole owner of Class B Limited Voting Shares of Brookfield; and (7) Brookfield Asset Management ULC (Brookfield ULC), in its capacity as the beneficial owner of shares held by Atlas, may be deemed to beneficially own the reported securities. The principal business address of each of the Oaktree Reporting Persons is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071. The principal business address of Brookfield Corporation and BAM Partners Trust is Brookfield Place, Suite 100, 181 Bay Street, PO Box 762, Toronto, Ontario, Canada M5J 2T3.
4.Based on a Schedule 13G filed with the SEC on February 14, 2024. The number of shares reported includes: (a) 4,476,607 shares over which Dimensional Fund Advisors LP has sole voting power and (b) 4,567,372 shares over which it has sole dispositive power. The reporting person's principal business address is 6300 Bee Cave Road, Building One, Austin, TX 78746.
DELINQUENT SECTION 16(A) REPORTS
SEC rules require our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of our common stock with the SEC. Such persons are required to furnish us with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to us and/or written representations that no additional forms were required, we believe that all our officers, directors and greater than 10% beneficial owners complied with their filing requirements for 2023, except for one report for Mr. Realmuto related to his March 15, 2023 RSU grant, which was filed on September 15, 2023.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
There are no relationships that are required to be disclosed under Item 407(e)(4) of Regulation S-K.
EQUITY COMPENSATION PLANS INFORMATION
The following table sets forth information as of December 31, 2023 with respect to equity compensation plans under which shares of the Company's common stock may be issued:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS (2)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS (3) ($)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS(4)

Equity compensation plans approved by security holders (1)	2,066,965	$15.53	2,497,177
Equity compensation plans not approved by security holders	—	—	—
Total	2,066,965	$15.53	2,497,177
1.NMI Holdings, Inc. 2012 Stock Incentive Plan (2012 Plan) and NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan (2014 Plan).
2.Includes 731,235 shares to be issued upon exercise of outstanding stock options under the 2012 Plan, and 4,670 and 1,331,060 unvested restricted stock units (inclusive of RSUs and PRSUs) granted under the 2012 Plan and 2014 Plan, respectively. Of the unvested restricted stock units included herein, 458,900 are PRSUs (at target) that could potentially pay out between 0% and 200% of this represented count. At maximum performance, an additional 458,900 shares would be issued.
3.Weighted-average exercise price is based solely on outstanding options.
4.The amount shown includes shares available for use with awards granted under the 2014 Plan.

NMI Holdings, Inc. (NMIH)	33	2024 Proxy Statement

Compensation of Named Executive Officers

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the objectives and components of our executive compensation program for our named executive officers (NEOs) and how we make compensation decisions. Our NEOs for the year ended December 31, 2023 were as set forth below:
•Adam S. Pollitzer, President and Chief Executive Officer
•Bradley M. Shuster, Executive Chairman and Chairman of the Board
•Ravi Mallela, Chief Financial Officer (1)
•William J. Leatherberry, Chief Administrative Officer and General Counsel
•Robert Smith, Chief Risk Officer
We present the compensation of our NEOs in the Summary Compensation Table and other compensation tables set forth below in this proxy statement.
(1) Effective May 1, 2024, Ms. Aurora Swithenbank will succeed Mr. Mallela as our Chief Financial Officer and Mr. Mallela will cease to serve as our Chief Financial Officer.

EXECUTIVE SUMMARY
The following summarizes our Company's pay-for-performance objectives and key compensation-related actions that we took in 2023 and demonstrates the alignment of our executive compensation program with Company performance.
Overview of Company Performance
In 2023, the Company delivered standout operating performance — with notable success in terms of its people, its customer franchise, its insured portfolio, and its financial results. We were once again recognized as a Great Place to Work® — our eighth consecutive award (which we view as a reflection of our unique corporate culture, and a testament to the hard work and dedication of our talented team). We saw broad success in customer development and continued to serve our lender customers and their borrowers with consistency and distinction against an evolving macroeconomic backdrop and elevated interest rates. We achieved strong-growth in our high-quality insured portfolio, continued to innovate in the risk-transfer market and once again delivered industry-leading credit performance. And, we achieved record financial results – including record revenue of $579 million (up 11% compared to 2022), record net income of $322 million (up 10% compared to 2022), and record diluted earnings per share of $3.84 (up 13% compared 2022). We closed 2023 with a record $1.9 billion stockholders’ equity and $2.3 billion of total capital, and continued to efficiently return capital to stockholders, purchasing more than 3.5 million shares under our share repurchase program.

NMI Holdings, Inc. (NMIH)	34	2024 Proxy Statement

OVERVIEW OF OUR FINANCIAL PERFORMANCE AS OF YEAR END 2023
$197 billion IIF	We closed the year with a record of $197 billion of high-quality, high-performing primary insurance-in-force, up 7% compared to December 31, 2022.
$40.5 billion NIW	We delivered $40.5 billion of high quality, new insurance written (NIW) for the year ended December 31, 2023.
$510.8 million Premium Earned	We generated $510.8 million in net premium revenue, up 7% compared to the year ended December 31, 2022.
$579.0 million Total Revenue	We generated record total revenues of $579.0 million, up 11% compared to the year ended December 31, 2022.
$322.1 million Net Income	We earned a record net income of $322.1 million, up 10% compared to the year ended December 31, 2022.
18.2% Return-on-Equity	We delivered an 18.2% return-on-equity for the year ended December 31, 2023.
$3.84 Diluted EPS	We grew our Diluted Earnings Per Share (EPS) to a record of $3.84, up 13% from $3.39 for the year ended December 31, 2022.
0.81% Default Rate	We achieved industry best credit performance, delivering an 0.81% default rate in our insured portfolio as of December 31, 2023.
21.7% Expense Ratio	We had a record low expense ratio of 21.7%, down from 24.7% for the year ended December 31, 2022.
$25.54 Book Value Per Share[1]	We grew Book Value Per Share to $25.54 at December 31, 2022, up 17% compared to December 31, 2022.
1.Book value per share (excluding net unrealized gains and losses) is defined as total shareholder's equity, excluding accumulated other comprehensive income (AOCI), divided by shares outstanding. For more detail, please see Appendix B.
Key Matters Addressed by the Compensation Committee
Key matters addressed by the Compensation Committee (in consultation with its Compensation Consultant, Semler Brossy) with respect to executive compensation in 2023 included:
•Setting performance objectives for the Company's 2023 bonus plan, including incentives to manage costs, write high-quality business to achieve sustainable revenues, and achieve objectives for adjusted operating income and strong ROE targets;
•Reviewing performance outcomes relative to the performance objectives at the end of the year in determining incentive plan payouts;
•Reviewing our CEO compensation to ensure alignment with competitive market practice;
•Analyzing and determining the Executive Chairman's compensation;
•Conducting a comprehensive review and evaluation of our other NEOs’ compensation to ensure continued alignment with corporate performance objectives;
•Reviewing and evaluating our compensation program to ensure that its policies and practices appropriately safeguard against excessive risk taking; and
•Reviewing the compensation paid to our independent directors.

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Executive Compensation Philosophy
We have designed our compensation program to attract, retain and motivate talented and qualified executives, while maximizing stockholder value creation over the long-term by targeting compensation levels that are externally competitive when measured against other companies within our industry and geographic location. We are headquartered in the San Francisco Bay Area near Silicon Valley, and therefore compete for talent with other companies that offer competitive compensation packages. We structure our compensation program to include a portfolio of both cash and equity with an emphasis on performance based compensation.
Our compensation programs provide a strong alignment between Company performance results and resulting payouts:
•Our annual incentive program is entirely based on financial performance measures that are aligned with driving key business strategies for the year.
•Our long-term incentive program is comprised of a mix of RSUs and PRSUs.
•RSUs vest over three years and promote a long-term focus for our NEOs.
•PRSUs are measured against strong cumulative book-value per share performance goals, which further ties our executive compensation to the Company's long-term performance and incentivizes our NEOs to achieve sustainable long-term returns.
Stockholder Say-on-Pay Votes
We are holding an annual say-on-pay advisory vote in this proxy statement as proposal Item 2. We value stockholder input and see Item 2 as giving our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program. The Compensation Committee takes into consideration stockholder input, including the outcome of the say-on-pay vote, when it reviews the Company's compensation philosophy and plan design. At our 2023 Annual Meeting, approximately 90.4% of the votes cast were in favor of the advisory vote to approve our executive compensation paid to our NEOs in 2022.
We have a history of proactively engaging with and listening to our stockholders and other stakeholders throughout the year because we believe doing so is a fundamental aspect of good corporate governance and makes our business stronger. In 2023, we held over 110 meetings with stockholders and potential investors, including those representing an estimated 83% of shares outstanding as of December 31, 2023 to discuss various key corporate matters that included, among others, our executive compensation. See "Item 1 — Election of Directors — Corporate Governance and Board Matters — Stockholder Engagement" on page 29.
Following our 2023 Annual Meeting, as it does following each of our annual meetings of stockholders, our Compensation Committee reviewed the vote results and our executive compensation programs and determined that the 2023 programs and compensation opportunity for the current NEOs are both appropriate and aligned with stockholder interests.
Strong Executive Compensation Policies and Practices
We maintain strong compensation-related governance policies and practices. Our compensation-related governance policies and practices align our executive compensation with long-term stockholder interests, as further described in "Compensation of Named Executive Officers — Compensation Discussion and Analysis — Elements of Executive Compensation Program — Other Important Governance and Executive Compensation Policies":
Minimum Stock Ownership and Holding Period Requirements
The Company's Stock Ownership Policy imposes rigorous stock ownership requirements on our NEOs, with our CEO required to hold Company shares valued at five times his base salary, our Executive Chairman required to hold shares valued at 10 times his base salary, and our other NEOs required to hold shares valued at three times their base salary. The Stock Ownership Policy also includes a post-vesting share retention period until such NEO meets the applicable stock ownership threshold. All of our NEOs met our ownership requirements as of December 31, 2023. For more information, see "Compensation of Named Executive Officers — Compensation Discussion and Analysis — Elements of Executive Compensation Program — Our Process for Executive Compensation — Other Important Governance and Executive Compensation Policies — Minimum Stock Ownership and Holding Period (Executive Officers)".
Absolute Prohibition of Hedging and Pledging
Our policies prohibit our directors and NEOs from engaging in all forms of speculative hedging and pledging transactions involving the Company's equity securities.
Clawback Policy
In 2023, the Compensation Committee adopted a new Compensation Recovery Policy, effective September 13, 2023 (Clawback Policy), to comply with the SEC’s recently issued regulations on the recovery of erroneously awarded compensation and NASDAQ Rule 5608. The Clawback Policy provides for the recovery of excess incentive-based compensation paid to any executive officer that is based upon the achievement of financial results for which the Company is

NMI Holdings, Inc. (NMIH)	36	2024 Proxy Statement

required to prepare an accounting restatement. A copy of the Clawback Policy is included as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Compensation Consultant Performs No Additional Services for Us
The Compensation Consultant is retained by the Compensation Committee and performs no other services for the Company.
Compensation Risk Evaluation
Annually, the Compensation Committee performs an executive compensation risk evaluation that is designed to ensure that our compensation program does not motivate excessive risk-taking and is not reasonably likely to cause a material adverse effect on the Company.
Change-in-Control Severance Plan (CIC Severance Plan) Provides Limited Benefits
A "double-trigger" (meaning both a change in control and severance qualifying termination of employment) is required before any severance benefits may be paid under the CIC Severance Plan.
No Tax Gross-Ups
We do not provide golden parachute excise tax or other income tax gross-ups to any of our NEOs.

Compensation of our President and CEO in 2023
Mr. Pollitzer has served as the Company’s President and CEO since January 1, 2022, after serving as the Company’s CFO since 2017. In determining Mr. Pollitzer’s 2023 compensation, the Compensation Committee considered multiple market inputs including the pay levels at other MI companies, broader peer group pay levels, and industry survey pay data. Effective January 1, 2023, Mr. Pollitzer’s annual base salary was $900,000, with a target annual bonus opportunity of 175% of his base salary. The Compensation Committee granted Mr. Pollitzer restricted stock awards with an aggregate grant data fair value of $4.275 million split evenly between performance-based and time-based RSUs.
Mr. Pollitzer's performance-based RSUs are eligible to vest after three years based on meeting cumulative performance metrics set forth in his award agreement. See "Compensation of Named Executive Officers — Compensation Discussion and Analysis — Elements of Executive Compensation Program — Compensation Program Details — Long Term Incentive Program & BVPS Growth Targets" for a description of the performance metrics included in the 2023 performance-based RSU grants.
Mr. Pollitzer's time-based RSUs are eligible to vest 40% on each of the first and second anniversaries of the grant date, with the remaining 20% eligible to vest on the third anniversary of the grant date.

The chart below illustrates the components of Mr. Pollitzer's total annualized target compensation for fiscal year 2023.

2023 CEO COMPENSATION
87% Variable
$900
$1,575
$2,137.5
$2,137.5
63.3% Equity
$0
$1,000
$2,000
$3,000
$4,000
$5,000
$6,000
$7,000
$ (Thousands)
Base Salary
Target Cash Incentive Bonus
Time-based RSUs
Performance-based RSUs

OUR PROCESS FOR EXECUTIVE COMPENSATION
Role of the Compensation Committee
The Compensation Committee, which consists solely of independent directors, is responsible for overseeing the development and administration of our executive compensation program. The Compensation Committee designs new compensation arrangements for promoted or newly hired executive officers, and oversees retirement and separation arrangements for departing executive officers. The Compensation Committee, with the help of its Compensation Consultant (as described below), regularly reviews market pay and performance levels, as well as general executive compensation trends and practices to demonstrate that proper benchmarking is done for a variety of compensation-related topics. The Compensation Committee evaluates, within the context of the broader economy, Company performance against its operation plans, budgets, and pay and performance levels at comparable companies. The Compensation Committee retains complete and final discretion in determining annual incentive awards and determines the vesting of our NEOs' performance awards, including any PRSUs. In general, the Compensation Committee evaluates the Company's performance in light of pre-established objectives that are subject to adjustment under the annual bonus plan and makes its final determination of annual bonus awards and achievement of awards earned based on long-term performance in the first quarter following the end of each performance period.
The Compensation Committee maintains an annual agenda to help ensure that it discharges its duties in a thoughtful and timely manner. Each meeting has a primary purpose, and as a general practice, the Compensation Committee makes significant decisions

NMI Holdings, Inc. (NMIH)	37	2024 Proxy Statement

over multiple meetings by discussing conceptual matters, reviewing preliminary recommendations, discussing recommendations among the Compensation Committee members, and reviewing final recommendations before acting. The Compensation Committee also holds special meetings as necessary in order to perform its duties. In 2023, the Compensation Committee met six times, devoting significant time and attention to management compensation.
Role of the Compensation Consultant
The Compensation Committee used the services of Semler Brossy to assist it in evaluating executive and director compensation programs and levels during 2023. Semler Brossy assisted the Compensation Committee with evaluating compensation for non-employee members of our Board and our NEOs, including long-term and short-term annual incentive award design; an assessment of the risks associated with the Company's overall compensation policies and practices; and understanding trends in executive and board compensation. In addition, Semler Brossy provided the Compensation Committee with data on compensation levels and programs, including at peer companies, to ensure that our executive officers' total compensation opportunities were market competitive. Semler Brossy does not provide any other services directly to the Company. The Compensation Committee has assessed Semler Brossy's independence, taking into consideration the factors listed in NASDAQ Listing Rule 5605(d)(3)(D), and has determined that Semler Brossy's work with the Company does not raise any conflicts of interest.
Role of the CEO
As part of its review and determination of the Company's executive compensation objectives, philosophy, programs and decisions, the Compensation Committee works with and receives advice and recommendations from our CEO (other than with respect to his own compensation). At the beginning of each year, our CEO oversees the development of corporate and individual objectives for purposes of short- and long-term compensation of each other NEO (other than our Executive Chairman, who reports to the Board). These objectives are derived from our corporate business plan and include both quantitative measurements and qualitative considerations selected to reinforce and enhance achievement of our operating and growth objectives. At the end of each year, our CEO reviews with the Compensation Committee the achievement of objectives and the performance of our other NEOs who report to him and presents recommendations regarding adjustments to those NEOs' compensation to ensure alignment of stockholder interests with our objectives, as well as to reward the executive for performance. The Compensation Committee considers our CEO's recommendations, together with a review conducted by the Compensation Committee's compensation consultant, and makes an independent determination regarding executive compensation. Based on our CEO's day-to-day management of our NEOs, the CEO is well-positioned to evaluate the performance of each NEO who reports to him and make recommendations as to each NEO's overall performance and compensation. Our CEO attends all Committee meetings, other than those portions that are held in executive session, except where his attendance is requested, and is not present during any deliberations on matters involving CEO compensation.

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Benchmarking
Our executive compensation philosophy emphasizes competitive objectives for executive pay. The Compensation Committee does not benchmark to a specific percentile and prefers a flexible target range in order to be mindful of individual differences such as tenure and performance. Elements of compensation that are benchmarked, separately and in the aggregate, include base salary, cash-based annual incentive awards and long-term equity incentive awards.
The Compensation Committee considers several factors when reviewing companies for inclusion in the compensation peer group: size (as measured by revenue and market capitalization), as well as IPO date, recent growth patterns, geographical scope, and the companies with which we compete for executive talent. While the Compensation Committee considers peer group data collectively, it focuses on the Company's direct pure-play competitors within the MI industry: Enact Holdings, Inc., Essent Group Ltd., MGIC Investment Corporation, and Radian Group, Inc. In addition to proxy disclosed data from the peer group, the Compensation Committee also uses relevant survey information from companies of similar size and geographic scope. These additional data points played a role in the Compensation Committee's competitive benchmarking approach given the Company's size and the limited number of direct business comparators within the MI industry.
Our peer group for fiscal year 2023 (which has not changed since 2022) consists of the companies listed below:

NMI 2023 PEER GROUP	MORTGAGE INSURER DIRECT COMPETITOR	CHOSE NMI AS PEER(1)	BROADER EXPOSURE TO INSURANCE AND REAL ESTATE	BUSINESS
Ambac Financial Group, Inc.			■	Property & Casualty Insurance
Assured Guaranty Ltd.			■	Financial Guaranty Insurer
Enact Holdings, Inc.	■	■	■	Mortgage Insurer
Essent Group Ltd.	■	■	■	Mortgage Insurer
Investors Title Company			■	Property & Casualty Insurance
Kinsale Capital Group, Inc.			■	Property & Casualty Insurance
MGIC Investment Corporation	■	■	■	Mortgage Insurer
Mr. Cooper Group Inc.			■	Mortgage Service & Lending
Ocwen Financial Corporation			■	Mortgage Service & Lending
PennyMac Financial Services			■	Mortgage Service & Lending
Radian Group Inc.	■	■	■	Mortgage Insurer
Redwood Trust		■	■	Mortgage Banking & Investments
RLI Corp.			■	Property & Casualty Insurance
Stewart Information Services Corporation			■	Title Insurance & Underwriting
1.Based on 2023 proxy statements.

NMI Holdings, Inc. (NMIH)	39	2024 Proxy Statement

ELEMENTS OF EXECUTIVE COMPENSATION PROGRAM
Overview of Compensation Elements
The table below describes the principal elements and characteristics of our executive compensation program, which align with our overall executive compensation philosophy.

COMPENSATION ELEMENT	DESCRIPTION	ALIGNMENT WITH COMPENSATION PHILOSOPHY

Annual Compensation:
Annual Base Salary (p. 41)	•Fixed component of annual cash compensation that reflects expertise and scope of responsibilities, influenced by market pay levels, trends and individual performance	•Attract and retain key talent with market competitive salaries •Provide financial certainty and stability •Recognize individual performance
Short-Term Incentive Program (p. 42)	•Cash-based annual bonus plan based 100% on meeting Company objectives •Requirement that executive be employed at the time the bonus is paid has a retentive effect
•Balance between short- and long-term corporate objectives that aligns with Company's pay-for-performance philosophy and stockholder interests
•Short-term growth important in MI business, with each book year of business supporting the long-term growth of the Company

Long-Term Compensation:
Long-Term Incentive Program (p. 43)
•Equity-based, consisting of a 50:50 mix of time-based RSUs and PRSUs
•RSUs vest over a three-year period
•PRSUs are 100% earned based on achievement of cumulative book value per share (BVPS) growth targets over a three-year performance period
•RSUs align management and stockholder interests on increasing share value •PRSUs link realized compensation value to the Company's achievement of long-term financial performance
Other Executive Benefits:
Retirement Program
•Participation in 401(k) Plan, including a matching contribution by the Company of 100% of the executive's contribution up to 5% of the executive's eligible compensation, which was offered to all eligible employees who participated in the Company's 401(k) Plan in 2023
•Attract and retain key talent •Provide income security for retirement
Executive Cash Allowance Program	•Fixed cash amount to be used at the discretion of the executive, in lieu of individualized perquisite programs	•Attract and retain key talent •Provide total compensation package that is competitive in our market and geographic location
In 2023, the Compensation Committee approved equity awards for each NEO, other than Mr. Shuster, consisting of a 50:50 mix of time-based RSUs and PRSUs. Mr. Shuster received 100% RSUs to align his compensation with stockholder value creation, while recognizing the direct impact of his role as Executive Chairman on the operational performance of the Company.
Book Value Per Share (BVPS)
The PRSUs granted in 2023, similar to prior years, are earned based on the achievement of a compound annual BVPS growth target over a three-year performance period. We base the performance assessment in our PRSUs on compound annual BVPS growth because we believe (i) it is an appropriate measure and key indicator of the Company's long-term performance and (ii) it correlates with management’s ability to drive long-term stockholder value creation.
BVPS growth serves as a comprehensive indicator of our performance encompassing the scale of our new business production and insured portfolio development, effectiveness of our credit risk management strategy, consistency and yield of our investment portfolio returns, stability of our funding profile and regulatory capital position, and the efficiency of our operating platform. Growth in BVPS provides a more stable indication of financial performance than total shareholder return (TSR), which can be

NMI Holdings, Inc. (NMIH)	40	2024 Proxy Statement

more volatile over discrete measurement periods due to factors that are outside of management’s control, including changes in economic conditions and stock market volatility, among others.

Issuing 2023 PRSUs with a performance assessment based on compound annual BVPS growth over a three-year period serves to directly link a material element of our receiving NEOs' compensation with the Company’s achievement of long-term financial performance and sustainable long-term returns on equity, directly aligns their compensatory incentives with outcomes that are expected to drive long-term stockholder value, and further provides a basis for comparison with other companies in the MI industry and broader financial services landscape that measure performance and award compensation based on a similar measure of book value.
Compensation of Our CEO and Executive Officers Are Weighted Towards Variable Compensation
Our total annual compensation structure embodies our commitment to align pay with performance. Fixed compensation continues to represent a limited portion of our NEOs' total compensation. Base salary represented 13% of Mr. Pollitzer's 2023 total target compensation and, on average, 26% of the total target compensation of our other NEOs. The remaining target compensation of our NEOs was tied to, and is contingent upon, Company and individual performance. Structuring CEO and other NEO compensation to include a significant majority of at-risk incentives serves to align our executive officer and stockholder interests because a significant portion of each executive's overall compensation is directly linked to the Company's financial performance.

The following charts highlight, for our CEO and our other NEOs, the components of their average total annualized target compensation for fiscal year 2023. The information presented is based on components of average compensation at target, and therefore, is not directly comparable to amounts set forth in the 2023 Summary Compensation Table on page 48.

Compensation At Risk: 87%(1)	Compensation At Risk: 74%(1)
1. Percentages used in the charts above have been rounded to the nearest whole percent.

NMI Holdings, Inc. (NMIH)	41	2024 Proxy Statement

COMPENSATION PROGRAM DETAILS
Base Salary
Base salaries provide our NEOs with fixed cash compensation for service during the year, with consideration given to the scope of each NEO's responsibilities, experience and other qualifications essential to the NEO's role. The following table shows our NEOs' annual base salaries from January 1, 2023 through December 31, 2023.

NEO	2022 BASE SALARY ($)	2023 BASE SALARY ($)	CHANGE FROM PRIOR YEAR (%)
Adam S. Pollitzer	800,000	900,000	12.5%
Bradley M. Shuster	650,000	650,000	—%
Ravi Mallela	480,000	500,000	4.2%
William J. Leatherberry	545,000	570,000	4.6%
Robert Smith	450,000	470,000	4.4%
The Compensation Committee increased Mr. Pollitzer's 2023 annual base salary to more closely align Mr. Pollitzer's base salary with competitive compensation practices, including those of his peers at other MI companies. In addition, the Compensation Committee increased each of Messrs. Mallela, Leatherberry's and Smith's 2023 annual base salaries to better align their compensation with executives holding similar positions with a focus on our MI peers; recognize the breadth of management oversight by them in various substantive functional areas of the Company, among them, finance and treasury, risk, legal, and industry and government relations, that report to or through them; and reward them for their individual contributions to the Company's growth and successful performance.
Short-Term Incentive Program & Corporate Performance Objectives
In order to appropriately motivate and reward our NEOs, and to further align their pay with Company performance, we offer a discretionary bonus program that provides for cash bonus awards based on the Compensation Committee's assessment of Company performance within a framework of financial and operational objectives that are set by the Compensation Committee at the beginning of each fiscal year. The Compensation Committee sets these objectives as reference points to monitor and evaluate our NEOs' progress toward, and alignment with, the Company's short- and long-term priorities. Each NEO's 2023 bonus opportunity was solely based on corporate performance. The 2023 target bonus opportunity for our CEO was set at 175% of his base salary, and for the other NEOs was set at 100% of their respective base salary. Generally, the Compensation Committee aims to design and implement our annual incentive plan to reward outstanding performance against our corporate objectives significantly above the targeted benchmark. Conversely, the Compensation Committee retains discretion and flexibility, as it determines appropriate, to make its final bonus payment decisions for our NEOs' awards, including to reduce any such amount to zero when individual or corporate performance is below expectations. To be eligible to receive any bonus, each executive must be employed with the Company at the time we pay such bonus.
The following table sets forth the target awards established by the Compensation Committee for our NEOs for fiscal year 2023.

NEO	TARGET AWARD (AS PERCENTAGE OF SALARY)	2023 TARGET AWARD ($)

Adam S. Pollitzer	175%	1,575,000
Bradley M. Shuster	100%	650,000
Ravi Mallela	100%	500,000
William J. Leatherberry	100%	570,000
Robert Smith	100%	470,000
In early 2023, the Compensation Committee approved corporate performance objectives for fiscal year 2023, with threshold, target and maximum achievement levels, which were developed by the executive management team consistent with the Company's 2023 operational plan and budget approved by the Board. With respect to our corporate performance objectives, the 2023 bonus plan included three achievement benchmarks: (i) a 75% payout for threshold achievement, (ii) 100% payout for target achievement, and (iii) 180% payout for maximum achievement. Bonus awards are interpolated linearly if actual results fall between the threshold and target measurement points, or between the target and maximum measurement points.

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The following table sets forth the corporate performance objectives established by the Compensation Committee for our fiscal year 2023 bonus plan, along with the relative weightings, the three achievement benchmarks, and the Company's actual performance with respect to each objective.

2023 PERFORMANCE OBJECTIVES(1)	WEIGHTING	THRESHOLD	TARGET	MAXIMUM	ACTUAL PERFORMANCE	INTERPOLATED ACHIEVEMENT
Adjusted Return on Equity	30%	7.0%	11.0%	13.0%	18.9%	180.0%
Adjusted Net Operating Income (In Millions)	30%	$161.3	$252.0	$299.3	$429.4	180.0%
New Insurance Written (In Billions)	25%	$25.0	$37.1	$43.0	$40.5	145.7%
Adjusted Expense Ratio	15%	26.50%	24.25%	23.00%	20.26%	180.0%
1.Adjusted Return on Equity (AROE), Adjusted Net Operating Income, and Adjusted Expense Ratio are non-GAAP measures. For a description of how we define these measures under the 2023 bonus plan, see Appendix B.
When setting the 2023 corporate performance objectives, the Compensation Committee used a rigorous process to set challenging, yet reasonably attainable objectives intended to support and align with the Company's operating plan and strategic goals and to ensure an appropriate level of competitiveness within the marketplace, without encouraging unnecessary or excessive risk-taking. In setting the 2023 objectives, the Compensation Committee considered (i) the Company's 2023 operational plan and budget that included then-current economic conditions and expectations, (ii) the competitive landscape in the mortgage insurance (MI) industry, and (iii) prior years' results.
When determining the final awards for our NEOs under the 2023 bonus plan, the Compensation Committee considered the Company's achievement against the 2023 corporate performance objectives. In 2023, the Company achieved a 18.9% AROE, $429.4 million Adjusted Net Operating Income, $40.5 billion NIW and a 20.26% Adjusted Expense Ratio. Accordingly, the Company exceeded the maximum performance level for three out of the four performance objectives of AROE, Adjusted Net Operating Income, and Adjusted Expense Ratio.
After evaluating the Company's financial performance in 2023, achievement levels with respect to the 2023 performance objectives and the significant accomplishments of our executive team during 2023, the Compensation Committee approved payment of bonuses to our NEOs of 171.4% of total targeted bonus opportunity.
Long-Term Incentive Program & BVPS Growth Targets
Our NEOs may be awarded equity at the discretion of the Compensation Committee under the Company's equity plans. Equity awards are intended to:
i.further align the interests of our NEOs with the interests of our stockholders;
ii.emphasize long-term financial performance;
iii.reward sustained share price appreciation; and
iv.support the retention of our management team.

In 2023, the Compensation Committee approved equity awards for each NEO (other than Mr. Shuster who was granted RSUs only) consisting of a 50:50 mix of RSUs and PRSUs. Our 2023 PRSUs directly link a significant component of our executive's realized compensation value to the Company's achievement of book value per share growth, incentivize the achievement of sustainable long-term returns and further align our long-term equity incentive with that of our peers' and the trends observed in the marketplace. See "Elements of Executive Compensation Program — Overview of Compensation Elements".
The Compensation Committee granted our CEO and other NEOs the following 2023 equity awards as part of their target compensation package.

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NEO	FAIR VALUE OF RSUs ($)	FAIR VALUE OF PRSUs ($)	TOTAL GRANT DATE FAIR VALUE OF 2023 RSU AND PRSU AWARDS ($)
Adam S. Pollitzer	2,137,486	2,137,486	4,274,972
Bradley M. Shuster	949,983	0	949,983
Ravi Mallela	449,990	449,990	899,980
William J. Leatherberry	584,491	584,491	1,168,982
Robert Smith	446,494	446,494	892,988
2023 RSUs Granted:
The 2023 RSU awards for each of our NEOs (other than Mr. Shuster) are eligible to vest 40% on each of the first and second anniversaries of the grant date, with the remaining 20% eligible to vest on the third anniversary of the grant date. Mr. Shuster's 2023 RSU award is eligible to vest in thirds over a three-year period from the grant date.
2023 PRSUs Granted:
The PRSUs we granted to our NEOs in 2023 are earned based on achievement of cumulative BVPS growth targets (as described below) over a three-year performance period commencing on January 1, 2023 and ending on December 31, 2025 (Performance Period). With respect to the BVPS goals, the awards have a 50% payout for threshold achievement, 100% payout for target achievement, 150% for above target achievement, and 200% payout for maximum achievement, with linear interpolation between performance levels.
The chart below illustrates the percentage of PRSUs eligible to vest (BVPS Vesting Percentage) if the Company achieves the corresponding BVPS growth target (BVPS Growth Percentage), rounded to the nearest tenth of a percent (0.1%), as determined by the Compensation Committee at the end of the Performance Period:

2023 PRSUs GRANTED
2023 CUMULATIVE BVPS GROWTH TARGETS	THRESHOLD	TARGET	MAXIMUM
BVPS[1] Growth Percentage[2]	5.0%	10%	15%
BVPS Vesting Percentage	50%	100%	200%
1.As defined for purposes of the 2023 PRSUs, BVPS, for any year during the Performance Period, is equal to the "Adjusted Book Value" for such year divided by the number of "Common Shares Outstanding." "Adjusted Book Value" is a non-GAAP measure, and means, for any year, the consolidated stockholder's equity of the Company computed in accordance with GAAP, as reflected in the Company's financial statements, adjusted to exclude the impact of (i) accumulated other comprehensive income (loss); (ii) the cumulative effect of cash dividends paid on the Company's common stock during the Performance Period, (iii) the cumulative effect of the repurchase of the Company's common stock during the Performance Period, (iv) the cumulative effect of changes in accounting principles under GAAP, and (v) the cumulative effect of changes in tax law.
2.BVPS Growth Percentage means, for the Performance Period, the compounded annual growth rate in BVPS measured at the end of the Performance Period over the BVPS measured as of December 31, 2022.
No later than 60 days following the completion of the Performance Period, the Compensation Committee will determine the Company's BVPS Growth Percentage, certify the level of achievement with respect to the BVPS Vesting Percentage, if any, and determine the portion of shares that have been earned in accordance with the terms of the applicable plan and/or award agreement, with any unearned PRSUs to be forfeited at that time.
2023 Payouts Under Our 2021 PRSU Awards
In 2021, the Company granted PRSUs to our NEOs that are earned based on the achievement of cumulative BVPS growth targets over a three-year performance period commencing on January 1, 2021 and ending on December 31, 2023. In February 2024, the Compensation Committee determined the extent to which the fiscal year 2021 PRSUs had been earned: a 200% payout based on BVPS Growth Percentage of 21.2% over the three-year performance period. The terms of the fiscal year 2021 PRSUs, including the target performance and payout level, actual results and vesting schedule, are summarized in the following table:

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2023 PAYOUT UNDER OUR 2021 PRSU AWARDS
2021 CUMULATIVE BVPS GROWTH TARGETS	THRESHOLD	TARGET	ABOVE	MAXIMUM
BVPS[1] Growth Percentage[2]	7.5%	13.5%	15.0%	17.5%
BVPS Vesting Percentage	50%	100%	150%	200%
1.As defined for purposes of the 2021 PRSUs, BVPS, for any year during the Performance Period, is equal to the "Adjusted Book Value" for such year divided by the number of "Common Shares Outstanding." "Adjusted Book Value" is a non-GAAP measure, and means, for any year, the consolidated stockholder's equity of the Company computed in accordance with GAAP, adjusted to exclude the impact of (i) accumulated other comprehensive income (loss); (ii) the cumulative effect of cash dividends paid on the Company's common stock during the Performance Period, (iii) the cumulative effect of the repurchase of the Company's common stock during the Performance Period, (iv) the cumulative effect of changes in the fair value of the Company's warrant liability to the extent such warrants are not exercised, (v) the cumulative effect of changes in accounting principles under GAAP, and (vi) the cumulative effect of changes in tax law.
2.BVPS Growth Percentage means, for the Performance Period, the compounded annual growth rate in BVPS measured at the end of the Performance Period over the BVPS measured as of December 31, 2020.
Retirement Savings Plan
Since 2014, the Company has offered a tax-qualified defined contribution retirement savings plan (i.e., the 401(k) Plan), pursuant to which our employees, including our NEOs, are able to contribute a percentage of their annual compensation on a pre- and post-tax basis, up to the limits prescribed by the Internal Revenue Service. In 2023, we offered a 401(k) Company matching contribution for eligible employees who participated in the 401(k) Plan, including our NEOs, of up to 5% of an employee's eligible compensation. Generally, "eligible compensation" used for purposes of calculating contributions under the 401(k) Plan is the amount paid to the NEO as base salary, cash allowance and bonuses. Each of our NEOs was eligible to participate in the 401(k) Plan in 2023. The Company does not sponsor any nonqualified deferred compensation plans or pension plans.
Executive Cash Allowance Program
The Company includes in the annual compensation of each NEO a standardized, fixed cash amount to be used at the discretion of the executive officer, in lieu of individualized perquisite programs. In 2023, the additional compensation under this program was approximately $38,400 for Mr. Pollitzer and Mr. Shuster and approximately $30,000 for our other NEOs.
OTHER IMPORTANT GOVERNANCE AND EXECUTIVE COMPENSATION POLICIES
Minimum Stock Ownership and Holding Period (Executive Officers)
Our Stock Ownership Policy, which is administered by the Compensation Committee, is applicable to the Company's executive officers, including our Executive Chairman and other NEOs, and non-employee directors. These guidelines were adopted to further underscore that management's interests should be aligned with those of our stockholders'. Stock considered owned under the policy includes (i) common shares owned outright by the executive or director; (ii) shares underlying unvested RSUs (but excluding all PRSUs); and (iii) "in-the-money" vested options. Under the policy, the total value of all shares of the Company's common stock held by each executive officer must equal or exceed the following multiples of their respective base salaries:

POSITION	BASE SALARY MULTIPLE
Executive Chairman	10.0x
Chief Executive Officer	5.0x
Executive Vice Presidents, including Chief Financial Officer, Chief Administrative Officer and Chief Risk Officer	3.0x
Each executive officer is required to hold 50% of shares delivered by the Company upon vesting or exercise of equity awards granted under the Company's equity plans, until the applicable stock ownership threshold has been met. Under the policy, each executive officer is expected to meet the guideline within five years of becoming a participant under the policy. As of December 31, 2023, each of our NEOs met the stock ownership requirement.
Absolute Hedging and Pledging Prohibitions
Our executive officers (including all of our NEOs) and directors are subject to the Company's Insider Trading and Information Policy, which includes a complete prohibition on engaging in any form of speculative hedging transaction involving the Company's equity securities. In addition, our executive officers and directors may not hold Company securities in a margin account or pledge such securities as collateral for a loan.

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Clawback Policy
In 2023, the Compensation Committee adopted a new Clawback Policy, effective September 13, 2023, to comply with the SEC’s recently issued regulations on the recovery of erroneously awarded compensation and NASDAQ Rule 5608. The Clawback Policy provides for the recovery of excess incentive-based compensation paid to any executive officer that is based upon the achievement of financial results for which the Company is required to prepare an accounting restatement. A copy of the Clawback Policy is included as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Tax Considerations and Deductibility of Compensation
In connection with fiscal year 2023 compensation decisions, while the Compensation Committee considered the potential tax deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, the Compensation Committee also considered delivering competitive levels and forms of compensation. The Compensation Committee reserves the right to establish compensation arrangements that may not be fully tax deductible under applicable tax laws.
Severance Plan
The Company's Severance Plan provides for payment of cash severance and continuation of healthcare coverage upon certain involuntary terminations of employment by the Company, as specified in the Severance Plan, including a workforce reduction, elimination of an eligible employee's position, lack of work or any other reason approved in the sole discretion of the Company (each, a Severance Termination). The Severance Plan applies to all of the Company's regular full- or part-time employees, including our NEOs.
Upon a Severance Termination, subject to certain conditions, including the applicable executive's execution and non-revocation of a separation agreement and release, the Severance Plan provides that an eligible NEO would receive three months' base salary and three months' of health coverage contributions (paid at the active employee rate) for each full year of service, with a maximum benefit of 12 months' base salary and 12 months' of health coverage contributions. Based on their years of service as of December 31, 2023, each of Messrs. Pollitzer, Shuster, Leatherberry and Smith were eligible for 12 months of benefits, and Mr. Mallela was eligible for three months of benefits. As of January 10, 2024, Mr. Mallela was eligible for six months of benefits. See "Compensation of Named Executive Officers — Compensation Discussion and Analysis — Compensation and Related Tables— Potential Payments Upon Termination of Employment or Change in Control as of December 31, 2023 - Severance Termination".
Change in Control Severance Plan (CIC Severance Plan)
The Company's CIC Severance Plan contemplates that the Compensation Committee will designate from time-to-time, in its sole discretion, the executive officers who are eligible to receive benefits under the CIC Severance Plan. The Compensation Committee has designated each of the Company's NEOs as participants in the CIC Severance Plan. Each executive designated by the Compensation Committee to receive benefits under the CIC Severance Plan has received a "participation notice," confirming the terms of the executive's participation, including (i) a severance multiple for purposes of determining the participant's cash severance amount (the Severance Multiple) and (ii) the period of time during which the participant is eligible for medical insurance premium reimbursements (the COBRA Period). Participants in the CIC Severance Plan are also participants in the Severance Plan, but participants are not entitled to benefits under both plans, to avoid duplication of payments.
The Compensation Committee has named each of the Company's NEOs as participants in the CIC Severance Plan at the following Severance Multiples and COBRA Periods:

NEO	SEVERANCE MULTIPLE	COBRA PERIOD
Adam S. Pollitzer	2.0x	24 months
Bradley M. Shuster	2.0x	24 months
Ravi Mallela	1.5x	18 months
William J. Leatherberry	1.5x	18 months
Robert Smith	1.5x	18 months
The CIC Severance Plan requires a "double-trigger" to be eligible for benefits, meaning that upon a participant's termination of employment without "Cause" or for "Good Reason" (in each case as defined in the CIC Severance Plan) within 24 months after a "Change in Control" (as defined in the CIC Severance Plan), or six months before a Change in Control (if the termination within that six month period occurs after a definitive agreement that contemplates such Change in Control is executed and the Change in Control occurs), such participant shall be entitled to the following payments, subject to the participant's execution and non-revocation of a release of claims:
•a lump sum cash payment equal to (A) the sum of the participant's base salary and target annual incentive bonus, in each case, as in effect immediately prior to the termination, multiplied by (B) the participant's Severance Multiple;

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•a lump sum cash payment equal to the cost of monthly healthcare premiums in effect as of the date of termination for the duration of the participant's COBRA Period;
•a lump sum cash payment equal to the participant's target annual incentive bonus for the fiscal year in which the participant is terminated, pro-rated through the date of termination as described in the CIC Severance Plan; and
•any other earned and vested amounts or benefits that the Company is required to pay or provide or which the participant is eligible to receive from the Company through the date of the termination, to the extent not yet paid or provided.
COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of the Company, have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the Company's management. Based on such review and discussion, we recommend to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Members of the Compensation Committee
James G. Jones (Chair)
Michael Embler
Priya Huskins
Steven L. Scheid

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COMPENSATION AND RELATED TABLES
2023 SUMMARY COMPENSATION TABLE
The following summary compensation table sets forth information regarding the compensation paid, awarded to or earned by our NEOs who were serving as executive officers on December 31, 2023, for services rendered in all capacities during the fiscal years presented.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)(1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)	ALL OTHER COMPENSATION ($)(3)	TOTAL ($)

Adam S. Pollitzer, President and Chief Executive Officer(4)	2023	900,000		4,274,972	2,699,550	56,965	7,931,487
	2022	800,000		3,000,000	1,620,000	54,844	5,474,844
	2021	591,000		1,122,998	1,063,800	44,806	2,822,604
Bradley M. Shuster, Executive Chairman	2023	650,000		949,983	1,114,100	62,222	2,776,305
	2022	650,000		949,976	877,500	59,986	2,537,462
	2021	650,000		949,992	1,170,000	54,879	2,824,871
Ravi Mallela, Chief Financial Officer(5)	2023	500,000		899,980	857,000	48,565	2,305,545
	2022	470,000		3,089,991	632,022	44,908	4,236,921
William J. Leatherberry, Chief Administrative Officer, General Counsel	2023	570,000		1,168,982	976,980	48,565	2,764,527
	2022	545,000		1,267,194	735,750	45,581	2,593,525
	2021	509,000		966,966	916,200	44,806	2,436,972
Robert Smith, Chief Risk Officer(6)	2023	470,000		892,988	805,580	48,565	2,217,133
	2022	450,000		854,973	607,500	45,581	1,958,054
1.Represents the grant date fair value of the RSUs and PRSUs, as applicable, granted to our NEOs in the respective fiscal year, calculated in accordance with ASC Topic 718. The amount in this column includes the grant date fair value of 2023 PRSU awards assuming achievement at the target level of performance of $2,137,486, $449,990, $584,491 and $446,494 for each of Messrs. Pollitzer, Mallela, Leatherberry, and Smith, respectively. Assuming achievement at the maximum level of performance, the value of each NEO's 2023 PRSU award on the grant date would have been $4,274,972, $899,980, $1,168,982 and $892,988 for each of Messrs. Pollitzer, Mallela, Leatherberry, and Smith, respectively. See Note 10, "Share-Based Compensation" of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended December 31, 2023 for an explanation of the assumptions made in valuing these awards.
2.The amounts reported in this column for each fiscal year represent each NEO's annual incentive bonus that was earned in such year, awarded by the Compensation Committee, and paid in the subsequent fiscal year. See "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Compensation Program Details — Short-Term Incentive Program & Corporate Performance Objectives," above for additional information regarding our NEOs' 2023 bonus awards.
3.The amounts reported in this column for 2023 include: (a) executive cash allowances of approximately $38,400 for each of Messrs. Pollitzer and Shuster and approximately $30,000 for each of Messrs. Leatherberry, Mallela and Smith; (b) matching 401(k) Plan contributions of $16,500 on behalf of each of Messrs. Pollitzer, Shuster, Mallela, Leatherberry and Smith; (c) reserved parking fees for each NEO; and (d) reimbursement for the travel costs of Mr. Shuster's spouse to accompany him on certain business-related travel itineraries.
4.Mr. Pollitzer became our CEO and President effective January 1, 2022 and his compensation in fiscal year 2021 reflects his compensation received as our CFO during that year.
5.In connection with Mr. Mallela's appointment as our CFO effective January 10, 2022, and as previously disclosed in our Current Report on Form 8-K filed with the SEC on December 21, 2021, during fiscal year 2022, in addition to his regular equity award, Mr. Mallela also received a one-time make-whole RSU award with a grant date fair value of $1,870,000 in consideration for equity awards Mr. Mallela forfeited from his previous employer and an inducement RSU award with a grant date fair value of $380,000.
6.Mr. Smith became an NEO for the first time in 2022.

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EMPLOYMENT ARRANGEMENTS WITH OUR NEOs
Our NEOs are employed by the Company on an "at-will" basis and are party to certain offer, employment and/or promotion letters with the Company (collectively, the Offer Letters). Among other things, each of the Offer Letters provides that the relevant executive shall (i) receive an annual base salary; (ii) participate in the Company's benefit plans; (iii) be eligible for a discretionary annual cash bonus under the Company's annual bonus plan; and (iv) be eligible for equity grants under the Company's equity plans. The material components of our NEOs' 2023 employment arrangements are summarized below.
Salary. Each NEO is entitled to an annual base salary as determined annually by the Compensation Committee. Each NEO's 2023 base salary is quantified above, in "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Compensation Program Details — Base Salary."
Annual Bonus. Each NEO is eligible for a discretionary annual cash bonus, with a target annual bonus opportunity in 2023 of 100% (175% in the case of our CEO) of the executive's annual base salary. See "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Compensation Program Details — Short-Term Incentive Program & Corporate Performance Objectives," above for a discussion of payment of bonuses to our NEOs under the 2023 Bonus Plan.
Equity Awards. Each NEO received equity awards in 2023 under our 2014 Plan. Our NEOs' 2023 equity award grants and outstanding equity awards as of December 31, 2023 are described and quantified below under "— Grants of Plan-Based Awards for 2023" and "— Outstanding Equity Awards at 2023 Fiscal Year-End," respectively.
Benefit Plans. Each NEO is eligible to participate in the Company's benefit plans, including the Company's 401(k) retirement plan and the executive cash allowance program, as discussed above in "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Compensation Program Details."
Severance Benefits. In 2023, each NEO was eligible to participate in the Company's Severance Plan. See "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Other Important Governance and Executive Compensation Policies — Severance Plan."
CIC Severance Plan Benefits. Each of our NEOs was a participant in the Company's CIC Severance Plan in 2023. See "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Other Important Governance and Executive Compensation Policies — Change In Control Severance Plan (CIC Severance Plan)" above. See below under "— Potential Payments Upon Termination of Employment or Change in Control as of December 31, 2023" for a description of the change-in-control severance benefits that our NEOs would have been eligible to receive as of December 31, 2023.

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GRANTS OF PLAN-BASED AWARDS FOR 2023

	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#) (3)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($) (4)
NAME		THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Adam S. Pollitzer		1,181,250	1,575,000	2,835,000
	2/8/2023							92,332	2,137,486
	2/8/2023				46,166	92,332	184,664		2,137,486
Bradley M. Shuster		487,500	650,000	1,170,000
	2/8/2023							41,036	949,983
Ravi Mallela		375,000	500,000	900,000
	2/8/2023							19,438	449,990
	2/8/2023				9,719	19,438	38,876		449,990
William J. Leatherberry		427,500	570,000	1,026,000
	2/8/2023							25,248	584,491
	2/8/2023				12,624	25,248	50,496		584,491
Robert Smith		352,500	470,000	846,000
	2/8/2023							19,287	446,494
	2/8/2023				9,644	19,287	38,574		446,494
1.In 2023, the Compensation Committee established corporate performance objectives under the 2023 bonus plan to provide for compensation that was intended to serve as an incentive for performance in 2023, based on established performance measures, notwithstanding that the Compensation Committee retained discretion to award payouts of any amount irrespective of the Company's actual performance against such objectives. The amounts earned by our NEOs in 2023 based on actual achievement of the 2023 performance objectives, but awarded and paid in 2024, are shown in the "Non-Equity Incentive Plan Compensation" column of the 2023 Summary Compensation Table above. See "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Compensation Program Details — Short-Term Incentive Program & Corporate Performance Objectives," above for additional information regarding our NEOs' 2023 bonus awards.
2.Represents February 8, 2023 PRSU awards, which are eligible to vest after the Performance Period ends on December 31, 2025, generally subject to such NEOs' continued employment with the Company through the vesting date, with the percentage of the PRSUs that are eligible to vest dependent on the Company meeting cumulative BVPS growth targets set forth in the awards. See "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Compensation Program Details — Long-Term Incentive Program & BVPS Growth Targets," above for a description of the 2023 PRSU awards.
3.Our NEOs' (other than Mr. Shuster) 2023 RSU grants are eligible to vest 40% on each of the first and second anniversaries of the grant date, with the remaining 20% eligible to vest on the third anniversary of the grant date. Mr. Shuster's 2023 RSU grant is eligible to vest in thirds on the first, second, and third anniversaries of the grant date.
4.The amounts included in this column reflect the grant date fair value of our NEOs' 2023 RSU and PRSU awards at target level of performance. Actual amounts to be paid to our NEOs will depend on our performance against the applicable performance conditions and at maximum performance, would result in an additional 2,137,486, 449,990, 584,491, and 446,494 for each of Messrs. Pollitzer, Mallela, Leatherberry and Smith.

NMI Holdings, Inc. (NMIH)	50	2024 Proxy Statement

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END
The following table provides our NEOs' outstanding equity awards as of December 31, 2023:

		OPTION AWARDS					STOCK AWARDS
NAME	GRANT YEAR	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(8)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(8)

Adam S. Pollitzer	2018	16,264			18.70	2/7/2028
	2018	19,435			16.00	3/15/2028
	2019	25,426			22.19	2/13/2029
	2021						4,883 (1)	144,927
	2022						34,844 (2)	1,034,170	116,144 (4)	3,447,154
	2023						92,332 (3)	2,740,414	184,664 (5)	5,480,828
Bradley M. Shuster	2017	330,788			11.10	2/9/2027
	2018	195,252			18.70	2/7/2028
	2019	40,950			22.19	2/13/2029
	2021						13,768 (1)	408,634
	2022						24,519 (6)	727,724
	2023						41,036 (7)	1,217,948
Ravi Mallela	2022						62,021 (2)	1,840,783	32,520 (4)	965,194
	2023						19,438 (3)	576,920	38,876 (5)	1,153,840
William J, Leatherberry	2018	22,482			18.70	2/7/2028
	2018	9,718			16.00	3/15/2028
	2019	23,392			22.19	2/13/2029
	2021						4,205 (1)	124,804
	2022						16,461 (2)	488,562	43,252 (4)	1,283,719
	2023						25,248 (3)	749,361	50,496 (5)	1,498,721
Robert Smith	2018	26,287			16.25	5/10/2028
	2019	14,111			22.19	2/13/2029
	2021						3,552 (1)	105,423
	2022						9,930 (2)	294,722	33,100 (4)	982,408
	2023						19,287 (3)	572,438	38,574 (5)	1,144,876
1.These RSUs vested on 2/10/2024.
2.Two-thirds of these RSUs vested on 2/9/2024, with the remaining one-third eligible to vest on 2/9/2025.
3. 40% of these RSUs vested on 2/8/2024, with another 40% eligible to vest on 2/8/2025 and the remaining 20% eligible to vest on 2/8/2026.
4.Represents February 9, 2022 PRSU award, which is eligible to vest after the Performance Period ends on December 31, 2024, subject to such NEO's continued employment with the Company through the vesting date, with the percentage of the PRSUs that are eligible to vest dependent on the Company meeting BVPS growth targets specified in the award. The amount in the table assumes maximum performance. See "Compensation Discussion and Analysis - Elements of Executive Compensation Program - Compensation Program Details - Long-Term Incentive Program & BVPS Growth Targets," above for a description of such NEOs' 2022 PRSU awards.
5.Represents February 8, 2023 PRSU award, which is eligible to vest after the Performance Period ends on December 31, 2025, subject to continued employment with the Company through the vesting date, with the percentage of the PRSUs that are eligible to vest dependent on the Company meeting BVPS growth targets specified in the award. The amount in the table assumes maximum performance. See "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Compensation Program Details — Long-Term Incentive Program & BVPS Growth Targets," above for a description of such NEOs' 2023 PRSU awards.

NMI Holdings, Inc. (NMIH)	51	2024 Proxy Statement

6.One-half of these RSUs vested on 2/9/2024, with the remaining eligible to vest on 2/9/2025.
7.One-third of these RSUs vested on 2/8/2024, with the second third eligible to vest on 2/8/2025 and the remaining third eligible to vest on 2/8/2026.
8.The value is based on the $29.68 Closing Price of our common stock on NASDAQ on 12/31/2023 multiplied by the number of unvested RSUs or PRSUs, as applicable, as of 12/31/2023.
OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2023

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($) (1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)(2)	VALUE REALIZED ON VESTING ($)(3)
Adam S. Pollitzer	—	—	62,050	1,429,649
Bradley M. Shuster	378,872	7,698,793	38,926	893,597
Ravi Mallela	—	—	41,347	949,741
William J. Leatherberry	—	—	45,003	1,037,568
Robert Smith	—	—	34,857	803,837
1.The value realized on the exercise of option awards is calculated by determining the difference between the market value of the underlying Company common stock on the exercise date and the exercise price of the option awards. Reflects the gross amount realized without netting the value of shares surrendered to cover the exercise price and to satisfy tax withholding obligations.
2.These shares include shares vested under (i) RSU awards granted to each of Messrs. Pollitzer, Shuster, Leatherberry and Smith in fiscal years 2020, 2021, and 2022, and to Mr. Mallela in 2022 (who joined the Company in 2022); and (ii) PRSU awards granted to each of Messrs. Pollitzer, Leatherberry and Smith in 2021 (2021 PRSUs) for which the three-year performance period ended at December 31, 2023 and for which the Compensation Committee had certified on February 7, 2024 that certain performance criteria were met, resulting in the vesting and issuance of 2021 PRSUs at a net settlement price equal to the closing stock price on February 7, 2024 to each of Messrs. Pollitzer, Leatherberry and Smith. Mr. Shuster does not receive PRSUs.
3.The value realized on the vesting of stock awards is calculated by multiplying the number of shares of Company common stock vested by the market value of the common stock on the vesting date. Reflects the gross amount realized without netting the value of shares surrendered to satisfy tax withholding obligations.
POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL AS OF DECEMBER 31, 2023
The following summarizes the compensation and benefits payable to each of our NEOs if an NEO's employment is terminated under various circumstances, in each case assuming a termination date as of December 31, 2023. In addition to the amounts described below, the NEOs would be entitled to earned but unpaid base salary and earned and awarded but unpaid annual bonus for a prior award period (other than any portion of such annual bonus that was previously deferred which would have been paid in accordance with the applicable deferral arrangement) (collectively, the Accrued Compensation) and any accrued and unpaid benefits, including accrued paid-time off and the timely payment of any amounts due and payable under any of our applicable plans, programs, policies or practices (collectively, the Accrued Benefits).
TERMINATION OF EMPLOYMENT WITHOUT CAUSE OR RESIGNATION WITH GOOD REASON
NEOs' Unvested RSU and PRSU Awards
All of our NEOs' outstanding, unvested RSU and PRSU grants have been made under the 2014 Plan. Each NEO's 2021, 2022 and 2023 RSU award agreement provides for pro-rata vesting if the NEO's employment is terminated by us without cause on or after the first anniversary of the grant date.
Each of our NEOs (other than Mr. Shuster) received PRSU awards. Each NEO's PRSU award agreement provides for vesting under the following terms, if such an NEO is terminated by us without cause during the term of the agreement:
(i) If such a termination occurs on or following the completion of the Performance Period, the then outstanding PRSUs shall vest, with the number of earned shares determined by the Compensation Committee in accordance with the standard vesting terms that apply following completion of the Performance Period. See "Compensation Discussion and Analysis — Compensation Program Details — Long Term Incentive Program & BVPS Growth Targets" above; or
(ii) If such a termination occurs prior to the expiration of the Performance Period, (A) the PRSUs shall remain outstanding through the last day of the Performance Period, without regard to the termination, (B) the number of PRSUs that become earned shares, if any, shall be determined based on the Compensation Committee's computation and certification of the BVPS Vesting Percentage as if no termination of employment had occurred, and (C) the number of earned shares that become vested shall be determined by multiplying (x) the number of earned shares by (y) a fraction, the numerator of which is the number of days which elapsed from the commencement of the Performance Period through the date of the termination of employment and the denominator of which is 1,095 (or 1,096 in the event of any leap year in the

NMI Holdings, Inc. (NMIH)	52	2024 Proxy Statement

Performance Period (e.g., in 2024)), and any then unvested PRSUs and shares which are earned but do not vest in accordance with such formula as of such date shall immediately be forfeited for no consideration, and the NEO's rights in any such unvested PRSUs or unvested earned shares shall immediately lapse and expire.
SEVERANCE PLAN TERMINATION
In 2023, each NEO was eligible to participate in the Severance Plan. See "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Other Important Governance and Executive Compensation Policies - Severance Plan," above. Upon a Severance Termination as of December 31, 2023, subject to the NEO's execution of a separation agreement and release and based on their years of service, each of Messrs. Pollitzer, Shuster, Leatherberry, and Smith would have received 12 months' base salary and 12 months of healthcare insurance premium contributions, and Mr. Mallela would have received 3 months' base salary and 3 months of healthcare insurance premium contributions. On January 9, 2024, Mr. Mallela became eligible to receive 6 months' base salary and 6 months of healthcare insurance premium contributions. Insurance premium contributions are paid at the active employee rate. See "Compensation Discussion and Analysis - Elements of Executive Compensation Program - Other Important Governance and Executive Compensation Policies - Severance Plan".
TERMINATION OF EMPLOYMENT FOR CAUSE OR VOLUNTARY RESIGNATION
For each of our NEOs, all unvested equity awards will be forfeited following the Company's termination of the executive's employment for "cause" (as defined in the applicable equity plan). If any NEO is terminated for cause or voluntarily resigns, such NEO would not be entitled to payment of any severance benefit, but would be paid Accrued Compensation and Accrued Benefits, if any.
TERMINATION OF EMPLOYMENT DUE TO DEATH OR DISABILITY
Upon a termination of employment due to death or disability, our NEOs are entitled to payment of Accrued Compensation and Accrued Benefits. Each NEO equity award (other than the PRSU awards) provides for pro-rata vesting if an NEO's employment is terminated due to death or disability. Any such vested options would become and remain exercisable until the first anniversary of the related termination of employment. Each of the 2021, 2022 and 2023 PRSU awards provide that if an NEO's employment is terminated due to death or disability, any unvested PRSUs would fully vest and be deemed to be earned based on the target level of performance.
CHANGE IN CONTROL
The Company's CIC Severance Plan provides for "double-trigger" severance benefits for our NEOs following a change in control. See "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Other Important Governance and Executive Compensation Policies — Change in Control Severance Plan (CIC Severance Plan)," above. Under the CIC Severance Plan, if an NEO's employment is terminated without cause or for good reason, within 24 months after a change in control, or six months before a change in control (if the termination within that six month period occurs after a definitive agreement that contemplates such change in control is executed and the change in control occurs), such participant shall be entitled to the following lump sum cash payments, subject to the NEO's execution and non-revocation of a separation agreement and release:
i.a lump sum cash payment equal to (A) the sum of the NEO's base salary and target annual incentive bonus, in each case, as in effect immediately prior to the termination, multiplied by (B) the participant's Severance Multiple;
ii.a lump sum cash payment equal to the cost of monthly healthcare premiums in effect as of the date of termination for the duration of the NEO's COBRA Period;
iii.a lump sum cash payment equal to the NEO's target annual incentive bonus for the fiscal year in which the NEO is terminated, pro-rated through the date of termination as described in the CIC Severance Plan; and
iv.any Accrued Compensation and Accrued Benefits.
In addition, pursuant to the terms of the applicable award agreements, upon a "change in control" (as defined in the applicable equity plan), all outstanding stock options and RSUs granted to our NEOs will immediately vest and options would become exercisable. If an NEO's employment is terminated for any reason (other than for "cause" as defined in the applicable equity plan) during the two years following a change in control, all vested stock options shall remain outstanding and exercisable until the earlier of the tenth anniversary of the date of grant or the fifth anniversary of the employment termination.
Under our NEOs' 2023 PRSU award agreements, if a change in control occurs:
i.on or following the completion of the Performance Period, then (A) the Compensation Committee would determine the number of earned shares which is equal to the level of achievement that would result by determining the Company's BVPS Vesting Percentage through the completion of the Performance Period, and (B) all earned shares would immediately vest and any unvested PRSUs as of such date would be forfeited, or
ii.prior to the expiration of the Performance Period, then (A) the last day of the calendar quarter prior to the date of the change in control shall be deemed to be the last day of the Performance Period, (B) the Compensation Committee would determine that the number of earned shares is equal to the greater of (x) the level of achievement that would result by

NMI Holdings, Inc. (NMIH)	53	2024 Proxy Statement

determining the BVPS Vesting Percentage through such date and (y) the total number of shares at target achievement, and (C) all earned shares would immediately vest and any unvested PRSUs as of such date would be forfeited.
NEO TERMINATION PAYMENTS
The following table reflects the estimated payments to our NEOs that would have been made upon certain hypothetical terminations of employment or a change in control, with such payments based on the assumption that such an event occurred on December 31, 2023.
The closing price of our common stock on December 31, 2023 on NASDAQ was $29.68 per share (the Closing Price).
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

NAME	SCENARIO	CASH SEVERANCE ($)	RESTRICTED STOCK UNIT VESTING ($)	BENEFITS ($)	TOTAL ($)
Adam S. Pollitzer	Voluntary Resignation
	Termination without Cause		3,954,029 (1)		3,954,029
	Severance Termination	900,000 (2)	3,954,029 (1)	42,463 (2)	4,896,492
	Involuntary Termination for Cause
	Death or Disability		6,185,460 (3)		6,185,460
	Termination Following Change in Control	6,609,926 (4)	8,383,502 (5)		14,993,427
	No Termination Following Change in Control		8,383,502 (5)		8,383,502
Bradley M. Shuster	Voluntary Resignation
	Termination without Cause or for Good Reason		686,676 (1)		686,676
	Severance Termination	650,000 (2)	686,676 (1)	29,492 (2)	1,366,168
	Involuntary Termination for Cause
	Death or Disability		1,049,247 (3)		1,049,247
	Termination Following Change in Control	3,308,984 (4)	2,354,307 (5)		5,663,290
	No Termination Following Change in Control		2,354,307 (5)		2,353,307
Ravi Mallela	Voluntary Resignation
	Termination without Cause		1,928,428 (1)		1,928,428
	Severance Termination	125,000 (2)	1,928,428 (1)	10,616 (2)	2,064,044
	Involuntary Termination for Cause
	Death or Disability		2,358,284 (3)		2,358,284
	Termination Following Change in Control	2,063,694 (6)	3,477,220 (5)		5,540,914
	No Termination Following Change in Control		3,477,220 (5)		3,477,220
William J. Leatherberry	Voluntary Resignation
	Termination without Cause		1,506,290 (1)		1,506,290
	Severance Termination	570,000 (2)	1,506,290 (1)	27,217 (2)	2,103,507
	Involuntary Termination for Cause
	Death or Disability		2,059,614 (3)		2,059,614
	Termination Following Change in Control	2,320,825 (6)	2,753,948 (5)		5,074,773
	No Termination Following Change in Control		2,753,948 (5)		2,753,948
Robert Smith	Voluntary Resignation
	Termination without Cause		1,114,247 (1)		1,114,247
	Severance Termination	470,000 (2)	1,114,247 (1)	26,842 (2)	1,611,088
	Involuntary Termination for Cause
	Death or Disability		1,536,623 (3)		1,536,623
	Termination Following Change in Control	1,920,263 (6)	2,036,226 (5)		3,956,489
	No Termination Following Change in Control		2,036,226 (5)		2,036,226

NMI Holdings, Inc. (NMIH)	54	2024 Proxy Statement

1.At December 31, 2023, each of Messrs. Pollitzer, Shuster, Leatherberry and Smith's 2021 and 2022 RSU grants provided for pro-rata vesting for a termination by us without cause, including a Severance Termination under the Severance Plan. Mr. Mallela received RSU grants in 2022 after joining the Company in 2022. No value is included in this table for pro-rata vesting under our NEOs' 2023 RSU grants, because pro-rata vesting of our RSU grants would only have been triggered on or after the first anniversary of the grant date. Each of Messrs. Pollitzer, Mallela, Leatherberry and Smith received PRSU awards in 2022. Mr. Shuster did not receive any PRSUs. With a hypothetical termination of employment without cause or severance termination at December 31, 2023 and prior to the end of the Performance Periods for each of the 2022 and 2023 PRSU grants for each of Messrs. Pollitzer, Mallela, Leatherberry and Smith, the 2022 and 2023 PRSUs would have remained outstanding through the end of each PRSU's respective Performance Periods, after which the Compensation Committee would make its determination of which PRSUs, if any, would be earned and eligible to vest. Notwithstanding that the 2022 and 2023 PRSUs would not have been eligible to vest upon a termination of employment occurring on December 31, 2023, we included values for the 2022 and 2023 PRSUs for each of Messrs. Pollitzer, Mallela, Leatherberry and Smith, respectively, assuming achievement of 200% and 100% of target levels, respectively, as of December 31, 2023. See "Compensation and Related Tables — Outstanding Equity Awards at 2023 Fiscal Year-End" and "— Termination of Employment without Cause or Resignation with Good Reason — NEOs' Unvested RSU and PRSU Awards" above.
2.Amounts payable under the Severance Plan upon a Severance Termination. At December 31, 2023, each of our NEOs (except for Mr. Mallela) would have been eligible to be paid 12 months' base salary and to receive 12 months of healthcare insurance premium contributions. At December 31, 2022, Mr. Mallela would have been eligible to be paid 3 months' base salary and to receive 3 months of healthcare insurance premium contributions. See "— Severance Plan Termination" above.
3.At December 31, 2023, our NEOs' equity awards (other than 2022 and 2023 PRSUs granted to NEOs other than Messrs. Shuster) provided for pro-rata vesting if an NEO's employment had been terminated due to death or disability. Each NEO's unvested 2022 and 2023 PRSUs would have vested and been deemed to be earned in full at target performance if such NEO's employment had been terminated due to death or disability at December 31, 2023.
4.Under the CIC Severance Plan, upon a qualifying termination, at December 31, 2023, each of Messrs. Shuster and Pollitzer would have been entitled to a lump sum cash payment equal to the sum of (i) two times the sum of his 2023 annual base salary and 2023 target annual bonus; plus (ii) his 2023 target annual bonus; plus (iii) the cost of monthly healthcare premiums in effect as of the date of termination for the duration of his COBRA period. In 2023, the COBRA period was 24 months for each of Messrs. Shuster and Mr. Pollitzer.
5.Upon a change in control at December 31, 2023, any unvested RSUs would have fully vested. Each of our NEOs (other than Mr. Shuster) received a PRSU award in 2022 and 2023. With a hypothetical change in control at December 31, 2023, the end of the Performance Period would have been deemed to be September 30, 2023, and each such NEO would have been eligible to earn a number of PRSUs based on the greater of (x) achievement of the BVPS Vesting Percentage for a performance period from January 1, 2023 to September 30, 2023, or (y) target achievement. The values shown for the 2022 and 2023 PRSUs both assume achievement of 100% of their respective target levels, and that 100% of the 2022 and 2023 PRSUs were deemed to be earned and vested.
6.Under our CIC Severance Plan, upon a qualifying termination, at December 31, 2023, each of Messrs. Mallela, Leatherberry and Smith would have been entitled to a lump sum cash payment equal to the sum of (i) one and one-half times the sum of the NEO's 2023 annual base salary and 2023 target annual bonus; (ii) the NEO's 2023 target annual bonus; and (iii) the cost of monthly healthcare premiums in effect as of the date of termination for the duration of the participant's COBRA period. In 2023, the COBRA period was 18 months for each of Messrs. Mallela, Leatherberry and Smith.
CEO PAY RATIO
Below is: (i) the 2023 annual total compensation of our CEO; (ii) the 2023 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our CEO to that of our median employee; and (iv) the methodology we used to calculate our CEO pay ratio.

Mr. Pollitzer's 2023 Annual Total Compensation*	$7,931,487
Median Employee's 2023 Annual Total Compensation	$163,684
CEO to Median Employee Pay Ratio	48:1
* Our CEO's 2023 annual total compensation is the same amount disclosed above in the 2023 Summary Compensation Table.
METHODOLOGY
Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. We explain below our methodology and process for identifying our median employee and calculating our CEO to median employee pay ratio:
Determined Employee Population.
Our employee population consisted of all full- and part-time employees (other than Mr. Pollitzer) who were employed by the Company on December 31, 2023, the date we selected to identify our employees for purposes of the pay ratio calculation (2023 Population). As of December 31, 2023, our 2023 Population, excluding Mr. Pollitzer, consisted of 237 individuals employed in the United States.
Identified the Median Employee.
Consistent with Instruction 2 to Item 402(u) of Regulation S-K, we may identify the median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year; provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our 2023 CEO pay ratio disclosure. We reviewed the changes in our employee population and employee compensatory arrangements and determined there has been no change in our employee population or employee compensatory arrangements that would significantly impact the 2023 CEO pay ratio disclosure and ultimately require us to identify a new median employee for 2023.

NMI Holdings, Inc. (NMIH)	55	2024 Proxy Statement

Accordingly, the Company is permitted to use the same median employee as was used in fiscal 2022. Our methodology to confirm the median employee is consistent with last year's. We compiled compensation information for each employee in the 2023 Population for full fiscal year 2023 using a consistently applied compensation measure in accordance with SEC rules. To confirm the median employee, we used the following elements of compensation: 2023 annual cash compensation (i.e., salary, or wages, as applicable); cash bonuses and commissions earned and/or paid in 2023 and the grant date fair value of equity awards granted in 2023. We included bonuses, commissions, equity grants and the value of other benefits in our calculation, as these compensation components are widely distributed across our workforce.
Calculated CEO Pay Ratio.
We calculated our median employee's 2023 annual total compensation according to the SEC's instructions for preparing the Summary Compensation Table, including the value of all other compensation earned. We then calculated our CEO's 2023 annual total compensation using the same approach to determine the pay ratio shown above.
COMPARABILITY
We believe the ratio above is a reasonable estimate, based on the methodology we have described. Given the different methodologies, exclusions, estimates and assumptions other companies may use to calculate their respective CEO pay ratios, as well as differences in employment and compensation practices between companies, the estimated ratio reported above may not be comparable to that reported by other companies.
PAY VERSUS PERFORMANCE TABLE

Year (1)	Summary Compensation Table Total for PEO (2)	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On:		Net Income (millions)	Book Value per Share (4)
					Total Shareholder Return	Peer Group Total Shareholder Return (3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2023	$7,931,487	$12,238,436	$2,515,877	$3,829,745	$89	$112	$322.1	$25.54
2022	$5,474,844	$5,004,886	$2,831,491	$2,750,584	$63	$80	$292.9	$21.76
2021	$4,970,949	$4,032,083	$2,605,661	$2,534,488	$66	$91	$231.1	$18.23
2020	$3,877,097	$2,139,912	$2,286,214	$508,046	$68	$86	$171.6	$15.45
1.Our PEO and Non-PEO NEOs for each applicable year were as follows:
•2023: Mr. Pollitzer served as our PEO and Messrs. Shuster, Mallela, Leatherberry and Smith served as our non-PEO NEOs.
•2022: Mr. Pollitzer served as our PEO and Messrs. Shuster, Mallela, Leatherberry and Smith served as our non-PEO NEOs.
•2021: Ms. Claudia Merkle served as our PEO and Messrs. Shuster, Pollitzer (as our Chief Financial Officer), Leatherberry, and Patrick Mathis served as our non-PEO NEOs.
•2020: Ms. Merkle served as our PEO and Messrs. Shuster, Pollitzer (as our Chief Financial Officer), Leatherberry, and Patrick Mathis served as our non-PEO NEOs.
2.The "2023 Summary Compensation Table" totals reported for the PEO and the average of the Non-PEO NEOs for each year were subject to the following adjustments as set forth in the below table, per Item 402(v)(2)(iii) of Regulation S-K to calculate “compensation actually paid”. We did not make any assumptions in valuation that differs materially from those disclosed as of the grant date of such equity awards with respect to the amounts added relative to stock and option awards.

NMI Holdings, Inc. (NMIH)	56	2024 Proxy Statement

Adjustments to Determine "Compensation Actually Paid”
	2023		2022		2021		2020
	PEO (Mr. Pollitzer) ($)	Average for Non-PEO NEOs ($)	PEO (Mr. Pollitzer) ($)	Average for Non-PEO NEOs ($)	PEO (Ms. Merkle) ($)	Average for Non-PEO NEOs ($)	PEO (Ms. Merkle) ($)	Average for Non-PEO NEOs ($)

Summary Compensation Table Total	7,931,487	2,515,877	5,474,844	2,831,491	4,970,949	2,605,661	3,877,097	2,286,214
Adjustments
Deduction for Grant Date Fair Value of Awards Granted During Year	(4,274,972)	(977,983)	(3,000,000)	(1,540,534)	(2,315,962)	(991,737)	(2,099,940)	(1,012,344)
Adjustment for Fair Value of Equity Calculated Using SEC Methodology (a)
(i) Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Applicable Year	5,480,828	1,253,846	2,427,410	1,246,502	1,100,082	942,150	1,534,311	739,664
(ii) Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	2,582,252	818,534	13,051	72,727	258,291	22,031	(715,470)	(588,813)
(iii) Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	518,841	219,471	89,581	140,398	18,723	(43,617)	(456,086)	(916,675)
Compensation Actually Paid	12,238,436	3,829,745	5,004,886	2,750,584	4,032,083	2,534,488	2,139,912	508,046
a.Compensation Actually Paid excludes the Stock Awards column from the relevant fiscal year’s "Summary Compensation Table" total. The Rule 402(v) Equity Values instead reflect the aggregate of the following components, where applicable to us: (i) the fair value as of the end of the listed fiscal year of unvested equity awards granted in that year; (ii) the change in fair value during the listed fiscal year of equity awards granted in prior years that remained outstanding and unvested at the end of the listed fiscal year; and (iii) the change in fair value during the listed fiscal year through the vesting date of equity awards granted in prior years that vested during the listed fiscal year. Equity values are calculated in accordance with ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant. The Company does not maintain, nor do the NEOs participate in, any defined benefit or actuarial pension plans for which adjustments were required pursuant to Item 402(v).
3.The peer group used by the Company consists of the companies, including Essent Group Ltd., MGIC Investment Corporation, and Radian Group Inc., used in the Company’s performance graph as required by Item 201(e) of Regulation S-K and reported in Part II, Item 5 of its annual report on Form 10-K for the fiscal year ended December 31, 2023.
4.BVPS (excluding net unrealized gains and losses) is a non-GAAP measure, and is defined as total shareholder's equity, excluding the after-tax effects of unrealized gains and losses on investments, divided by shares outstanding. For more detail, please see Appendix B.

NMI Holdings, Inc. (NMIH)	57	2024 Proxy Statement

Relationship Between "Compensation Actually Paid" and Performance
The following graphs show the relationship between compensation actually paid to our executives in the last four years from 2020 through the end of 2023 as disclosed in the Pay vs. Performance table, and each of the following: the Company's cumulative TSR, the peer group cumulative TSR, the Company's net income, and the BVPS.

NMI Holdings, Inc. (NMIH)	58	2024 Proxy Statement

Tabular List of Most Important Financial Performance Measures
Below are the financial performance measures that we believe are the most important financial performance measures used to link NEO compensation to Company performance. For more information, please see “Compensation of Named Executive Officers – Compensation Discussion and Analysis” and Appendix B in this proxy statement for a reconciliation of the below financial measures to the most directly comparable GAAP measure.

2023 Most Important Performance Metrics
BVPS
Return on Equity
Net Operating Income

NMI Holdings, Inc. (NMIH)	59	2024 Proxy Statement

Item 2 Advisory Approval of Our Executive Compensation

Under Section 14A of the Exchange Act, this "say-on-pay" proposal gives our stockholders the opportunity to approve on a non-binding, advisory basis, the compensation of our NEOs as described in detail above under the heading "Compensation of Named Executive Officers."
We have implemented strong governance and compensation practices. As described in this proxy statement, our executive compensation programs are designed to attract, retain and motivate our NEOs, who are critical to our success, while maximizing stockholder value creation over the long-term. In addition to weighting NEO compensation towards performance-based, variable compensation, we also (i) utilize a fully independent compensation committee and compensation consultant in overseeing our NEOs' compensation; (ii) prohibit hedging or other speculative transactions in our stock; (iii) impose a compensation clawback policy; (iv) impose stock ownership and share retention requirements; and (v) encourage and solicit feedback regarding our executive compensation program.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described above. Accordingly, we strongly believe you should approve our NEOs' compensation paid in 2023. Although the say-on-pay vote is advisory, we value stockholder input, and the Compensation Committee will review and consider the voting results when making future decisions regarding the Company's compensation philosophy and plan design.
STOCKHOLDER VOTE REQUIRED
Advisory approval of the compensation of our NEOs requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting.
BOARD RECOMMENDATION

The Board unanimously recommends that you vote FOR the advisory approval of our executive compensation.

NMI Holdings, Inc. (NMIH)	60	2024 Proxy Statement

Item 3 Ratification of Appointment of Independent Auditors

The Audit Committee has appointed the accounting firm of BDO USA, P.C. (BDO) as our independent registered public accounting firm for the year ending December 31, 2024. As a matter of good corporate governance, the Board is seeking stockholder ratification of the appointment even though ratification is not legally required. If stockholders do not ratify this appointment, the Audit Committee will take this into consideration in its future selection of an independent registered public accounting firm. A representative of BDO is expected to attend the Annual Meeting and will be given an opportunity to make a statement and respond to appropriate questions.
AUDIT AND OTHER FEES
For the years ended December 31, 2023 and December 31, 2022, BDO billed us fees for services of the following types:

AUDIT AND OTHER FEES	2023 ($)	2022 ($)
Audit Fees	1,046,620	1,000,437
Audit-Related Fees	—	13,000
Tax Fees	—	—
All Other Fees	—	—
Total Audit and Other Fees	1,046,620	1,013,437
Audit Fees for 2023 and 2022 include BDO's review of our quarterly GAAP financial statements, audit of our year-end financial statements on a GAAP and statutory basis, review of SEC filings and expenses incurred by BDO in connection with providing services to NMI under the terms of the engagement.
Audit-Related Fees are generally fees for assurance and related services (e.g., due diligence services) that are reasonably related to the performance of the audit or review of the financial statements and which are not reported under "Audit Fees." Audit-Related Fees for 2022 also included professional services rendered in connection with reinsurance transactions.
The Audit Committee is responsible for pre-approving audit services and all permitted non-audit services to be performed by the independent auditor that will cost in excess of $30,000. The Audit Committee is also responsible for establishing policies and procedures for the engagement of the independent auditor to provide permitted audit and non-audit services. If we desire the independent auditor to provide an audit or non-audit service that has not been pre-approved, the service may be presented for pre-approval by the Audit Committee at its next meeting, or for services that arise between Audit Committee meetings, such pre-approval may be delegated to the Chair of the Audit Committee or a sub-committee of the Audit Committee, with any such delegated approval reported to the Audit Committee at its next meeting. The Audit Committee pre-approved all of the services that BDO provided in 2023.
STOCKHOLDER VOTE REQUIRED
The ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2024 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting.
BOARD RECOMMENDATION

The Board unanimously recommends that you vote FOR the ratification of the appointment of BDO USA, P.C. as the Company's independent registered public accounting firm for the year ending December 31, 2024.

NMI Holdings, Inc. (NMIH)	61	2024 Proxy Statement

Item 4 Approval of an Amendment and Restatement of our Certificate of Incorporation to Provide Exculpation for Certain Officers

The Board has approved an amendment and restatement of our Second Amended and Restated Certificate of Incorporation (Current Certificate) and is submitting a proposal for approval of the Third Amended and Restated Certificate (Amended Certificate) by our stockholders. We are asking you to approve of the Amended Certificate, which would provide for exculpation of our officers to the fullest extent permitted under Delaware law, as well as other immaterial changes to the Current Certificate described below, including to eliminate inoperative or historical provisions and to update certain other miscellaneous provisions.
BACKGROUND
Effective August 1, 2022, the state of Delaware, our state of incorporation, enacted legislation that enables Delaware corporations, including us, to limit the liability of certain of their officers in limited circumstances. Specifically, Section 102(b)(7) of the Delaware General Corporation Law (DGCL) was amended to permit Delaware corporations to include in their certificates of incorporation limitations of monetary liability for certain officers. Previously, Section 102(b)(7) of the DGCL only permitted exculpation of directors for breach of the fiduciary duty of care. Article X, Section 1 of the Current Certificate currently provides for the exculpation of directors but does not include a provision for the exculpation of officers.
Consistent with Section 102(b)(7) of the DGCL, as amended, our proposed officer exculpation provision of the Amended Certificate:
•authorizes us to provide for exculpation of the following officers: (i) our president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer, (ii) “named executive officers” identified in our SEC filings, and (iii) other individuals who have agreed to be identified as officers of the Company;
•only permits limiting the liability for breaches of the fiduciary duty of care for direct claims (including class actions);
•does not eliminate our officers’ monetary liability for breach of fiduciary duty claims brought by us or for derivative claims brought by stockholders in our name; and
•does not permit the elimination of liability of officers for: (i) any breach of the duty of loyalty to us or our stockholders; (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; or (iii) any transaction from which the officer derived an improper personal benefit.
The Current Certificate also contains certain inoperative and historical provisions, and contains certain other related miscellaneous provisions, which our Board is proposing to remove in the Amended Certificate, as it believes such provisions and their removal do not substantively affect stockholder rights.
Specifically,
•Article III is being amended to remove historical provisions that apply only if we did not receive GSE approval. We received GSE approval in 2013.
•Article IV is being amended to remove provisions relating to the Class B Non-Voting Common Stock (the Class B Stock) and make related conforming changes. We have not issued, nor do we intend to issue, such Class B Stock, and accordingly we intend to retire the Class B Stock prior to the filing of the Amended Certificate.
•Article V is being amended to remove provisions which terminated upon our receiving GSE approval in 2013.
•Article XI is being removed as its provisions terminated as of the date of the public offering of our Class A common stock on a national exchange in 2013.

NMI Holdings, Inc. (NMIH)	62	2024 Proxy Statement

RATIONALE FOR THE AMENDED CERTIFICATE
Our Board desires to streamline the Current Certificate, provide exculpation from liability for our officers to the extent permitted by the DGCL, remove historical provisions that are no longer applicable, and update certain other related miscellaneous provisions related to such revisions.
With respect to officer exculpation, our Board believes that such protection would better position us to attract and retain qualified and experienced officers. Officers must regularly navigate important decisions, often in reaction to time-sensitive situations and opportunities. These decisions may carry the potential for investigations, claims, lawsuits, or other legal actions seeking to assign blame after the fact, particularly given the current litigious landscape, regardless of their validity. Restricting the financial repercussions of such litigation to our Company would enable officers to exercise their business judgment effectively in advancing the interests of stockholders. In the absence of such protection, such individuals might be deterred from serving as officers due to exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit. Accordingly, aligning the protections available to our officers with those available to our directors to the extent such protections are available under the DGCL empowers our officers to exercise their business judgment in furtherance of stockholder interests without the potential for distraction posed by the risk of personal liability.
Taking into account the narrow class and type of claims for which officers would be exculpated, and the benefits our Board believes would accrue to us and our stockholders—enhancing our ability to attract and retain talented officers and potentially reducing future litigation costs associated with frivolous lawsuits—our Board determined that the Amended Certificate is in our best interests and of our stockholders.
The aforementioned description is a summary only and is qualified in its entirety by reference to the Amended Certificate, which is attached as Appendix A to this proxy statement and is marked to show the changes described above.
ADDITIONAL INFORMATION
If this Item 4 is not approved by stockholders representing a majority of the shares of our common stock outstanding as of the record date, then the Amended Certificate will not be approved and will not be implemented or become effective.
The vote on the Amended Certificate is binding. Approval of Item 4 will constitute approval for all purposes under the DGCL of the Amended Certificate, as set forth in Appendix A to this proxy statement.
If this Item 4 is approved, we intend to file the Amended Certificate with the Secretary of State of the State of Delaware as soon as practicable following stockholder approval of the Amended Certificate, which will become effective at the time of that filing.
The Board may, at any time prior to the effectiveness of the Amended Certificate, abandon it without further action by the stockholders or the Board (even if the requisite stockholder vote is obtained).
STOCKHOLDER VOTE REQUIRED
The approval of the amendment and restatement of our Current Certificate requires the affirmative vote of a majority of the shares outstanding as of the record date.
BOARD RECOMMENDATION

The Board unanimously recommends that you vote FOR the approval of the Amended Certificate to streamline the Current Certificate, incorporate new Delaware law provisions regarding officer exculpation, remove historical provisions that are no longer applicable, and update certain other related miscellaneous provisions related to such changes.

NMI Holdings, Inc. (NMIH)	63	2024 Proxy Statement

Appendix A

~~EXHIBIT 3.1~~
~~State of Delaware~~
~~Secretary of State~~
~~Division of Corporations~~
~~Delivered 08:01 AM 04/24/2012~~
~~FILED 08:00 AM 04/24/2012~~
~~SRV 120464047 - 4985193 FILE~~
~~SECOND~~THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
NMI HOLDINGS, INC.

NMI Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:
FIRST: The Corporation’s Certificate of Incorporation was filed with the Secretary of State of Delaware on May 19, 2011; ~~and~~ the Corporation’s Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on March 5, 2012; and the Corporation’s Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on April 24, 2012.
SECOND: Pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, this ~~Second~~Third Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) has been duly adopted in accordance therewith, and amends, restates and integrates the provisions of the Second Amended and Restated Certificate of Incorporation,
THIRD: The text of the ~~Amended and Restated Certificate of Incorporation is further amended and restated by this~~ Second Amended and Restated Certificate of Incorporation is further amended and restated by this Third Amended and Restated Certificate of Incorporation to read in its entirety as follows:
ARTICLE I
The name of the corporation (which is hereinafter referred to as the “Corporation”) is:
NMI Holdings, Inc.

ARTICLE II

~~EXHIBIT 3.1~~
The address of the Corporation’s registered office in the State of Delaware is c/o ~~National Registered Agents, Inc., 160 Greentree Drive, Suite 101~~The Corporation Trust Company, Corporation Trust Center, 1209 Orange St. in the City of ~~Dover~~Wilmington, County of ~~Kent~~New Castle, State of Delaware, ~~19904~~19801. The name of the Corporation’s registered agent at such address is ~~National Registered Agents, Inc~~The Corporation Trust Company.

ARTICLE III

NMI Holdings, Inc. (NMIH)	A-1	2024 Proxy Statement

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the “DGCL”)~~; provided, however, that in the event the Corporation does not receive GSE Approval (as defined below) prior to the Deadline (as defined below), then the purposes of the Corporation shall automatically, with no action required by the Board of Directors of the Corporation (the “Board”) or the stockholders of the Corporation, on the date of the Deadline and thereafter, be limited to effecting and implementing the dissolution and liquidation of the Corporation and the taking of any other actions expressly required to be taken herein on or after the Deadline, and the Corporation’s powers shall thereupon be limited to those set forth in Section 278 of the DGCL and as otherwise may be necessary to implement the limited purposes of the Corporation as provided herein or as required by applicable law, rule or regulation. This Article III may not be amended, unless GSE Approval (as defined herein) is received prior to the Deadline (as defined herein) without the approval of the affirmative vote of 85% or more of the shares of Class A Common Stock (as defined below) outstanding and entitled to vote on such proposed amendment, at a meeting called and held upon notice in accordance with Section 222 of the DGCL.~~.

~~EXHIBIT 3.1~~
ARTICLE IV
Section 1. Capital Stock. The Corporation shall be authorized to issue ~~260,250,000~~260,000,000 shares of capital stock, of which (~~i~~a) 250,000,000 shares shall be shares of ~~Class A~~ Common Stock, $0.01 par value (“~~Class A~~ Common Stock”)~~, (ii) 250,000 shares shall be shares of Class B Non-Voting Common Stock, $0.0 \ par value (the “Class B Non-Voting Common Stock” and, together with the Class A Common Stock, the “Common Slack”),~~  and (~~iii~~b) 10,000,000 shares shall be shares of Preferred Stock, $0.01 par value (“Preferred Stock”).
Section 2. Common Stock.
~~(a) Except as expressly provided herein, the rights, preferences and privileges of the Class A Common Stock and the Class B Non-Voting Common Stock shall be in all respects and for all purposes and in all circumstances absolutely and completely identical.~~
(~~b~~a) The holders of the Common Stock shall be entitled to receive an equal amount of dividends per share if, and when declared from time to time by the Board. ~~In no event shall any stock dividends or stock splits or combinations of stock be declared or made on the Class A Common Stock or Class B Non-Voting Common Stock unless the shares of Class A Common Stock and Class B Non-Voting Common Slack at the time outstanding are treated equally and identically, provided that, in the event of a dividend on Common Stock, shares of Class B NonVoting Common Stock shall only be entitled to receive shares of Class B Non-Voting Common Stock and shares of Class A Common Stock shall only be entitled to receive shares of Class A Common Stock.~~

NMI Holdings, Inc. (NMIH)	A-2	2024 Proxy Statement

~~EXHIBIT 3.1~~
(~~c~~b) In the event of the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, (~~I~~1) the rights of the holders of the Preferred Stock shall first be satisfied and (2) thereafter, the holders of the ~~Class A~~ Common Stock shall be entitled to receive all remaining assets of the Corporation of whatever kind available for distributions to the ~~Class A stockholders of the Corporation. Holders of the Class B Non-Voting Common Stock shall not be entitled to receive any assets of the Corporation of whatever kind on a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.~~holders of the Common Stock.
(~~d~~c) Except as otherwise required by law, herein or as otherwise provided in any Preferred Stock Designation, the holders of the ~~Class A~~ Common Stock shall exclusively possess all voting power and each share of ~~Class A~~ Common Stock shall be entitled to one vote~~, and the holders of the Class B Non-Voting Common Stock shall have no voting power, and shall not have the right to participate in any meeting of stockholders or to have notice thereof, except as required by applicable law and except that any action that would significantly and adversely affect the rights of the Class B Non-Voting Common Stock with respect to (1) the modification of the terms of the Class B Non-Voting Common Stock or (2) the rights of the holders of the Class B NonVoting Common Stock on a liquidation, dissolution or winding up of the Corporation, shall require the approval of the Class B Non-Voting Common Stock voting separately as a class.~~.
~~(e) Immediately upon the receipt by the Corporation of GSE Approval but prior to the Deadline, each share of Class B Non-Voting Stock issued and outstanding at that time shall automatically be converted into, and become entitled to any rights set forth herein, or that otherwise may exist at law, associated with, one fully paid and non-assessable share of Class A Common Stock without any action by the holder or by the Corporation. “GSE Approval” shall~~

~~EXHIBIT 3.1~~
~~mean the approval in a form acceptable to the Corporation from either the Federal National Home Mortgage Association or the Federal Home Loan Mortgage Corporation to become a private mortgage insurer. All such shares of Class B Non-Voting Common Stock converted into shares of Class A Common Stock shall no longer be outstanding and shall automatically be cancelled and any certificates representing shares of Class B Non-Voting Common Stock (“Class B Certificates”) shall automatically be deemed to represent the equivalent number of shares of Class A Common Stock; provided, that at the request of the holder, the Corporation shall exchange any Class B Certificates for certificates in respect of the equivalent number of shares of Class A Common Stock. The Corporation’s stock register shall be amended to reflect the cancellation of the shares of Class B Non-Voting Common Stock and the issuance of the equivalent number of shares of Class A Common Stock. If the Corporation does not receive GSE Approval within nine (9) months following the date of the Corporation’s final offering memorandum relating to the initial private placement of shares of Class A Common Stock (the “Private~~

NMI Holdings, Inc. (NMIH)	A-3	2024 Proxy Statement

~~Offering”) (or during any subsequent extension period if one is approved by holders of a majority of the Class A Common Stock sold in the Private Offering) (the “Deadline”), then the shares of Class B Non-Voting Common Stock shall be immediately forfeited to the Corporation for no consideration, and become effective without any action on the part of the holder or the Corporation, on the date that is one day after the Deadline. Shares of Class B Non-Voting Common Stock that have been converted or forfeited, as set forth herein, shall be retired and may not be reissued by the Corporation.~~
~~(f) The shares of Class B Non-Voting Common Stock are non-transferable and may not be sold, transferred, pledged, encumbered assigned or otherwise disposed of, except that such shares~~

~~EXHIBIT 3.1~~
~~of Class B Non- Voting Common Stock may be transferred by will or for estate or tax planning purposes. A restrictive legend in substantially the form set forth below shall be placed on all Class B Certificates:~~
~~THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT. IN ADDITION, THE SALE, TRANSFER, ASSIGNMENT, DISTRIBUTION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE CERTIFICATE OF INCORPORATION OF NMI HOLDINGS, INC., AS IT MAYBE AMENDED FROM TIME TO TIME. A COPY OF THE CERTIFICATE OF INCORPORATION MAYBE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF NMI HOLDINGS, INC.~~
Section 3. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a “Preferred Stock Designation”) pursuant to the General Corporation Law of the State of Delaware, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the

~~EXHIBIT 3.1~~
status they had prior to the adoption of the resolution originally fixing the number of shares of such series.
ARTICLE V
~~This Article V shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the receipt by the Corporation of GSE Approval (as defined below) and may not be amended during the Target Approval Period (as defined below), other than as set forth in the following Section 5.~~

NMI Holdings, Inc. (NMIH)	A-4	2024 Proxy Statement

~~“Target Approval Period” shall mean the period from the consummation of the Private Offering up to and including the Deadline.~~
~~Section 1. In the event that the Corporation does not receive GSE Approval by the Deadline, then to the fullest extent permitted by law, the Board and the officers of the Corporation shall take all such action necessary to dissolve the Corporation and liquidate the Investment Account (as defined below) to holders of Class A Common Stock and fulfill all of the Corporation’s obligations under Section 2.6 of that certain Stock Purchase Agreement, dated November 30, 2011, between the Corporation and MAC Financial, Ltd. as promptly as practicable. subject to the requirements of the DGCL, including (but not limited to) the adoption of a resolution by the Board on or prior to such Investment Deadline pursuant to Section 275(a) of the DGCL finding the dissolution of the Corporation advisable and providing such notices as are required by Section 275(a) of the DGCL of the adoption of the resolution and of a meeting of the stockholders of the Corporation to take action upon such resolution. In the event that the Corporation is to be dissolved pursuant to this Section 1, the Corporation shall promptly adopt and implement a plan of distribution which provides that, subject to applicable law, only the~~

~~EXHIBIT 3.1~~
~~holders of Class A Common Stock (subject to the rights of any holders of Preferred Stock) shall be entitled to share ratably in the Investment Account plus any other net assets of the Corporation not used for or reserved to pay obligations and claims or such other corporate expenses relating to or arising during the Corporation’s remaining existence, including costs of dissolving and liquidating the Corporation.~~
~~Section 2. Upon consummation of the Private Offering, approximately 93.3% of the net proceeds from the Private Offering (after deduction for the initial purchaser’s discount and placement fees related thereto) shall be deposited and thereafter held in an account (the “Investment Account”) established by the Corporation for the purpose of investing such proceeds on a short-term basis prior to the receipt of GSE Approval or a distribution in accordance with Section 1 above. If FBR Capital Markets & Co. exercises its option to purchase or place any of the additional 8,250,000 shares of Class A Common Stock in the Private Offering (the “Over Allotment Option”), approximately 95% of the net proceeds from the exercise of the Over Allotment Option will be placed into the Investment Account.~~
~~Section 3. A holder of Class A Common Stock shall be entitled to receive distributions from the Investment Account only in the event of a dissolution or liquidation of the Corporation as provided in Section 1 above. In no other circumstances shall a holder of Class A Common Stock have any right or interest of any kind in or to the Investment Account. Under no circumstances shall holders of shares of Class B Non-Voting stock have any right or interest of any kind in or to the Investment Account or proceeds thereof.~~
~~Section 4. The Corporation shall not, and no officer, director or employee of the Corporation shall, disburse or cause to be disbursed any of the proceeds held in the~~

NMI Holdings, Inc. (NMIH)	A-5	2024 Proxy Statement

~~EXHIBIT 3.1~~
~~Investment Account until the earlier of (i) receipt by the Corporation of GSE Approval or (ii) the liquidation of the Corporation as described in Section 1 above.~~
~~Section 5. During the Target Approval Period, this Article V may only be amended upon (i) the adoption, in accordance with Section 242 of the DGCL, by the Board of a resolution in favor of the proposed amendment, declaring that such amendment is in the best interests of an advisable to the Corporation and the stockholders and calling for the proposed amendment to be presented to the stockholders for approval; and (ii) the approval of the proposed amendment by the affirmative vote of 85% or more of the shares of Class A Common Stock purchased in the Private Offering and outstanding and entitled to vote on such proposed amendment, at a meeting called and held upon notice in accordance with Section 222 of the DGCL.~~
~~ARTICLE VI~~
Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE ~~VII~~ VI
    In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws made by the Board~~, provided, however, that except as therein~~ .

~~EXHIBIT 3.1~~
~~provided, the Board may not alter or repeal Section 2.2(b), Section 2.2(c), Section 3.13 or the last proviso of Section 9.1 of the By-Laws.~~
ARTICLE ~~VIII~~VII
Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

ARTICLE ~~IX~~VIII

NMI Holdings, Inc. (NMIH)	A-6	2024 Proxy Statement

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provisions contained in this Third Amended and Restated Certificate of Incorporation or any Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Third Amended and Restated Certificate of Incorporation or any Preferred Stock Designation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

ARTICLE ~~X~~IX

~~EXHIBIT 3.1~~
Section 1. Elimination of Certain Liability of Directors and Officers. A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, respectively, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.
Any repeal or modification of the foregoing paragraph shall not apply to or adversely affect any right or protection of, or any limitation of the liability of, a director or officer of the Corporation existing hereunder at the time of such repeal or modification with respect to any act or omission occurring prior to such repeal or modification.
Section 2. Indemnification and Insurance.
(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and

NMI Holdings, Inc. (NMIH)	A-7	2024 Proxy Statement

~~EXHIBIT 3.1~~
loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) of this Section, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.
        (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the

~~EXHIBIT 3.1~~
Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of

NMI Holdings, Inc. (NMIH)	A-8	2024 Proxy Statement

Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.
        (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability

~~EXHIBIT 3.1~~
or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

~~ARTICLE XI~~
~~Section 1. From and after the date of the Corporation’s final offering memorandum relating to the Private Offering and up until and not including the date on which the Class A Common Stock begins trading on a national securities exchange, subject to the terms and conditions of this Article Xl and applicable securities laws, if the Corporation proposes to offer or sell any of its equity securities, as well as rights, options, or warrants to purchase such equity securities, or securities that may be or become convertible or exchangeable into or exercisable for such equity securities (collectively, “New Securities”), the Corporation shall first offer such New Securities to each stockholder holding, individually or together with its affiliates, at least 1% of the outstanding Class A Common Stock on the record date set by the Board for determining such stockholders, which record date shall be at least fifteen (15) calendar days prior to the closing of such offering of New Securities (each such shareholder, a “Purchaser”), in the amount and on the terms set forth in Section 2 and Section 3 of this Article XI.~~
~~Section 2. The Corporation shall give notice (the “Offer Notice”) to each Purchaser, stating (a) its bona fide intention to offer such New Securities, (b) the number of such New Securities to be offered and (c) the price and terms, if any, upon which it proposes to offer such New Securities.~~

NMI Holdings, Inc. (NMIH)	A-9	2024 Proxy Statement

~~Section 3. By notification to the Corporation within ten (10) calendar days after the Offer Notice is given (the “Acceptance Period”), each Purchaser may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that~~

~~EXHIBIT 3.1~~
~~portion of such New Securities which equals the proportion that the number of shares of Class A Common Stock held by such Purchaser bears to the total number of shares of Class A Common Stock of the Corporation outstanding on the date of the Offer Notice. The closing of any sale pursuant to this Article Xl shall occur within the later of ninety (90) calendar days of (1) the date that the Offer Notice is given, or (2) the date of the initial sale of New Securities pursuant to Section 4 of this Article XI.~~
~~Section 4. If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired within the Acceptance Period as provided in Section 3 of this Article XI, the Corporation may, during the ninety (90) calendar day period following the expiration of the Acceptance Period, offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than that specified in the Offer Notice.~~
~~Section 5. The provisions of this Article XI shall not apply to (i) any offer and sale of New Securities in a registered public offering, or (ii) shares (or options to purchase shares) issued or issuable to employees or directors of, or consultants to, the Corporation pursuant to the Corporation’s 2012 Stock Incentive Plan.~~

~~EXHIBIT 3.1~~
IN ~~WITNESSWHEREOF~~WITNESS WHEREOF, the Corporation has caused this ~~Second~~Third Amended and Restated Certificate of Incorporation to be executed on its behalf by its duly authorized officer this ~~24th~~[●] day of ~~April 2012~~[●].

NMI HOLDINGS, INC.

~~/s/ Joseph Kavanagh~~
______________________
Name: ~~Joseph Kavanagh~~[●]
Title: ~~Director and Authorized Officer~~[●]

NMI Holdings, Inc. (NMIH)	A-10	2024 Proxy Statement

Appendix B

EXPLANATION AND RECONCILIATION OF OUR USE OF NON-GAAP FINANCIAL MEASURES
We believe the use of the non-GAAP measures of adjusted income before tax, adjusted net income and adjusted diluted EPS enhances the comparability of our fundamental financial performance between periods, and provides relevant information to investors. These non-GAAP financial measures align with the way the Company's business performance is evaluated by management. These measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been presented to increase transparency and enhance the comparability of our fundamental operating trends across periods. Other companies may calculate these measures differently; their measures may not be comparable to those we calculate and present.
Adjusted income before tax is defined as GAAP income before tax, excluding the pre-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and other infrequent, unusual or non-operating items in the periods in which such items are incurred.
Adjusted net income is defined as GAAP net income, excluding the after-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and other infrequent, unusual or non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.
Although adjusted income before tax, adjusted net income and adjusted diluted EPS exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items: (1) are not viewed as part of the operating performance of our primary activities; or (2) are impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, and the reasons for their treatment, are described below.
•Change in fair value of warrant liability.
Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statement of operations in the period in which the change occurred. The change in fair value of our warrant liability can vary significantly across periods and is influenced principally by equity market and general economic factors that do not impact or reflect our current period operating results. Furthermore, all unexercised warrants expired in April 2022 and, as such, no change in fair value will be recognized in future reporting periods thereafter. We believe trends in our operating performance can be more clearly identified by excluding fluctuations related to the change in fair value of our warrant liability.
•Capital markets transaction costs.
Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.
•Net realized investment gains and losses.
The recognition of the net realized investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.
•Other infrequent, unusual or non-operating items.
Items that are the result of unforeseen or uncommon events, and are not expected to recur with frequency in the future. Identification and exclusion of these items provides clarity about the impact special or rare occurrences may have on our current financial performance. Past adjustments under this category include infrequent, unusual or non-operating adjustments related to severance, restricted stock modification and other expenses incurred in connection with the CEO transition announced in September 2021 and the effects of the release of the valuation allowance recorded against our net federal and certain state net deferred tax assets in 2016 and the re-measurement of our net deferred tax assets in connection with tax reform in 2017. We believe such items are infrequent or non-recurring in nature, and are not indicative of the performance of, or ongoing trends in, our primary operating activities or business.

NMI Holdings, Inc. (NMIH)	B-1	2024 Proxy Statement

NON-GAAP FINANCIAL MEASURE RECONCILIATION

	For the years ended
	2023 ($)	2022 ($)
AS REPORTED	($ In Thousands)
Revenues
Net premiums earned	510,768	475,266
Net investment income	67,512	46,406
Net realized investment (losses) gains	(33)	481
Other revenues	756	1,192
Total revenues	579,003	523,345
Expenses
Insurance claims and claim expenses (benefits)	22,618	(3,594)
Underwriting and operating expenses	110,699	117,490
Service expenses	771	1,094
Interest expense	32,212	32,163
Gain from change in fair value of warrant liability	—	(1,113)
Total expenses	166,300	146,040
Income before income taxes	412,703	377,305
Income tax expense	90,593	84,403
Net income	322,110	292,902
Adjustments:
Net realized investment losses (gains)	33	(481)
Gain from change in fair value of warrant liability	—	(1,113)
Capital markets transaction costs	—	205
Adjusted income before taxes	412,736	375,916
Income tax expense (benefit) on adjustments(1)	7	(58)
Adjusted net income	322,136	291,571
1.Marginal tax impact of non-GAAP adjustments is calculated based on our statutory U.S. federal corporate income tax rate of 21%, except for those items that are not eligible for an income tax deduction.

NMI Holdings, Inc. (NMIH)	B-2	2024 Proxy Statement

We also believe that use of the non-GAAP measures of adjusted operating income, adjusted return-on-equity and adjusted expense ratio assist in the measurement of performance for bonus determination and that adjusted book value per share is a key metric in the measurement of performance for our performance restricted stock units. Use of these non-GAAP financial measures are consistent with the performance goals set forth in the NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan and the Company's 2023 operational plan and budget approved by the Board.
Adjusted operating income, as approved by the Compensation Committee, is calculated on a pre-tax GAAP basis, excluding the pre-tax impact of bonuses, performance awards above/below budget, changes in the fair value of warrant liability and embedded derivatives (if recorded), realized investment gains/losses, non-budgeted capital transactions, budgeted capital transactions with unexpected accounting treatment, and changes to U.S. federal tax code.
Adjusted return-on-equity, as approved by the Compensation Committee, is calculated as GAAP net income, excluding the after-tax impact of bonus above/below target and performance awards above/below budget, changes in fair value of warrant liability and embedded derivatives (if recorded), realized investment gains/losses, non-budgeted capital transactions, budgeted capital transactions with unexpected accounting treatment and changes to the U.S. federal tax code, divided by the average of 12/31/22 and 12/31/23 GAAP shareholders' equity, excluding the impact of changes in accumulated comprehensive other income from plan, changes in the fair value of our warrant liability and embedded derivatives (if recorded), and warrant exercises.
Adjusted expense ratio, as approved by the Compensation Committee, is calculated as GAAP underwriting and operating expenses excluding the pre-tax impact of bonuses, reinsurer ceding commissions and deferred acquisition cost reimbursement, performance awards above/below budget, non-budgeted capital and reinsurance transactions, budgeted capital and reinsurance transactions with unexpected accounting treatment, and changes to the U.S. federal tax code, divided by GAAP net premiums earned excluding ceded premiums and profit commission earned, the pre-tax impact of non-budgeted capital and reinsurance transactions and budgeted capital and reinsurance transactions with unexpected accounting treatment
Adjusted book value per share, as approved by the Compensation Committee, is defined as total shareholder's equity, excluding the after-tax effects of unrealized gains and losses on investments, cash dividends paid, share repurchases, changes in accounting principles, and changes in tax law, divided by shares outstanding.
The items excluded from adjusted operating income, adjusted return-on-equity, adjusted expense ratio, and adjusted book value per share represent items that are calculated in accordance with formulas approved by the Compensation Committee. The primary purpose of the exclusions from operating income is to remove elements of income or loss which, in the judgment of the Compensation Committee, are not appropriate to consider for purposes of assessing the Company's achievement of the corporate bonus objectives.
Net realized investment gains and losses, the recognition of net investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.
Net unrealized gains and losses on investments, the recognition of the net unrealized gains or losses on investments can vary significantly across periods and is influenced by factors such as interest rate movement, overall market and economic conditions, and tax and capital profiles. These valuation adjustments may not necessarily result in economic gains or losses and not reflective of ongoing operations. Trends in the profitability of our fundamental operating activities can be more clearly identified without the fluctuations of these unrealized gains or losses.
Change in fair value of warrant liability, we exclude fluctuations related to the change in fair value of our warrant liability. Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statements of operations in the period in which the change occurred. The change in fair value of our warrant liability can vary significantly across periods and is influenced principally by the equity market and general economic factors that do not impact or reflect our current period operating results.
Bonus accruals and performance awards above/below target, adjusted operating income is one of the metrics used to set the threshold for the establishment of a bonus pool and performance targets; therefore, the metric was defined in a manner that would illustrate trends in profitability and operating performance without the impact of bonuses or performance awards above/below target. Expenses associated with these items are estimates recorded throughout the fiscal year, which are ultimately dependent on approval from the Compensation Committee.
Capital markets transactions
Non-budgeted capital transactions and budgeted capital transactions with unexpected accounting treatment are excluded. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital

NMI Holdings, Inc. (NMIH)	B-3	2024 Proxy Statement

position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.
We exclude fluctuations in results related to changes in the U.S. federal tax code. We believe such changes are infrequent or non-recurring in nature, and are not indicative of the performance of, or ongoing trends in, our primary operating activities or business.

NMI Holdings, Inc. (NMIH)	B-4	2024 Proxy Statement

FORM OF PROXY CARD

NMI HOLDINGS, INC. 2100 POWELL STREET, 12th FLOOR EMERYVILLE, CA 94608	VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above.

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on Wednesday, May 8, 2024. Have this proxy card and the information that is printed in the box marked by the arrow in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/NMIH2024

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting until voting is closed. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time on Wednesday, May 8, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D73469-P68072	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NMI HOLDINGS, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the Election of Directors, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4		ú	ú	ú
1.	Election of Directors
Nominees:
01)	Bradley M. Shuster	06)	Lynn S. McCreary
02)	Adam S. Pollitzer	07)	Michael Montgomery
03)	Michael Embler	08)	Regina Muehlhauser
04)	John C. Erickson	09)	Steven L. Scheid
05)	Priya Huskins
					For	Against	Abstain
2.	Advisory approval of NMI Holdings, Inc.'s executive compensation.				ú	ú	ú

3.	Ratification of the appointment of BDO USA, P.C. as NMI Holdings, Inc.'s independent auditors.				ú	ú	ú

4.	Amendment and restatement of NMI Holdings, Inc.'s current amended and restated certificate of incorporation to provide exculpation for certain officers.				ú	ú	ú

NOTE: In their discretion, each of the proxies is authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date	Signature (Joint Owners)		Date

To the Stockholders of NMI Holdings, Inc.:
The 2024 Annual Meeting of Stockholders (Annual Meeting) of NMI Holdings, Inc. (NMI) will be held as a virtual meeting on Thursday, May 9, 2024, at 8:30 a.m. Pacific Time, to vote on the following matters:
1.     Election of nine directors;
2.    Advisory approval of NMI's executive compensation;
3.    Ratification of the appointment of BDO USA, P.C. as NMI's independent auditors; and
4.     Amendment and restatement of NMI's current amended and restated certificate of incorporation to provide exculpation for certain officers.
We also will transact any other business that may properly come before the Annual Meeting. The proxy statement contains information regarding the Annual Meeting, including information on the matters to be voted on prior to and during the Annual Meeting. Your vote is important. Whether or not you expect to attend the Annual Meeting, we encourage you to promptly vote these shares by one of the methods listed on the reverse side of this proxy card.
You will be able to attend the Annual Meeting via live audio webcast by visiting NMI's virtual meeting website at www.virtualshareholdermeeting.com/NMIH2024 on Thursday, May 9, 2024, at 8:30 a.m. Pacific Time. Upon visiting the meeting website, you will be prompted to enter the 16-digit Control Number provided to you on the other side. The unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website. Further instructions on how to attend and participate in the Annual Meeting via the Internet are available at www.proxyvote.com.

Sincerely,
Bradley M. Shuster
Executive Chairman
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D73470-P68072
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NMI HOLDINGS, INC.
        The undersigned hereby appoints Bradley M. Shuster and William J. Leatherberry, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Class A Common Stock of NMI Holdings, Inc. which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of NMI Holdings, Inc. to be held on May 9, 2024 or any adjournment thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

        THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED (1) FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1; (2) FOR PROPOSAL 2; (3) FOR PROPOSAL 3; (4) FOR PROPOSAL 4; AND (5) IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed on the reverse side)